                                                                    EXHIBIT 10.1

                         [LOGO OF SOUTH COAST PLAZA]


                        SOUTH COAST PLAZA RETAIL CENTER


                              SOUTH COAST PLAZA,
                                   Landlord

                                      and


                             ST. JOHN KNITS, INC.,
                                    Tenant

                                                            Approved as to Form.
                                                              Latham & Watkins

                                                             By /s/ JW DANIELS
                                                                --------------
                                                                    JW DANIELS

                        SOUTH COAST PLAZA RETAIL CENTER

          In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the following described premises upon the following terms and conditions:

                          FUNDAMENTAL LEASE PROVISIONS

Dated (for identification purposes):  June 5, 1998
Landlord: SOUTH COAST PLAZA, a California general partnership
Tenant:   ST. JOHN KNITS, INC., a California corporation
Tenant's Tradename:  ST. JOHN KNITS / AMEN WARDY HOME
Suite Number:  2533 and 3011
Use of Premises:  See Addendum                                                  (Section 6.01)
Initial Monthly Minimum Rent:   $76,920.00* ($60.00 per sq. ft. per yr.)        (Section 3.01)
Rent Commencement Date:  See Addendum                                           (Section 2.02)
Lease Expiration Date:  January 31, 2014                                        (Section 2.01)
Outside Date for PDM:  June 15, 1998                                            (Section 17.02)
Outside Date for Start of Tenant's Work:  See Addendum                          (Section 17.04)
Percentage Rent:  6% in excess of a breakpoint of $15,384,000 per lease year*   (Section 3.03)
Estimated Initial Common Area Charges:  $15.32 per sq. ft. per yr.**            (Section 14.05)
Estimated Initial Real Property Taxes:  Included in Common Area Charges         (Secs. 5.01, 14.05)
Estimated Initial Premises VAC Charges:  $4.99 per sq. ft. per yr.**            (Section 12.04)
Estimated Initial Enclosed Mall VAC Charges:  $1.32 per sq. ft. per yr.**       (Section 12.05)
Promotional Fund:  $3.48 per sq. ft. per yr.**                                  (Section 16.15)
Initial Promotional Fund Payment:  None  See Addendum                           (Section 16.15)
Floor Area of Premises:  15,384 sq. ft.*                                        (Section 16.04)
Security Deposit:  None  See Addendum                                           (Section 16.05)
Plan Review Fee:  None                                                          (Section 17.03)
VAC Hookup and Upgrade Fee:  None                                               (Section 17.04)
Broker(s):  None                                                                (Section 16.12)
Advertised Address for Premises:  SOUTH COAST PLAZA                             (Section 15.04)
Address for Notices:                                                            (Section 16.11)

To Landlord:                                  To Tenant:

South Coast Plaza Management Offices          St. John Knits, Inc.
3333 Bristol Street                           17422 Derian Avenue
Costa Mesa, California 92626                  Irvine, California  92713
Attn:  General Manager                        Attn:  Mr. Robert Gray, President
FAX:  (714) 540-7334                          FAX:  (949) 223-3283


With a copy to:


South Coast Plaza
3315 Fairview Road
Costa Mesa, California 92626
Attn:  Controller
FAX:  (714) 546-9835

*    To be adjusted to reflect actual Floor Area
** Based upon estimated amounts for current calendar year, without representation as to actual amounts determined for current and future calendar years

     The Fundamental Lease Provisions are an integral part of this lease and each reference in this lease to any of the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision. In the event of any conflict between any Fundamental Lease Provision and the balance of this lease, the latter shall control. References to specific Sections are for convenience only and designate some of the Sections where references to the particular Fundamental Lease Provisions appear. The listing in the Fundamental Lease Provisions of monetary charges payable by Tenant shall not be construed to be an exhaustive list of all amounts payable by Tenant pursuant to this lease.


                                                         LANDLORD'S     TENANT'S
                                                          INITIALS      INITIALS
                                                         ----------     --------
                                                           J.E.S.          DD
                                                           H.T.S.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I. - PREMISES......................................................... 1

     Section 1.01  Premises Defined  See Addendum............................. 1

ARTICLE II. - TERM............................................................ 1

     Section 2.01  Length Of Term; Early Termination  See Addendum............ 1
     Section 2.02  Lease Commencement Date And Rent Commencement Date  See
                   Addendum................................................... 1
     Section 2.03  Lease Year................................................. 1

ARTICLE III. - RENT........................................................... 1

     Section 3.01  Minimum Rent; Increases  See Addendum...................... 1
     Section 3.02  Cost Of Living Increase  [Intentionally Deleted]........... 2
     Section 3.03  Percentage Rent  See Addendum.............................. 2
     Section 3.04  Rent Defined  See Addendum................................. 2
     Section 3.05  Place For Payments......................................... 3

ARTICLE IV. - RECORDS, REPORTS AND ACCOUNTING................................. 3

     Section 4.01  Records  See Addendum...................................... 3
     Section 4.02  Statements Of Gross Sales  See Addendum.................... 4
     Section 4.03  Audit  See Addendum........................................ 4

ARTICLE V. - TAXES............................................................ 4

     Section 5.01  Real Property Taxes........................................ 4
     Section 5.02  Definitions  See Addendum.................................. 4
     Section 5.03  Other Taxes  See Addendum.................................. 5

ARTICLE VI. - CONDUCT OF BUSINESS BY TENANT................................... 5

     Section 6.01  Use Of Premises  See Addendum.............................. 5
     Section 6.02  Restrictions On Use  See Addendum.......................... 6
     Section 6.03  Other Locations  See Addendum..............................17

ARTICLE VII. - MAINTENANCE, REPAIRS AND ALTERATIONS........................... 9

     Section 7.01  Landlord's Obligations  See Addendum....................... 9
     Section 7.02  Tenant's Obligations  See Addendum......................... 9
     Section 7.03  Alterations And Additions  See Addendum....................10
     Section 7.04  Cleanliness; Waste And Nuisance............................10
     Section 7.05  Health Matters  See Addendum...............................10

ARTICLE VIII. - INSURANCE; INDEMNITY..........................................11

     Section 8.01  Liability Insurance-Premises  See Addendum.................11
     Section 8.02  Fire Insurance-Fixtures, Equipment And Tenant Improvements
                   See Addendum...............................................12
     Section 8.03  Landlord's Insurance  See Addendum.........................12
     Section 8.04  Insurance Policies  See Addendum...........................13
     Section 8.05  Waiver Of Subrogation  See Addendum........................13
     Section 8.06  Indemnity  See Addendum....................................13
     Section 8.07  Exemption Of Landlord  See Addendum........................14
     Section 8.08  Landlord's Security  See Addendum..........................14
     Section 8.09  Tenant's Security..........................................14

ARTICLE IX. - REPAIRS AND RESTORATION.........................................14

     Section 9.01  Insured Or Minor Damage....................................14
     Section 9.02  Major Damage To Premises  See Addendum.....................15
     Section 9.03  Major Damage To Center  See Addendum.......................15
     Section 9.04  Damage Near End Of Term  See Addendum......................15
     Section 9.05  Abatement Of Rent; Remedies For Non-Performance
                   See Addendum...............................................15
     Section 9.06  Definitions................................................16


                                                         LANDLORD'S     TENANT'S
                                                          INITIALS      INITIALS
                                                         ----------     --------
                                                           J.E.S.          DD
                                                           H.T.S.

ARTICLE X. - ASSIGNMENT AND SUBLETTING........................................16

     Section 10.01  Landlord's Rights  See Addendum...........................16
     Section 10.02  Transfers In Bankruptcy...................................19
     Section 10.03  No Release Of Tenant......................................19

ARTICLE XI. - EMINENT DOMAIN..................................................19

     Section 11.01  Entire Or Substantial Taking..............................19
     Section 11.02  Partial Taking  See Addendum..............................19
     Section 11.03  Taking Of Center  See Addendum............................19
     Section 11.04  Awards  See Addendum......................................19
     Section 11.05  Sale Under Threat Of Condemnation  See Addendum...........20

ARTICLE XII. - UTILITY SERVICES...............................................20

     Section 12.01  Utility Charges...........................................20
     Section 12.02  Furnishing Of Services  See Addendum......................20
     Section 12.03  Interruption Of Service  See Addendum.....................20
     Section 12.04  Central System............................................20
     Section 12.05  Enclosed Mall Air Conditioning............................21

ARTICLE XIII. - DEFAULTS AND REMEDIES.........................................21

     Section 13.01  Defaults  See Addendum....................................21
     Section 13.02  Remedies  See Addendum....................................22
     Section 13.03  Default By Landlord  See Addendum.........................23
     Section 13.04  Expense Of Litigation  See Addendum.......................24
     Section 13.05  Holding Over  See Addendum................................24
     Section 13.06  Landlord's Rights  See Addendum...........................24
     Section 13.07  Lien For Rent  [Intentionally Deleted]   See Addendum.....25
     Section 13.08  Trial Without Jury........................................25
     Section 13.09  Submission To Arbitration.................................25

ARTICLE XIV. - COMMON AREAS...................................................26

     Section 14.01  Definition  See Addendum..................................26
     Section 14.02  Use  See Addendum.........................................27
     Section 14.03  Control By Landlord  See Addendum.........................27
     Section 14.04  Common Area Costs  See Addendum...........................28
     Section 14.05  Proportionate Payment  See Addendum.......................30

ARTICLE XV. - SIGNS, LIGHTING AND ADVERTISING.................................30

     Section 15.01  Prohibited Activities  See Addendum.......................30
     Section 15.02  Maintenance  See Addendum.................................31
     Section 15.03  Display Window Lighting...................................31
     Section 15.04  Advertised Name And Address  See Addendum.................31
     Section 15.05  Advertising Expenditures  See Addendum....................32
     Section 15.06  Acceptance Of Center Gift Certificates  See Addendum......32
     Section 15.07  Publications Program Advertising  See Addendum............33
     Section 15.08  Signs On Exterior Fascia  See Addendum....................33

ARTICLE XVI. - MISCELLANEOUS..................................................33

     Section 16.01  Estoppel Statements  See Addendum.........................33
     Section 16.02  Landlord's Right Of Access  See Addendum..................34
     Section 16.03  Transfer Of Landlord's Interest...........................34
     Section 16.04  Floor Area................................................34
     Section 16.05  Deposit And Financial Statements  See Addendum............35
     Section 16.06  Late Payments And Deliveries  See Addendum................35
     Section 16.07  Separability..............................................35
     Section 16.08  Time Of Essence  See Addendum.............................35
     Section 16.09  Headings..................................................35
     Section 16.10  Incorporation Of Prior Agreements; Amendments;
                    Counterparts..............................................36
     Section 16.11  Notices  See Addendum.....................................36
     Section 16.12  Brokers  See Addendum.....................................36
     Section 16.13  Waivers  See Addendum.....................................36


                                                         LANDLORD'S     TENANT'S
                                                          INITIALS      INITIALS
                                                         ----------     --------
                                                           J.E.S.          DD
                                                           H.T.S.

     Section 16.14  Recording  See Addendum...................................37
     Section 16.15  Advertising And Promotional Fund  See Addendum............37
     Section 16.16  Liens  See Addendum.......................................38
     Section 16.17  Subordination  See Addendum...............................38
     Section 16.18  Tenant's Authority  See Addendum..........................38
     Section 16.19  Safety And Health  See Addendum...........................39
     Section 16.20  Indemnities...............................................39
     Section 16.21  Non-Disclosure Of Lease Terms  See Addendum...............39
     Section 16.22  Gender; Tenants...........................................40
     Section 16.23  Force Majeure  See Addendum...............................40
     Section 16.24  Yield Up Premises.........................................40
     Section 16.25  Relocation Of Tenant  [Intentionally Deleted].............40
     Section 16.26  No Option  See Addendum...................................40
     Section 16.27  Landlord Liability........................................41
     Section 16.28  Termination  See Addendum.................................41
     Section 16.29  Tax Benefits..............................................42
     Section 16.30  Accord And Satisfaction  See Addendum.....................42
     Section 16.31  Financing  See Addendum...................................42
     Section 16.32  Landlord's Consent  [Intentionally Deleted]...............42
     Section 16.33  Mortgagee Cure Rights.....................................42
     Section 16.34  Obligations of a Mortgagee................................42

ARTICLE XVII. - CONSTRUCTION OF PREMISES......................................43

     Section 17.01  Condition Of Premises  See Addendum.......................43
     Section 17.02  Design Review  See Addendum...............................43
     Section 17.03  Plans For Tenant's Work  See Addendum.....................44
     Section 17.04  Tenant's Work  See Addendum...............................44

EXHIBIT "A"      -  Site Plan of Center with Premises Depicted
EXHIBIT "B"      -  Lease Plan of Premises
EXHIBIT "B-1"    -  Plot Plan Showing Center Boundaries
EXHIBIT "B-2"    -  Map Showing Prohibited Area
EXHIBIT "B-3"    -  Statement of Compliance
EXHIBIT "C"      -  General Description of Landlord's Work and of Tenant's Work
EXHIBIT "D"      -  Tenant Cold Air Annual Charge Schedule
EXHIBIT "E"      -  Detailed Design Criteria and Standards for Landlord's Work
                    and Tenant's Work
EXHIBIT "F"      -  Accelerated Building Plan Review Agreement
EXHIBIT "G"      -  Rules and Regulations for South Coast Plaza
EXHIBIT "H"      -  Known Locations of Asbestos-Bearing Construction Materials
EXHIBIT "I"      -  Form of Lease Estoppel Certificate
EXHIBIT "J"      -  Form of Tenant's Gross Sales Reports
EXHIBIT "K"      -  Paragraph 10 of Reciprocal Easement Agreement

                                                         LANDLORD'S     TENANT'S
                                                          INITIALS      INITIALS
                                                         ----------     --------
                                                           J.E.S.          DD
                                                           H.T.S.

                                    ARTICLE I.
                                    PREMISES

PREMISES DEFINED          Section 1.01  See Addendum
                             Landlord hereby leases to Tenant and Tenant hereby
                          hires from Landlord those certain premises (the
                          "Premises") located in the South Coast Plaza Retail
                          Center in the City of Costa Mesa, County of Orange,
                          State of California (the "Center"), which Center,
                          Premises and the enclosed mall on which the Premises open (the "Enclosed Mall") are more particularly depicted on Exhibit "A" attached hereto, for the term, at the rental, and upon all of the conditions and agreements set forth herein; reserving to Landlord, however, (a) the use of the exterior walls, roof, return air plenum and the area under the Premises floor and (b) the rights to make structural (building) modifications and to install, maintain, use, repair and replace pipes, ducts, conduits, and wires serving other portions of the Center through the Premises in locations which will not materially interfere with Tenant's use thereof. Landlord further reserves the right, prior to the commencement of Tenant's Work in the Premises, to make changes in the lease lines shown on Exhibit "B," so long as such changes do not materially change the size of the Premises.

                                   ARTICLE II.
                                      TERM

LENGTH OF TERM; EARLY     Section 2.01
TERMINATION                  (a) The term of this lease shall be from the Lease
                          Commencement Date determined pursuant to Section 2.02 to and until the lease expiration date specified in the applicable Fundamental Lease Provision, unless earlier terminated pursuant to any provision of this lease.
                             (b)  [Intentionally Deleted]

LEASE COMMENCEMENT        Section 2.02   See Addendum
DATE AND RENT                (a) The "Lease Commencement Date" of this lease
COMMENCEMENT DATE         shall be the date on which Landlord delivers
                          possession of the Premises to Tenant. Delivery of possession shall be by telephonic notice from Landlord to Tenant or Tenant's architect or contractor of the date on which the Premises will be available and ready for Tenant to commence Tenant's Work pursuant to
                          Section 17.04, whether or not any work by Landlord remains to be completed. It shall be Tenant's responsibility to obtain a key to the Premises from Landlord's construction coordinator. From and after the Lease Commencement Date, Tenant shall observe and perform all obligations of the tenant pursuant to this lease, other than those requiring the payment of Minimum Rent, Percentage Rent and additional rent. The
                          "Rent Commencement Date" of this lease shall be the first to occur of the date specified in or determined pursuant to the applicable Fundamental Lease Provision or the date on which Tenant opens the Premises for business. From and after the Rent Commencement Date, Tenant shall observe and perform all obligations of the tenant pursuant to this lease, including those requiring the payment of Minimum Rent, Percentage Rent and additional rent. No delay in Landlord's delivery of the Premises shall entitle Tenant to terminate this lease or to any damages on account of such delay.
                             (b)  [Intentionally Deleted]
                             (c)  [Intentionally Deleted]

LEASE YEAR                Section 2.03
                             A lease year is a period of twelve (12) full
                          calendar months commencing on the first day of February and ending on the last day of January, except that if the Lease Commencement Date occurs on a date other than February 1 there shall be a partial lease year for the period from the Lease Commencement Date to the next following January 31, both dates inclusive, and the last lease year, if this lease is terminated on a date other than January 31, shall be a partial lease year for the period beginning on February 1 following the last preceding full lease year and ending on the termination date.

                                   ARTICLE III.
                                      RENT

MINIMUM RENT;             Section 3.01   See Addendum
INCREASES                    (a) Tenant shall pay to Landlord for each full
                          calendar month following the Rent Commencement Date the monthly Minimum Rent specified in the applicable
                          Fundamental Lease Provision, subject to any adjustment pursuant to Sections 3.01(b), 3.02, 10.01(e) and
                          16.04. The first month's Minimum Rent shall be paid with Tenant's delivery of this lease. Thereafter,

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                          Minimum Rent shall be payable in advance upon the first day of each calendar month or partial calendar month without any deduction or offset. The Minimum Rent for any fractional part of a calendar month at the beginning or end of the lease term shall be a proportionate part of the Minimum Rent for a full calendar month. Such proration and all other prorations pursuant to this lease shall be made on the basis of a thirty (30) day month and a 360 day year.
                             (b)  [Intentionally Deleted]

COST OF LIVING INCREASE   Section 3.02  [Intentionally Deleted]

PERCENTAGE RENT           Section 3.03   See Addendum
                             (a) In addition to the Minimum Rent, Tenant shall
                          pay to Landlord for each lease year or partial lease year following the Rent Commencement Date, as Percentage Rent, the percentage specified in the applicable Fundamental Lease Provision of Tenant's gross sales (as hereinafter defined) for such lease year or partial lease year in excess of the Percentage
                          Rent breakpoint specified in the applicable
                          Fundamental Lease Provision (as adjusted in the case of partial lease years). Upon any adjustment of the Minimum Rent pursuant to Sections 3.01(b), 3.02,
                          10.01(e), 16.04, or any other provision of this lease, the Percentage Rent breakpoint shall be adjusted to that amount determined by dividing the annual Minimum
                          Rent after such adjustment by the Percentage Rent rate set forth in the applicable Fundamental Lease
                          Provision. The Percentage Rent breakpoint for any partial lease year shall be determined by multiplying the Percentage Rent breakpoint for a full lease year by a fraction, the numerator of which is the number of days in the partial lease year and the denominator of which is 360.
                             With respect to any lease year or partial lease
                          year in which the breakpoint changes by virtue of an increase in Minimum Rent during such year, Tenant's
                          Percentage Rent breakpoint for such lease year or partial lease year shall be determined as follows. The annual Percentage Rent breakpoint in effect prior to the increase in Tenant's Minimum Rent shall be multiplied by a fraction, the numerator of which shall be the number of days in such lease year or partial lease year subsequent to the Rent Commencement Date through the day of the increase in Tenant's Minimum
                          Rent and the denominator of which shall be 365. The annual Percentage Rent breakpoint in effect subsequent to the increase in Minimum Rent shall be determined in the manner described above, and such annual Percentage
                          Rent breakpoint shall be multiplied by a fraction, the numerator of which shall be the number of days in such lease year or partial lease year subsequent to the increase in Tenant's Minimum Rent and the denominator of which shall be 365. The amounts derived pursuant to the two immediately preceding sentences shall be added together and shall be the Percentage Rent breakpoint for such lease year or partial lease year. From and after the effective date of the event giving rise to such increase in Tenant's Minimum Rent, the annual or partial lease year breakpoint determined pursuant to this subsection shall be used in determining Tenant's payments, if any, on account of Percentage Rent for the remainder of the year. With the commencement of each new lease year thereafter, the annual Percentage
                          Rent breakpoint shall be calculated as set forth above.
                             (b) On or before the fifth (5th) day following each
                          calendar month following the Rent Commencement Date, Tenant shall pay to Landlord, on account of such Percentage Rent, the stated percentage of the amount, if any, of Tenant's gross sales for such preceding calendar month in excess of one-twelfth (1/12) of the annual Percentage Rent breakpoint. Promptly upon Tenant's submission pursuant to Section 4.02(b) of Tenant's annual certified statement of gross sales (or upon Landlord's election if such statement is not submitted within the time required by this lease), the parties shall make any adjustment necessary to place the Percentage Rent on a lease year basis. Any additional amount due from Tenant shall be paid by Tenant to Landlord with Tenant's annual statement of gross sales pursuant to Section 4.02(b) or within ten
                          (10) days after the date of Tenant's receipt of Landlord's invoice therefor if no such annual statement is furnished. Any refund due to Tenant shall be credited against the next Percentage Rent payable by Tenant pursuant to Section 3.03(a) or, if at the end of the term, applied against any amount then owed by Tenant to Landlord pursuant to this lease and the balance, if any, refunded to Tenant.
                             (c) (i) The term "gross sales" as used herein means
                          the entire amount charged, whether wholly or partly for cash, on credit or otherwise, for all merchandise sold, and all charges made for services performed or for the extension of credit in, at or from the Premises, or through the substantial use of the Premises, by Tenant or anyone acting on Tenant's behalf or under a sublease, license or concession from Tenant, including, without limiting the generality of the foregoing, the amount allowed upon any "trade-in," the retail price of any merchandise delivered on redemption of trading stamps, all deposits not refunded to purchasers, all catalog sales at or from the Premises, all direct mail sales made from any location but based upon a list of Tenant's customers at the Premises, the gross proceeds from the sale of stamps or theater or sporting event tickets, all receipts from electronic or other video games and from advertising conducted at the Premises by Tenant for

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                          others and all orders taken in or from the Premises or which Tenant would in the normal course of its operations credit or attribute to its business in the Premises, even though such orders may be filled elsewhere, without deduction in any case for uncollected or uncollectible credit accounts. There shall also be included in "gross sales" the gross receipts from all mechanical, electronic and other vending devices placed in the Premises by Tenant or under authority from Tenant, other than such devices which are installed in portions of the Premises not open to the public for the convenience of Tenant's employees, mail or phone order sales solicited from or returned to the Premises and mail order or telephone order sales from the Premises in response to advertisements using the Premises address or telephone number and all sales made by televideo or other electric or electronic media of any type where such media direct the sale or order to the Premises. Gross receipts from sales made and orders taken in the Premises shall be included in "gross sales" even though the account may be transferred elsewhere for collection and although the delivery of merchandise sold or the performance of services ordered may be made elsewhere than at the Premises. Every transaction on a deferred payment basis shall be treated as a sale for the full price at the time such transaction is entered into, irrespective of the time for payment or the time when title passes. Gross sales of each sublessee, licensee, concessionaire or other person using all or a portion of the Premises under authority from Tenant shall be included in Tenant's gross sales statements.
                                  (ii) The term "gross sales" as used herein
                          shall not include (or, if included, there shall be deducted to the extent of such inclusion) the amount of any cash or credit refund in fact made upon sales from the Premises, where the merchandise sold or some part thereof is returned by the purchaser and accepted by Tenant, nor exchanges and transfers of merchandise between stores of Tenant, where made solely for the convenient operation of Tenant's business and not having the effect of consummating a sale made or which would have been made at the Premises, nor returns to shippers or manufacturers, nor sales of fixtures or equipment after their substantial use in the conduct of Tenant's business in the Premises, nor the amount of any sales, luxury or excise taxes on sales from the Premises, where such taxes are both added to the selling price (or absorbed therein) and paid to the taxing authorities by Tenant (but not by any vendor of Tenant).
                                  (iii)  [Intentionally Deleted]


RENT DEFINED              Section 3.04   See Addendum
                             As used in this lease, the term "rent" shall mean
                          Minimum Rent, Percentage Rent and additional rent, and the term "additional rent" shall mean all amounts payable by Tenant to Landlord pursuant to this lease other than Minimum Rent and Percentage Rent. All
                          Minimum Rent, Percentage Rent and additional rent shall be paid in lawful money of the United States which shall be legal tender at the time of payment.
                          Where no other time is stated herein for payment, payment of any amount due from Tenant to Landlord hereunder shall be made within ten (10) days after Tenant's receipt of Landlord's invoice or statement therefor.

PLACE FOR PAYMENTS        Section 3.05
                             All payments to be made by Tenant to Landlord
                          pursuant to this lease shall, until further notice by Landlord to Tenant, be made to Landlord at the following address:

                               South Coast Plaza
                               File No. 54876
                               Los Angeles, CA 90074-4876

                                   ARTICLE IV.
                         RECORDS, REPORTS AND ACCOUNTING

RECORDS                   Section 4.01   See Addendum
                               Tenant shall keep and shall require its
                          subtenants and concessionaires, if any, to keep at the Premises or at such other place as Landlord may approve in writing, complete and accurate books of account and records of, but not limited to, all purchases and receipts of merchandise, inventories and all sales and other transactions from which Tenant's gross sales and advertising expenditures at, upon or from the Premises can be determined. Tenant agrees to record all sales, at the time each sale is made, whether for cash or on credit, in a cash register(s) containing locked-in cumulative tapes with cumulation capacity satisfactory to Landlord or a point of sale computer recording system, in either case with the capacity to identify individual sales by method of payment (cash, check or credit card). Tenant shall keep all pertinent original sales records, which records shall include, as applicable, (a) daily dated register tapes; (b) serially numbered sales slips; (c) mail and catalog orders; (d) telephone orders; (e) settlement report sheets of transactions with sublessees, concessionaires and licensees; (f) records showing that merchandise returned by customers was purchased by such customers at or from the Premises;
                          (g) receipts or other records of merchandise

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                          leased, licensed or taken out on approval; (h)
                          duplicate bank deposit slips and bank statements; (i) such other records as would normally be required to be kept and examined by an independent accountant in accordance with accepted auditing practices in performing an audit of Tenant's gross sales; and (j) all income, sales and occupation tax returns. In addition to Landlord's audit rights pursuant to
                          Section 4.03, Landlord may periodically conduct on-Premises observations to confirm compliance by Tenant with this Section. If Tenant is not in substantial compliance, the cost of such observations shall be reimbursed by Tenant to Landlord as additional rent.

STATEMENTS OF GROSS       Section 4.02   See Addendum
SALES                        (a) Tenant shall submit to Landlord, on or before
                          the fifth (5th) day of each month, a written statement showing in reasonable detail the gross sales in, at or from the Premises for the preceding calendar month.
                             (b) Tenant shall submit to Landlord, on or before
                          the tenth (10th) day of the month following the end of each lease year or partial lease year, a written statement certified by the chief financial officer of Tenant showing in reasonable detail the gross sales in, at or from the Premises for such preceding lease year or partial lease year.
                             (c) All statements pursuant to this Section shall
                          be in such form and shall contain such information as Landlord reasonably determines. Each certification shall be satisfactory to Landlord in scope and substance and shall be without qualification except as expressly permitted by Landlord.

AUDIT                     Section 4.03   See Addendum
                             (a) The acceptance by Landlord of payments of
                          Percentage Rent shall be without prejudice to Landlord's right to examine Tenant's records of gross sales and inventories of merchandise in the Premises in order to verify the amount of Tenant's gross sales.
                             (b) At any reasonable time, and upon five (5) days
                          prior written notice to Tenant, Landlord may cause a special audit to be made of Tenant's records relating to the Premises for the period covered by any annual statement of gross sales. Except as provided in (c) below, the cost of such audit shall be paid by Landlord. Any such special audit performed by a certified public accountant selected by Landlord shall be binding upon the parties.
                             (c) If it shall be determined as a result of such
                          audit that there has been a deficiency in the payment of Percentage Rent, then such deficiency shall become immediately due and payable with interest at the rate per annum determined pursuant to Section 16.06 from the date when such payment should have been made. If the aforementioned deficiency is in excess of two percent (2%) of the Percentage Rent theretofore computed and paid by Tenant for the period covered by the audit, Tenant shall also pay to Landlord the cost of the audit. If Tenant is permitted by Landlord to maintain its books and records with respect to the Premises outside of Orange County, California, then the phrase "cost of the audit" shall include the reasonable travel, meal and lodging expenses of Landlord's auditor(s).

                                    ARTICLE V.
                                     TAXES

REAL PROPERTY TAXES       Section 5.01
                             Tenant shall pay, at the time and in the manner
                          specified in Article XIV, Tenant's proportionate share of all real property taxes applicable to the Center, including the common areas thereof. Tenant's proportionate share of such real property taxes shall be determined pursuant to Sections 14.04 and 14.05.
                          For the purposes of this Article and Article XIV, real property taxes shall be included in common area costs.

DEFINITIONS               Section 5.02   See Addendum
                             (a)  The term "real property taxes" shall include:
                                  (i) All taxes, assessments, license fees,
                          license taxes and other governmental charges and surcharges levied upon or with respect to the real property and improvements within the Center, including those portions thereof defined in Section 14.01 as "common areas";
                                  (ii) All other taxes, assessments and other
                          governmental charges and surcharges levied upon or with respect to the fixtures, equipment and other property of Landlord in or about the Center, whether real or personal;
                                  (iii) Fees and assessments for any
                          governmental service(s) to the Center, including service payments in lieu of taxes;
                                  (iv) Any and all taxes payable by Landlord:
                          (A) upon, allocable to, or measured by or on the gross or net rent payable hereunder, including without limitation any gross income tax, sales tax or excise tax levied by the state, any political subdivision thereof, or the federal government with respect to the receipt of such rent; (B) upon or with respect to the possession,

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                          leasing, operation, management, maintenance,
                          alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof, (C) upon or measured by Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures, and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (D) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and
                                  (v) All expenses reasonably incurred by
                          Landlord in seeking reduction by the taxing authorities of the taxes described in clauses (i) through (iv) above.

                          Provided, however, that the term "real property taxes" shall not include any franchise, estate, inheritance, succession, capital levy, net income or excess profits taxes imposed upon Landlord, except that, if real property taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall in any event for the purpose of this lease be considered a tax included in "real property taxes" pursuant to this Section 5.02, regardless of how denominated or the source from which it is collected.
                              (b) For the purposes of this Section, real
                          property taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth (1/12th) to each calendar month in such fiscal year.

OTHER TAXES               Section 5.03   See Addendum
                             Tenant shall be responsible for and shall pay
                          before delinquency all municipal, county, state or federal taxes, levies, assessments and fees of every kind and nature, including but not limited to general or special assessments, assessed during the term of this lease against any leasehold interest, leasehold improvements or personal property of any kind owned by or placed in, upon or about the Premises by Tenant or upon Tenant's business operations in the Premises.
                          When possible, Tenant shall cause such personal property and other items to be assessed and billed separately from the Premises and the Center. If any such taxes, levies and assessments are levied against Landlord or the Center or if the assessed value of the Center is increased by the inclusion therein of a value placed upon any items described in this Section and if Landlord pays the taxes, levies and assessments based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord, as additional rent, the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment, together with interest thereon from the date of payment by Landlord to the date of reimbursement by Tenant at the rate determined pursuant to Section 16.06. Provided, however, that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies and assessments so paid under protest, any amount so recovered to belong to Tenant.

                                   ARTICLE VI.
                         CONDUCT OF BUSINESS BY TENANT

USE OF PREMISES           Section 6.01   See Addendum
                             (a) Tenant shall use the Premises solely for the
                          use specified in the applicable Fundamental Lease
                          Provision, and shall not change such use except with the prior written approval of Landlord, which Landlord may give or withhold in its sole discretion. Tenant shall use the Premises solely under the tradename specified in the applicable Fundamental Lease
                          Provision and under no other tradename whatsoever without the prior written consent of Landlord, which Landlord may give or withhold in its sole discretion.
                          Tenant shall devote the entire Premises to such use, except for areas reasonably required for office or storage space uses limited to the business conducted by Tenant in the Premises. Tenant shall continuously and uninterruptedly during the term hereof conduct its business activity in the Premises during all business hours usual for Tenant's type of business, but in any event during those minimum hours from time to time established by Landlord for the Center, including
                          Sundays, unless Tenant is prevented from doing so by strike, fire or other cause beyond Tenant's reasonable control. Failure of any other tenant of the Center, with or without the consent of Landlord, to observe the minimum hours of operation established by Landlord for the Center shall not relieve Tenant of its obligation to observe such minimum hours or prevent
                          Landlord from requiring Tenant to observe such minimum hours. Tenant shall at all times carry a full and complete stock of merchandise offered for sale and shall maintain an adequate staff for the service of its customers. Tenant shall employ its best judgment, efforts and abilities to operate the business conducted by it in the Premises in such manner as to produce the maximum profitable volume of sales reasonably obtainable and to enhance the reputation and attractiveness of the Center. Nothing herein, however, shall be deemed to give Landlord any right of consent or

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                          approval with respect to prices charged by Tenant.
                             (b)  [Intentionally Deleted]

RESTRICTIONS ON USE       Section 6.02   See Addendum
                             (a) Tenant shall comply promptly with all
                          applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises and all requirements of all insurance carriers or underwriters providing coverage on the Center, the Premises or the contents thereof. Tenant shall, at Tenant's expense, procure any and all governmental licenses and permits required for Tenant's permitted use of the Premises and shall at all times comply with all requirements of each such license or permit. Tenant shall not use or permit the use of the Premises in any manner that will tend to create a nuisance, create an ultra-hazardous use, tend to disturb other tenants or occupants of the Center, tend to injure the reputation of the Center or which will invalidate any insurance maintained on the Premises or the Center. No auction, fire sale, bankruptcy sale, sidewalk sale, end of lease sale, or going out of business sale shall be conducted in the Premises, nor shall Tenant use any form of advertising for any such sale, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Any such sale shall comply with any reasonable conditions established by Landlord, which conditions shall not include pricing. Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading, rubbish removal, and other services to the Premises prior to 10:00 a.m.
                          of each day and shall not permit loading, unloading or parking of delivery vehicles in areas of the Center other than those designated by Landlord for such purpose. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further nondiscriminatory regulations of Landlord.
                             (b) Tenant shall comply at all times with the Rules
                          and Regulations attached to this lease as Exhibit "G" and such amendments and modifications thereof and additions thereto as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Center or the preservation of good order therein. Landlord shall not be liable to Tenant for the failure of any tenant or other person to comply with such Rules and Regulations.
                             (c) Without limiting the generality of the
                          foregoing provisions of this Section, Tenant covenants and agrees that Tenant, its employees, agents, contractors and other third parties entering upon the Center at the request or invitation of Tenant shall not bring into, maintain upon, generate, use, store, dispose of or release or discharge in or about the Center any hazardous or toxic substances or hazardous waste (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in general retail applications so long as (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (ii) such substances are used and stored strictly in accordance with all applicable laws and regulations, the manufacturers' instructions therefor and the highest standards prevailing in the industry for such substances, (iii) such substances are not disposed of in or about the Center in a manner which would constitute a release or discharge thereof, and (iv) all such substances and any equipment which generates such substances are removed from the Center by Tenant upon the expiration or earlier termination of this lease. Any use, storage, generation, disposal, release or discharge by Tenant of hazardous materials in or about the Center as is permitted pursuant to this subsection shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Moreover, no hazardous waste resulting from any operations by Tenant shall be stored or maintained by Tenant in or about the Center for more than ninety (90) days prior to removal by Tenant.
                          Tenant shall, annually within thirty (30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Center, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Center.
                             In the event that Tenant proposes to conduct any
                          use or to operate any equipment which will or may utilize or generate a hazardous material other than as specified in the first paragraph of this subsection, Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this subsection, including the removal, cleanup and indemnification obligations imposed upon Tenant by this subsection. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices and other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises or the Center and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of hazardous material by Tenant or anyone for whom Tenant is responsible in or about the

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                          Premises or the Center. In the event that Tenant is
                          required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal or revocation thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any other obligation of Tenant pursuant to this subsection.
                             Upon any violation of the foregoing covenants,
                          Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Center all hazardous materials introduced into the Center by Tenant or any person or entity for whom Tenant is responsible. Such clean up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such cleanup and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to
                          Section 16.02 shall include the right to enter, inspect and test the Premises for hazardous materials and violations of Tenant's covenants herein. If any governmental authority or lender to Landlord shall require testing for hazardous materials in the Premises, then Tenant shall reimburse Landlord for all costs of such testing upon demand as additional rent hereunder.
                             Tenant shall indemnify, defend and hold harmless
                          Landlord, its partners, and its and their respective successors, assigns, partners, officers, trustees, beneficiaries, members, employees, agents, lenders and attorneys ("Indemnified Parties") from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such Indemnified Parties, or any of them, as the result of (A) the introduction into or about the Center by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (B) the usage, storage, maintenance, generation, production or disposal by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Center, (C) the discharge or release in or about the Center by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (D) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Center, and (E) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this subsection.
                             Within 180 days prior to the expiration of this
                          lease (or within thirty (30) days after any earlier termination), Landlord may at its election retain a hazardous materials consultant to conduct a survey or audit of the Premises to determine whether or not hazardous materials introduced by Tenant or its agents, employees or contractors are present in or about the Premises. Tenant shall cooperate fully with Landlord and such consultant in the conduct of any such survey or audit and shall reimburse Landlord, as additional rent, for the costs and fees of such consultant within ten (10) days after receipt of Landlord's invoice therefor. If the audit or survey discloses the presence of hazardous materials introduced by Tenant or its agents, employees or contractors, the third, fourth and sixth paragraphs of this subsection shall apply to such hazardous materials and Tenant's obligations with respect thereto.
                             Upon any violation of the foregoing covenants,
                          Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those set forth in
                          Article XIII. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (I) immediately terminate this lease or (II) continue this lease in effect until compliance by Tenant with its clean-up and removal covenant, notwithstanding any earlier expiration date of the term of this lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this subsection.
                             As used in this subsection, "hazardous materials"
                          shall include all asbestos, petroleum substances and all hazardous materials, hazardous wastes and hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)(S) 6901 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
                          (S)(S) 2601 et seq.) and California Health and Safety Code Section 25316, including such hazardous or toxic substances or wastes as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated into such acts or section by reference, as well as all products containing such hazardous substances. By its signature to this lease, Tenant confirms that it has conducted its own examination of the Premises and the Center with respect to hazardous materials and accepts the same "AS IS" and with no hazardous materials present thereon except as set forth in subsection (d) below.

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                             (d) PURSUANT TO CALIFORNIA HEALTH AND SAFETY CODE
                          SECTION 25915.5, LANDLORD HEREBY NOTIFIES TENANT THAT LANDLORD HAS HAD AN ASBESTOS SURVEY PERFORMED WITH RESPECT TO THE CENTER AND THAT ASBESTOS-BEARING MATERIALS WERE LOCATED IN PHASE I OF THE CENTER. DETAILED INFORMATION AS TO SUCH SURVEY, THE LOCATIONS OF SUCH MATERIALS, ABATEMENT EFFORTS BEING CONDUCTED BY LANDLORD AND PROCEDURES TAKEN TO AVOID RELEASE OF SUCH MATERIALS IS SET FORTH IN EXHIBIT "C," AND TENANT IS DIRECTED TO SUCH EXHIBIT FOR SUCH INFORMATION, FOR CERTAIN INFORMATION AS TO POTENTIAL HEALTH RISKS RESULTING FROM EXPOSURE TO SUCH MATERIALS AND FOR CERTAIN NOTICE REQUIREMENTS APPLICABLE TO TENANT WITH RESPECT TO ITS EMPLOYEES AND CONTRACTORS.
                             (e) Tenant acknowledges that incorporation of any
                          material containing asbestos into the Premises, or any portion of Tenant's Work, is absolutely prohibited. Tenant agrees, represents and warrants that it shall not incorporate or permit or suffer to be incorporated, knowingly or unknowingly, any material containing asbestos into the Premises or Tenant's Work.

OTHER LOCATIONS           Section 6.03   See Addendum
                             (a) Neither Tenant nor any parent, affiliate or
                          subsidiary of Tenant, directly or indirectly, shall operate, manage or have any interest in any competing store or any Outlet Store or trunk show, each as defined below, including a concession in another store, located within the prohibited area. The prohibited area shall be Orange County, California.
                          Landlord and Tenant acknowledge that the foregoing restriction is reasonable in light of Tenant's ability to draw clientele from significant distances as a result of Tenant's extensive reputation for providing goods and services of the highest quality. Tenant and Landlord further acknowledge that the prohibited area reasonably approximates the geographic area of Tenant's anticipated clientele. Attached hereto as Exhibits "B-1" and "B-2" are illustrations depicting, respectively, the outside boundaries of the Center and the prohibited area.
                             (b) Without limiting Landlord's remedies, if Tenant
                          should violate the covenant contained in this Section, Landlord may, at its option, include the gross sales of such competing store in the gross sales transacted in the Premises for the purpose of computing
                          Percentage Rent due hereunder, as though said sales had actually been made from the Premises. If Landlord so elects, all the provisions of Article IV hereof shall be applicable to all records pertaining to such competing store or business. However, any such competing store or business (other than a trunk show) existing as of the date of this lease may continue to be operated, managed, conducted and owned in the same manner as on the date of this lease.
                             (c)  For the purpose of this Section:
                                  (i) A "parent" of Tenant shall be any person
                          or entity who or which holds, directly or indirectly, a majority of the outstanding voting rights in or profit and loss interests in Tenant; a "subsidiary" of Tenant shall be any entity as to which Tenant holds, directly or indirectly, a majority of the outstanding voting rights in or profit and loss interests of such entity; and an "affiliate" shall be (A) any officer, director or general partner of Tenant, (B) any franchisee or licensee of Tenant or any parent or subsidiary of Tenant or of any other affiliate of Tenant, (C) any subsidiary of any parent of Tenant, and (D) if Tenant is a natural person, any spouse, sibling or first generation lineal descendant of Tenant.
                                  (ii) A "competing store" shall be any store
                          operation, retail or wholesale, conducted under a tradename which is the same as or similar to the tradename then in use at the Premises or conducted under a different tradename but offering for sale merchandise or services which are substantially similar to or the same as the merchandise or services offered for sale at the Premises. Differences in the prices charged at the Premises and in a competing store for merchandise or services shall not be deemed to make the merchandise or services at the two locations dissimilar. A competing store shall include any office operation or outside salesperson established or retained to make so-called corporate sales, "shop-in-shop" operations, Outlet Stores and all trunk shows other than those conducted at the Premises. For the purposes of this subsection, a "shop-in-shop" operation shall be a portion of a store which is devoted exclusively or substantially exclusively to the retail sale of merchandise which is the same as or similar to that sold in the Premises and which is separately identified with a tradename which is the same as or similar to that in use at the Premises either through the use of store exterior identification such as a separate store entrance, separate exterior signage or a separate storefront facade or through the use of interior physical separation from the balance of the store (such as an open space, wide aisle, low wall, planters, picket fence, moat, rock formation, fountain or the like) together with interior identification with a tradename which is the same as or similar to that in use at the Premises. A "trunk show" shall be a showing or sale of lines of merchandise to be carried in the Premises before such lines are available for sale in the Premises and at which customers have an opportunity to

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                          purchase or order such merchandise.
                                  (iii) An "Outlet Store" shall be any store for
                          which or as to which the owners and/or tenant thereof advertises or promotes the store as a wholesale outlet, factory direct store, clearance store, discount store, seconds store, overruns store, off-season store, value store, warehouse club store, direct factory outlet or in any other manner which states or suggests that the prices charged for merchandise or services in such store are less than the prices charged for similar merchandise or services in the corresponding store located at the Center. An Outlet Store need not bear the same tradename as or a tradename similar to the tradename used, from time to time, at the Premises so long as such store otherwise is within the description set forth in this clause
                          (iii) and is owned, operated or managed by tenant or any parent, subsidiary or affiliate of Tenant.
                                  (iv) Nothing contained in this Section 6.03 or
                          elsewhere in this lease shall be deemed or construed to prevent or restrict Landlord in leasing space in the Center or in any other center owned by landlord or any affiliate of Landlord to other tenants, including one or more tenants who may, in whole or in part, compete with Tenant at the Center. In addition, nothing in this lease shall be deemed or construed to constitute a warranty or commitment by Landlord as to (and Landlord does not warrant or commit that there will occur) any particular level of pedestrian traffic at the Center, any particular level of tenant occupancy or any particular tenant mix at the Center.
                             (d) Tenant acknowledges that Tenant's continuing
                          compliance with the obligations of this Section 6.03
                          constitutes a material economic consideration for Landlord's agreement to enter into this lease. As a further consideration to Landlord, Tenant agrees to confirm its continued compliance with this Section
                          6.03 on an annual basis by executing and delivering to Landlord a statement of compliance in substantially the form of Exhibit "B-3" to this lease, within ten
                          (10) days after Tenant's receipt of Landlord's written request therefor.
                             (e) By its execution of this lease, Tenant
                          represents and warrants that the execution and delivery by Tenant hereof upon the terms described herein will not violate the terms and provisions of any agreement to which Tenant is a party or by which Tenant or any of its properties are bound, including without limitation the provisions of any radius restriction or other prohibition or limitation on locations of Tenant's stores.

                                   ARTICLE VII.
                      MAINTENANCE, REPAIRS AND ALTERATIONS

LANDLORD'S OBLIGATIONS    Section 7.01   See Addendum
                             Subject to the provisions of Articles IX and XI
                          hereof, Landlord shall during the term of this lease keep in first-class order, condition and repair the foundations, the interior and exterior surfaces of exterior walls of the Center (excluding the interior surfaces of exterior walls of premises, including the Premises, leased to tenants), all windows, doors, plate glass and showcases of the Center (excluding windows, doors, plate glass and showcases located in or comprising a part of premises, including the Premises, leased to tenants), downspouts, gutters and roofs of the buildings constituting the Center, except for any damage thereto caused by any negligent act or omission of Tenant or its agents, employees or invitees, and except for reasonable wear and tear;
                          provided, however, that Landlord shall have no obligation to repair until a reasonable time after receipt by Landlord of written notice of the need for repairs, which notice Tenant shall give Landlord promptly when Tenant determines any such repairs are required. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense.
                             Landlord's costs and expenses for the foregoing
                          maintenance and repair, excluding partial or complete restoration necessitated by casualty or condemnation and paid for with insurance proceeds or an eminent domain award, but including Landlord's cost of the insurance provided pursuant to Section 8.03 hereof and any deductible or reserve to be paid by Landlord in the event of a casualty, shall be included in common area expenses reimbursed by Tenant to Landlord pursuant to Article XIV of this lease.

TENANT'S OBLIGATIONS      Section 7.02   See Addendum
                             (a) Subject to the provisions of Articles IX and XI
                          hereof and Section 7.01, Tenant shall during the term of this lease keep in first-class order, condition and repair the Premises and every part thereof, including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment serving solely the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, floors and floor coverings, windows, doors, plate glass, showcases, skylights, entrances and vestibules located within the Premises. Tenant shall paint all painted surfaces and treat all architectural finishes as often as may be required to maintain such surfaces and finishes in a first class condition.
                             (b) If Tenant fails to perform its obligations
                          under this Section 7.02, Landlord may at

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                          its option, if such failure continues after five (5)
                          days written notice to Tenant, enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Tenant to Landlord upon demand.
                             (c) On the last day of the term hereof, or on any
                          sooner termination, Tenant shall surrender the Premises to Landlord in good condition, reasonable wear and tear, damage by fire, the elements or any other cause beyond the control of Tenant and for which this lease is terminated pursuant to Article IX excepted.

ALTERATIONS AND           Section 7.03   See Addendum
ADDITIONS                 (a) Tenant shall not, without the prior written
                          consent of Landlord, make any alterations, improvements, remodeling or additions to either the interior or exterior of the Premises or to fixtures installed therein in accordance with approved fixture plans, or mark, paint, drill or in any way deface any portion of the Premises. All alterations, improvements, remodeling and additions shall be subject to the provisions of Sections 6.02 and 16.16,
                          Article XVII, all plans and specifications therefor approved by Landlord and Exhibits "C," "E" and "F" hereto.
                             (b) All alterations, improvements, remodeling,
                          additions and fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises and which are attached to the floor, walls or ceiling of the Premises and any floor covering which is cemented or otherwise affixed to the floor of the Premises, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or termination of this lease, unless Landlord shall direct Tenant to remove such items, or some of them, by written notice given to Tenant not less than thirty (30) days prior to the expiration of this lease or within ten (10) days after the earlier termination hereof. All such alterations, additions and improvements shall, however, be made by Tenant at Tenant's sole expense. Tenant shall remove any items which Tenant is permitted or required to remove, at Tenant's cost, prior to the expiration of this lease, or in the event of an early termination, within fifteen (15) days after Landlord's notice.
                             Within thirty (30) days after Tenant opens for
                          business in the Premises, Tenant shall deliver to Landlord an inventory or listing of the furniture, furnishings, equipment and trade fixtures installed by Tenant in the Premises which (i) Tenant believes are not permanently attached to the Premises and (ii)
                          Tenant proposes to remove from the Premises upon the expiration or any earlier termination of this lease.
                          Similarly, within thirty (30) days after any remodeling or renovation of the Premises by Tenant, Tenant shall deliver to Landlord a written supplement to such inventory listing any additions to the original inventory delivered by Tenant. Within thirty
                          (30) days after Landlord's receipt of any such inventory (or supplement thereto), Landlord may, by written notice to Tenant, delete from such inventory or supplement one or more items which Landlord, in good faith, determines are not items which may be removed by Tenant pursuant to the provisions of this subsection. In the event of any dispute between Landlord and Tenant as to whether a particular item(s) is removable by Tenant pursuant to this subsection, the reasonable determination in good faith by Landlord's construction coordinator shall be conclusive upon the parties. If Tenant fails to deliver to Landlord any listing or inventory required pursuant to this subsection, then upon the expiration or any earlier termination of this lease Tenant shall be entitled to remove from the Premises only Tenant's merchandise, unattached furniture and furnishings and unattached miscellaneous personal property in the Premises.
                             (c)  [Intentionally Deleted]

CLEANLINESS; WASTE AND    Section 7.04
NUISANCE                     Tenant shall keep the Premises at all times in a
                          neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon, and shall keep the walks and corridors adjacent thereto free from Tenant's waste or debris.

HEALTH MATTERS            Section 7.05   See Addendum
                             If Tenant's permitted use of the Premises pursuant
                          to the applicable Fundamental Lease Provision or any addendum to this lease includes the sale or preparation of food, then the following provisions shall apply. Further, the last two sentences of subsection (a), the last two sentences of subsection
                          (b) and subsections (c), (d), (e) and (f) shall apply to all tenants other than those involved in the sale or preparation of food:
                             (a) Tenant shall, at its own cost, retain a
                          licensed, bonded professional pest and sanitation control service to perform inspections of the Premises not less frequently than once each thirty (30) days for the purpose of eliminating infestations by and controlling the presence of insects, rodents and vermin and shall promptly cause any corrective or extermination work recommended by such service to be performed. Such work shall be performed pursuant to a written contract, and a copy thereof shall be delivered to Landlord by Tenant upon demand. If Tenant fails

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                          to perform its obligations under this Section 7.05,
                          Landlord may, at its option and after five (5) days written notice to Tenant, cause such inspection to be performed and any necessary corrective or extermination work which is recommended to be done and the cost of such inspection and corrective or extermination work shall be additional rent payable upon demand. In addition, Landlord may elect to provide the services specified in this subsection to tenants other than those engaged in the sale or preparation of food. In such event, the cost of providing such services shall be included in common area costs pursuant to Article XIV charged to those tenants for whom Landlord provides such services.
                             (b) Tenant acknowledges that Health Department
                          requirements and Landlord's construction requirements may require that Tenant (i) enlarge the sanitary sewer line from the Premises to the main sewer line and (ii) install a grease trap in the sanitary sewer line of the Premises. Tenant acknowledges that it shall, if required and as a part of Tenant's Work pursuant to
                          Article XVII, enlarge such sewer line and install such grease trap and shall, during the term of this lease, clean and maintain such grease trap as a part of Tenant's obligations pursuant to Section 7.02 in such manner as may be required by the Health Department, other governmental authorities having jurisdiction, or Landlord. Moreover, all exhaust hoods, ducts and mechanical equipment shall be inspected, cleaned and maintained not less frequently than quarterly. Such work shall be performed by a licensed, bonded professional maintenance company retained and paid for by Tenant, and a copy of the report prepared by such company shall be delivered to Landlord upon completion.
                             (c) Tenant shall store all waste and garbage in a
                          refrigerated or cool and dry location within the Premises and shall dispose of all waste and garbage (including wet garbage and food) only in trash containers placed in service areas by Landlord for such purpose. All liquids shall be disposed of into the sanitary sewer line and not in Landlord's trash containers. Tenant shall not accumulate or permit such materials to accumulate in hallways, service corridors or other common areas. Any waste or garbage, and any food deliveries, stored or accumulated by Tenant outside of the Premises (other than garbage placed in Center trash containers) may be removed immediately by Landlord without notice to Tenant and the cost of such removal, together with $50.00 per occurrence to cover Landlord's administrative expense in providing such service to Tenant, shall be administrative rent payable by Tenant to Landlord upon demand.
                             (d) Without limiting any other obligation of Tenant
                          pursuant to this Section, Tenant shall comply with all governmental laws, ordinances, regulations, guidelines and rules and with all voluntary programs adopted by Landlord now or hereafter applicable to the Premises with respect to disposal of water, trash, garbage and other matter (liquid or solid) generated by Tenant, including but not limited to laws, ordinances, regulations, guidelines, rules and voluntary programs with respect to recycling and other forms of reclamation (collectively, "Waste Management Requirements"). Tenant's obligations hereunder shall include compliance with all rules and regulations established by Landlord from time to time to comply with governmental Waste Management Requirements applicable to Landlord (i) as owner of the Premises and (ii) in performing Landlord's obligations under this lease, if any. Tenant's obligations under this subsection shall survive the expiration or earlier termination of this lease.
                             (e) Tenant shall comply with all Health Department
                          and other governmental rules and regulations applicable to Tenant's operations in the Premises and shall promptly (i) furnish or cause to be furnished to Landlord copies of all Health Department and other governmental reports, notices and citations issued with respect to the Premises and (ii) cure or otherwise eliminate all deficiencies and violations noted by the Health Department and other governmental authorities and take all required actions to prevent the reoccurrence of such deficiencies and violations.
                             (f) Failure of Tenant to perform any obligation
                          pursuant to subsections (a) through (e) above shall be
                          deemed an event of default pursuant to this lease entitling Landlord to exercise all remedies available to a landlord against a defaulting tenant, including those provided for in Article XIII of this lease.

                                  ARTICLE VIII.
                              INSURANCE; INDEMNITY

LIABILITY                 Section 8.01   See Addendum
INSURANCE-PREMISES         Tenant shall at all times during the term hereof and
                          at Tenant's cost, for the protection of Tenant and Landlord, as their interests may appear, maintain in full force and effect a policy or policies of insurance which afford the following coverages:
                             (a) Worker's Compensation in the statutorily
                          required amount, together with employer's liability coverage in a liability amount not less than $1,000,000 per occurrence.
                             (b) Commercial General Liability Insurance with an
                          aggregate liability amount not less than $3,000,000 combined single limit for both bodily injury and property damage, including

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                          blanket contractual liability (including Tenant's
                          indemnification obligation under Section 8.06), broad form property damage, personal injury, completed operations, products liability, host liquor liability (or liquor liability, if applicable), owned and non-owned automobile coverage and acts or omissions of any security guards hired by Tenant. At least $1,000,000 of such coverage shall be provided by a primary liability policy, and any balance may be provided by a so-called umbrella policy. The liability insurance policy required to be maintained by Tenant pursuant to this clause shall be on an occurrence (as opposed to a claims made) basis. Further, if such policy has an aggregate liability limit, not less than $3,000,000 of such limit per annum shall be available for claims originating at the Premises.
                             The minimum limit of the coverage provided in
                          clause (b) above may be adjusted upward or downward at the expiration of each third (3rd) lease year as follows: Not less than sixty (60) days prior to the relevant adjustment date, Landlord may request such insurance brokerage firm as is then placing insurance for Landlord (the "Reviewing Broker") to review Tenant's then existing liability insurance coverage, to review the then use of the Premises and the claims history with respect thereto and to recommend, in writing, the amount of coverage to be carried by Tenant pursuant to clause (b). Such recommendation shall be based upon the use of the Premises and the liability claims history with respect to the Premises and shall be consistent with amounts of coverage generally recommended by such Reviewing Broker for similar types of tenants or users of property with uses similar to that of the Premises in the geographical area which includes the Center. If the Reviewing Broker shall recommend an increase in the amount of coverage then provided by Tenant under clause (b), Tenant shall promptly increase its coverage to the recommended amount. In no event shall there be any reduction in the amount of coverage provided by Tenant under clause (b) to less than the initial amount set forth herein, notwithstanding any recommendation by the Reviewing Broker.
                             Landlord, and any other persons designated by
                          Landlord and having an insurable interest in the Premises, shall be added as additional insureds pursuant to such policies (although they shall not have any obligations of "named" insureds therein). The insurance required by this Section shall be the primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not contributory with any other available insurance. The policy or policies providing the coverage required by clause (b) above shall contain an endorsement providing, in substance, that "such insurance as is afforded hereby for the benefit of [Landlord and any additional insureds designated by Landlord] shall be primary and any insurance carried by [Landlord and any additional insureds designated by Landlord] shall not be contributory." In addition, such policy shall contain a cross-liability endorsement in favor of the additional insureds. In no event shall the limits of any coverage maintained by Tenant pursuant to this Section be considered as limiting the liability of Tenant pursuant to this lease.

FIRE                      Section 8.02   See Addendum
INSURANCE-FIXTURES,          (a) Tenant shall at all times during the term
EQUIPMENT AND TENANT      hereof, and at its cost, maintain in effect policies
IMPROVEMENTS              of insurance covering (i) all tenant improvements on
                          or in the Premises, providing protection against any peril included within the classification "All Risk," including but not limited to insurance against fire, windstorm, cyclone, tornado, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke damage, sprinkler leakage, vandalism and malicious mischief, such insurance to be in an amount not less than the full replacement value of such improvements, which shall be determined at the time the policy is initially obtained, and not less frequently than once every three (3) years thereafter, and such other insurance as may be required by Landlord's lender; (ii) all personal property of Tenant located in or on the Premises, including but not limited to fixtures, furnishings, equipment, furniture, inventory and stock in trade, in an amount not less than their full replacement value, providing protection against any peril included within the classification "All Risk," including but not limited to insurance against fire, sprinkler leakage, vandalism and malicious mischief, and (iii) all plate glass on the Premises. The insurance required by this subsection shall be the primary insurance with respect to the property covered thereby.
                             (b)  [Intentionally Deleted]
                             (c)  [Intentionally Deleted]

LANDLORD'S INSURANCE      Section 8.03   See Addendum
                             Landlord shall at all times during the term hereof
                          maintain in effect a policy or policies of insurance covering the Center, including Landlord's interest in all tenant improvements in the Premises paid for by Landlord, providing protection against any peril included within the classification "All Risk," together with insurance against sprinkler leakage, vandalism and malicious mischief. If and for so long as Landlord so elects, the coverages maintained by Landlord

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                          shall include (a) earthquake and flood insurance with
                          respect to the Center, Landlord's interest in all tenant improvements in the Premises and the items described in clauses (i) and (iii) of Section 8.02(a),
                          (b) rental interruption insurance assuring that the rent due under this lease will be paid to Landlord for a period of not less than twelve (12) months if the Premises are destroyed or rendered inaccessible by a risk insured against under the coverages described herein and in Section 8.02(a) and (c) comprehensive general liability insurance with liability amounts selected by Landlord. Landlord's cost of maintaining such insurance and any other insurance maintained by Landlord with respect to the Center, including the cost of funding all deductibles and self-insurance reserves maintained by Landlord or required by its carrier in connection with the coverages maintained by Landlord, shall be included in common area costs pursuant to Article XIV. Tenant shall have no rights in any policy or policies maintained by Landlord.

INSURANCE POLICIES        Section 8.04   See Addendum
                             All insurance required to be carried by Tenant
                          hereunder shall be with companies rated A:VIII, or better, in the then most recent version of Best's Key
                          Rating Guide and licensed or otherwise permitted to provide the relevant insurance in the State of California. Tenant shall deliver to Landlord on or prior to the date possession of the Premises is delivered to Tenant, and thereafter at least thirty
                          (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance.
                          All policies and certificates delivered pursuant to this Section shall contain liability limits not less than those set forth in Sections 8.01 and 8.02, shall list the additional insureds, shall specify all endorsements and special coverages required by such Sections and shall be effective on or before the possession date or prior policy expiration, as applicable. Each such policy shall contain provisions
                          (by endorsement or otherwise) requiring not less than thirty (30) days written notice to Landlord prior to any cancellation, non-renewal or material amendment thereof and requiring that the proceeds of the insurance maintained pursuant to clauses (i) and (iii) of Section 8.02(a) shall be payable to Landlord. For the purposes of this Article VIII, the phrase "term of this lease" shall mean the period from the Lease
                          Commencement Date through the later of the expiration or termination of the lease term or the date Tenant surrenders physical possession of the Premises to Landlord. Any insurance required pursuant to this lease may be provided by means of a so-called
                          "blanket" policy, so long as the Premises are specifically covered (by rider, endorsement or otherwise) and the policy otherwise complies with the provisions of this lease, without reduction or diminution due to use of such blanket policy. If on account of the failure of Tenant to comply with any provision of this Article, Landlord or any additional insured is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord or such additional insured shall sustain by reason thereof shall be borne by Tenant and shall be paid by Tenant upon receipt of a bill therefor and evidence of such loss. If Tenant shall fail to deliver to Landlord a certificate of renewal at least ten (10) days prior to the expiration date of any insurance policy required to be maintained by Tenant, Landlord may place such insurance for Tenant pursuant to Section 13.06.

WAIVER OF SUBROGATION     Section 8.05   See Addendum
                             Landlord and Tenant each hereby waives any and all
                          rights of recovery against the other, and against any other tenant or occupant of the Center and against the officers, employees, agents, representatives, customers and business visitors of such other party and of each such other tenant or occupant of the Center, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this lease
                          (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance which such waiving party is required to obtain and maintain pursuant to this lease (or any substitute therefor). Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain hereunder, give notice to their respective insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this lease.

INDEMNITY                 Section 8.06   See Addendum
                             To the fullest extent permitted by law, Tenant
                          shall indemnify, defend and hold the Indemnified
                          Parties harmless from and against any liability or expense (including but not limited to attorneys' fees and costs of defense) for any damage or injury to persons or property in or about the Center which may result from the use or occupation of the Premises by or the breach of the provisions of this lease by Tenant, its agents, employees, invitees, licensees, concessionaires or other persons claiming under Tenant. In addition, if any person not a party to this lease shall institute any other type of action against Tenant in which any Indemnified Party, involuntarily and without cause, shall be made a party defendant, Tenant shall indemnify, hold harmless and defend such Indemnified Party from all liability by reason thereof. All indemnification covenants are

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                          intended to apply to losses, damages, injuries and
                          claims incurred directly by the Indemnified Parties and their property, as well as by the Indemnifying Party or a third party, and their property. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations. Tenant's defense obligation hereunder shall include the obligation, upon demand, to defend each Indemnified Party against any claim or action of the types herein specified by legal counsel reasonably satisfactory to Landlord. Provided, however, that the foregoing shall not extend to any damage or injury which Tenant establishes in a court of competent jurisdiction was solely and proximately caused by the negligence of Landlord, its agents or employees.

EXEMPTION OF LANDLORD     Section 8.07   See Addendum
                             The Indemnified Parties shall not be liable for
                          injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, Tenant's employees, invitees or customers or any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, including but not limited to fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources. The Indemnified Parties shall not be liable for any damage arising from any act or neglect of any other tenant of the Center, or any of their officers, employees, agents, representatives, customers, business visitors or invitees. Provided, however, that the foregoing shall not apply to any damage or injury which Tenant establishes in a court of competent jurisdiction was solely and proximately caused by the negligence of Landlord, its agents or employees.

LANDLORD'S SECURITY       Section 8.08   See Addendum
                             Landlord may, but shall have no obligation to, from
                          time to time, employ one or more persons or entities to patrol or provide security for the common areas.
                          Tenant and its employees shall cooperate with Landlord's security personnel, including those providing common area security for employees after closure of Center stores. Notwithstanding any such activity, Tenant shall have the sole responsibility of providing security for the Premises, the persons therein and all vehicles of Tenant and Tenant's employees. Under no circumstances shall the Indemnified Parties be liable to Tenant or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises. Tenant shall indemnify, defend and hold all Indemnified Parties harmless from and against any and all losses, liabilities, judgments, costs and expenses (including but not limited to reasonable attorneys' fees and other costs of investigation or defense) which such Indemnified Parties may suffer by reason of any claim asserted by any person arising out of, or related to, any of the foregoing. To the extent Landlord elects to provide such patrol or security services, the cost thereof shall be included in common area costs pursuant to Section 14.04 hereof.

TENANT'S SECURITY         Section 8.09
                             Tenant shall be solely responsible to purchase,
                          install, maintain and replace all security devices and features required by Tenant for the Premises, including but not limited to solid storefronts, solid grilles, locks, burglar and other alarms and sensory systems. All such features and items shall be subject to written approval of Landlord prior to construction or installation, which approval shall be limited to aesthetics and non-interference of such items with systems and devices maintained by Landlord for the Center. All such features, systems and other security items shall comply with all applicable governmental requirements and all applicable provisions of this lease and Exhibits "C" and "E" hereto. Tenant shall be responsible to provide any employee safety courses deemed necessary by Tenant and shall cooperate with and require its employees to attend any such courses furnished by or through Landlord.

                                   ARTICLE IX.
                            REPAIRS AND RESTORATION

INSURED OR MINOR DAMAGE   Section 9.01
                             Subject to the provisions of Sections 9.03 and
                          9.04, if at any time during the term hereof the Premises are destroyed or damaged and either (a) such damage is not "substantial" as that term is hereinafter defined, or (b) such damage was caused by a casualty required to be insured against under Sections 8.02 and 8.03, then Landlord shall promptly repair such damage to portions of the

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                          Center located outside of the exterior boundaries of
                          the Premises, Tenant shall repair the Premises and this lease shall continue in full force and effect.

MAJOR DAMAGE TO           Section 9.02   See Addendum
PREMISES                     Subject to the provisions of Sections 9.03 and
                          9.04, if at any time during the term hereof the Premises are destroyed or damaged and if such damage is "substantial" as that term is hereinafter defined, and if such damage was caused by a casualty not required to be insured against under Sections 8.02 and 8.03, then Landlord may at its option either (a) promptly conduct the repair to be made by Landlord pursuant to Section 9.01 and this lease shall continue in full force and effect, or (b) terminate this lease as of the date of Landlord's notice, by giving Tenant written notice of its election to do so within thirty
                          (30) days after the date of occurrence of such damage.
                          If Landlord elects to repair pursuant to clause (a), Tenant shall also repair pursuant to Section 9.01.

MAJOR DAMAGE TO CENTER    Section 9.03   See Addendum
                             In the event that premises in the Center
                          aggregating twenty-five percent (25%) or more of the total Floor Area of all buildings within the Center leased or offered for lease to tenants (other than tenant owned buildings) shall be damaged or destroyed, whether or not the Premises are damaged or destroyed, Landlord may, at Landlord's option, terminate this lease by giving written notice to Tenant of Landlord's election to do so within sixty (60) days after the date of occurrence of such damage, in which event this lease shall terminate on the date such notice is given. If Landlord does not terminate pursuant to this Section, then each party shall repair pursuant to
                          Section 9.01.

DAMAGE NEAR END OF TERM   Section 9.04   See Addendum
                             If the Premises are destroyed or damaged during the
                          last twenty-four (24) months of the term of this lease and the estimated cost of repair exceeds ten percent
                          (10%) of the Minimum Rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option terminate this lease as of the date of Landlord's notice by giving written notice to Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage. If Landlord shall not so elect to terminate this lease, the repair of such damage shall be governed by Sections 9.01,
                          9.02 or 9.03, as the case may be.

ABATEMENT OF RENT;        Section 9.05   See Addendum
REMEDIES FOR               (a) If the Premises or the Center are destroyed or
NON-PERFORMANCE           damaged and Landlord is required to or elects to
                          repair or restore pursuant to the provisions of this Article, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management. The Minimum Rent, Percentage Rent and additional rent payable hereunder shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired for the period from the date of the casualty until the earlier of the 60th day following completion of any work by Landlord (or the casualty if there is no work by Landlord) or completion of all repair and restoration of the Premises, but only to the extent that Landlord is compensated for such loss by the insurance carried pursuant to Section 8.03. Neither such abatement, nor any other abatement of rent pursuant to this lease, shall defeat or diminish any right of Landlord to recover the proceeds of any rental interruption insurance maintained by Landlord. Tenant shall have no claim against the Indemnified Parties for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration. Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect. Upon completion of such repair or restoration, Tenant shall promptly refixture and restock the Premises substantially to the condition prior to the casualty and shall reopen for business if closed by the casualty.
                             (b) If either party shall be obligated to repair or
                          restore under the provisions of this Article and shall not commence such repair or restoration within thirty
                          (30) days after such obligation shall accrue, the other may at its option terminate this lease as of the date of written notice by giving to the non-performing party written notice of its election to do so at any time after the expiration of such thirty (30) day period and prior to the commencement of such repair or restoration. Landlord's obligation shall be deemed to accrue on the later of (i) receipt by Landlord of any governmental permit or approval necessary to commence such work and (ii) settlement of any insurance claim with respect to such casualty. The restoration obligations of Tenant shall be deemed to accrue upon completion by Landlord of so much of Landlord's work as is reasonably necessary for Tenant to commence
                          Tenant's work and shall include repair, restoration or replacement of Tenant's equipment and personal property. If the parties are required to or elect to repair or restore pursuant to this Article, then each party shall be entitled to the proceeds of the

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                          insurance maintained pursuant to Sections 8.02 and
                          8.03 as pertain to the improvements to be repaired or restored by it.

DEFINITIONS               Section 9.06
                             (a) For the purposes of this Article, "substantial"
                          damage to the Premises shall be deemed to be damage to the Premises, the estimated cost of repair of which exceeds one fifth (1/5) of the then-estimated replacement cost of the Premises.
                             (b) The determination in good faith by Landlord of
                          the estimated cost of repair of any damage and/or of the estimated replacement cost of the Premises shall be conclusive for the purposes of this Article.

                                    ARTICLE X.
                           ASSIGNMENT AND SUBLETTING

LANDLORD'S RIGHTS         Section 10.01   See Addendum
                             (a) Tenant shall not, either voluntarily or by
                          operation of law, assign, sell, encumber, pledge, grant any profit or other interest in or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees or sublet, license or grant concessions with respect to the Premises or any portion thereof, without Landlord's prior written consent in each instance, which consent may be given or withheld by Landlord in its sole and absolute discretion for any reason deemed sufficient by Landlord and without reference to any standard of reasonableness. Such consent and other matters related to any assignment or subletting shall be in accordance with the provisions of subsections
                          (b) through (i) below. Consent by Landlord to one or more assignments of this lease, to one or more sublettings of the Premises or to any other event requiring the consent of Landlord shall not operate to exhaust Landlord's rights under this Section. The voluntary or other surrender of this lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall, at Landlord's option, operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation whose capital stock is not traded on a national securities exchange, or is an unincorporated association or partnership, the transfer, assignment, hypothecation or new issuance of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of the total outstanding prior to such event shall be deemed an assignment within the meaning and provisions of this Article.
                             In connection with any request for Landlord's
                          consent pursuant to this Section, Tenant shall pay to
                          Landlord the sum of (i) One Thousand Five Hundred
                          Dollars ($1,500.00) plus (ii) all attorneys' fees and other out-of-pocket costs incurred by Landlord in responding to such request. Tenant shall deposit with Landlord the sum of Two Thousand Five Hundred Dollars
                          ($2,500.00) concurrently with Tenant's delivery of the information required under subsection (b) below, and Landlord's obligation to respond to such request shall not commence unless and until Landlord shall also receive said deposit. One Thousand Five Hundred
                          Dollars ($1,500.00) of such deposit shall be non-refundable; Landlord may use or apply the $1,000.00 balance of such deposit against actual out-of-pocket costs and expenses, including actual attorneys' fees and costs, incurred by Landlord in processing and documenting such request or against any other amounts owed by Tenant to Landlord at the conclusion of such request, and the balance, if any, of such $1,000.00 shall be returned to Tenant. Landlord shall not be required to keep this deposit separate from its general funds and Tenant shall not be entitled to interest on the deposit. In the event that actual costs and expenses incurred by Landlord in responding to Tenant's request exceed $1,000.00, Tenant shall pay such excess amount to Landlord within ten (10) days after Landlord's demand therefor. Any such excess shall be deemed additional rent pursuant to this lease, and may be recovered in any unlawful detainer or other action instituted by Landlord upon any default by Tenant as rent, whether or not included in any notice given to Tenant by Landlord prior to or as a condition to the institution of such action.
                             (b) If Tenant desires at any time to assign this
                          lease or to sublet the Premises or any portion thereof or to engage in any other transaction described in subsection (a), it shall first notify Landlord in writing of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises and the tradename under which the proposed subtenant or assignee proposes to operate in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and the proposed effective date thereof, including a copy of any agreement, escrow instructions or other document which contains or memorializes such terms and provisions, and the information required by subsection (e) below;
                          and (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including but not limited to a

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                          balance sheet of the proposed subtenant or assignee as
                          of a date within ninety (90) days prior to the request for Landlord's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord's consent and a written statement in reasonable detail as to the business and retail merchandising experience of the proposed subtenant or assignee during the five
                          (5) years preceding the request for Landlord's consent.
                             (c) At any time within thirty (30) days after
                          Landlord's receipt of the information specified in subsection (b), Landlord may, by written notice to Tenant, elect to (i) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (ii) refuse to give its consent, specifying the reason(s) therefor; or (iii) sublease the Premises or the portion proposed to be subleased or take an assignment of Tenant's leasehold estate hereunder upon the same terms (excluding terms relating to the purchase of stock, the use of Tenant's name or the continuation of Tenant's business) as those offered to the proposed subtenant or assignee, as the case may be. If Landlord elects to proceed pursuant to clause (iii) above, any payment by Landlord to Tenant pursuant to such clause shall not exceed the amount which Tenant would have received pursuant to subsection (e) below if Landlord had elected to proceed pursuant to clause (i) above. If Landlord takes an assignment or sublets with respect to the entire Premises, this lease shall be terminated with respect to the entire Premises and the term shall end on the date stated in Tenant's notice as the effective date of the proposed sublease or assignment as if that date had been originally fixed in this lease for the expiration of the term. If Landlord recaptures only a portion of the Premises, the Minimum Rent and additional rent during the unexpired term shall be reduced in proportion to the Floor Area recaptured by Landlord. Tenant shall, at Tenant's own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.
                             (d) Landlord shall have the right to approve or
                          disapprove any proposed assignee, sublessee or other transferee pursuant to subsection (a) above, which approval shall be subject to the sole and absolute discretion of Landlord. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord deems relevant to such decision. Moreover, Landlord shall be entitled to be satisfied that each and every covenant, condition and obligation imposed upon Tenant by this lease and each and every right, remedy and benefit afforded Landlord by this lease is not impaired or diminished by such assignment, subletting or other transfer. In no event shall there be any change in the tradename in use at the Premises or any substantial change in the use of the Premises in connection with any assignment, subletting or other transfer except as expressly approved in writing by Landlord in advance. Landlord and Tenant acknowledge that the provisions set forth in this lease dealing with assignment, subletting and other transfers, including those set forth in subsections (c), (d), (e) and (f), have been freely negotiated and are reasonable at the date hereof taking into account Tenant's proposed use of the Premises and the nature and quality of the Center. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed assignee, subtenant or transferee or entitle Tenant to terminate this lease or to any abatement of rent. Approval of any assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Tenant hereunder by a written instrument satisfactory to Landlord.
                             (e) In connection with any assignment, subletting
                          or other transfer, Landlord shall be entitled to receive, in the case of a subletting or transfer other than an assignment, all rent (however denominated and paid) payable by the subtenant or transferee to Tenant in excess of that payable by Tenant to Landlord pursuant to the other provisions of this lease and, in the case of an assignment, all consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment and allocable to Tenant's leasehold estate, and Landlord shall be entitled to increase the monthly Minimum Rent to the then fair market rental value of the Premises. The determination of fair market rental value shall be based upon the then highest and best use of the Premises, notwithstanding any use restrictions contained in this lease. For the purposes of this subsection, the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof.
                          The term "consideration" shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like. "Sublet" and "sublease" shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Landlord, and as to which Tenant receives any consideration, as defined in this subsection. Tenant shall require on any sublease which it executes that Tenant receive the profit from all sub-subtenancies, irrespective of the number of levels thereof. Any rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this subsection shall be paid to Landlord promptly upon receipt by Tenant and shall be

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                          paid in cash, irrespective of the form in which
                          received by Tenant from any subtenant or assignee. In the event that any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair market value of such consideration. Landlord and Tenant agree that the payment required by this subsection represents payment for Landlord's property rights in and to the leasehold estate hereby created.
                             The information to be supplied to Landlord under
                          subsection 10.01(b) shall include an itemized statement of all rent and consideration (whether for the use of the Premises, the leasehold estate, leasehold improvements, furniture, fixtures and equipment, inventory, franchises, licenses or otherwise) to be paid to Tenant in connection with the assignment, subletting or other transfer. Such statement shall allocate the total to be paid to Tenant among all such items as reasonably agreed by Tenant and Tenant's assignee, subtenant or transferee, and such allocations shall be subject to the review and approval of Landlord. If Tenant and Landlord cannot agree as to the amount to be allocated for the use of the Premises or the leasehold estate, which amount shall belong to Landlord in accordance with the provisions of this subsection, then such amount shall be determined as follows: The amount to be allocated to each of leasehold improvements, furniture, fixtures and equipment, inventory, franchises, licenses and other hard assets shall be the then current book value of each such item as determined in accordance with generally accepted accounting principles by a certified public accountant selected by Landlord, and such determination shall be binding upon the parties. The total of all such book value amounts shall be deducted from the total of all rent and consideration to be paid to Tenant in connection with such assignment, subletting or other transfer, and all of the remainder shall belong to Landlord as the amount due hereunder for the use of the Premises or the leasehold estate.
                             (f)  [Intentionally Deleted]
                             (g) If Landlord consents to such assignment,
                          subletting or other transfer or does not exercise any option set forth in subsection (c) within said thirty
                          (30) day period, Tenant may thereafter within sixty
                          (60) days after the expiration of said thirty (30) day period enter into a valid assignment, sublease or other transfer of the Premises or portion thereof, upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to subsection (b), or upon other terms not less favorable to Tenant. Provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Section and, provided further, that any amounts to be paid to Landlord by Tenant in connection therewith pursuant to subsections (e) and (f) shall be paid to Landlord upon the later of consummation of such transaction or receipt by Tenant of such consideration.
                             (h) For the purposes of this Section, the terms
                          "assignment" and "subletting" are herein, collectively, used to refer to all events of the types described in subsection (a) above. As used in this Section, the term "assignment" shall include not only a transfer of the entire tenant's interest pursuant to this lease, but also any transfer in which or by which the then tenant hereunder grants or purports to grant to any person or entity any interest, security, profit or other, in such leasehold interest. The term "sublease" shall include any grant or purported grant of the right to use or occupy all or any portion of the Premises other than an assignment, however such grant may be denominated. The term "assignee" shall include the transferee or proposed transferee with respect to any assignment as herein defined and the term "subtenant" shall include any grantee or proposed grantee with respect to any sublease as herein defined.
                             (i) Tenant acknowledges that Tenant has been
                          advised concerning and is aware of Civil Code Sections 1995.210 through 1995.340 and 1997.010 through
                          1997.270 and acknowledges that the rights of Landlord with respect to a proposed assignment, subletting, other transfer, change in tradename and change in use are absolute and in the sole discretion of Landlord and may be deemed or construed to constitute prohibitions thereof as permitted by Civil Code Sections 1995.230 and 1997.230. Tenant agrees that there is no implied requirement that Landlord's consent not be unreasonably withheld pursuant to Civil Code Sections 1995.260 and 1997.260 and that the remedies provided in Civil Code Sections 1995.310 and 1997.260 shall not be available to Tenant. Tenant also acknowledges that it is Landlord's practice not to permit hypothecation or pledge of leasehold interests by its tenants.

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TRANSFERS IN BANKRUPTCY   Section 10.02
                             In the event that this lease is assigned to any
                          person or entity pursuant to the provisions of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et seq.) (the "Code"), all consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Code. Any consideration constituting Landlord's property pursuant to the immediately preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. For the purposes of this Section, the term "consideration" shall have the meaning given to such term in Section 10.01(e). In addition, the last two sentences of Section 10.01(f) shall apply with respect to such assignment.

NO RELEASE OF TENANT      Section 10.03
                             No subletting, assignment or other transfer, even
                          with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance by Landlord of any payment due hereunder from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this lease or be a consent to any assignment or subletting. The foregoing restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. Any sale, assignment, mortgage, transfer of this lease or subletting which does not comply with the provisions of this Article shall be void. If any assignee defaults in any performance due hereunder, Landlord may proceed directly against Tenant without exhausting its remedies against such assignee. Landlord may consent to subsequent assignments, sublettings, amendments and modifications without notice to or consent of Tenant or any assignee and without releasing Tenant or any such assignee.

                                   ARTICLE XI.
                                 EMINENT DOMAIN

ENTIRE OR SUBSTANTIAL     Section 11.01
TAKING                     If the entire Premises, or so much thereof as to make
                          the balance not reasonably adequate for the conduct of Tenant's business, as determined by Landlord, notwithstanding restoration by Landlord as hereinafter provided, shall be taken under the power of eminent domain, this lease shall automatically terminate as of the date on which the condemning authority takes possession. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this lease.

PARTIAL TAKING            Section 11.02   See Addendum
                             In the event of any taking under the power of
                          eminent domain which does not result in a termination of this lease, the Minimum Rent and all additional rent other than Percentage Rent payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the Floor Area of the portion of the Premises taken bears to the Floor Area of the entire
                          Premises prior to the taking, Landlord shall promptly at its expense restore the portion of the Premises not so taken to as near its former condition as is reasonably possible, and this lease shall continue in full force and effect. In no event, however, shall Landlord be required to spend more on restoration than the award received by Landlord, net of expenses incurred in obtaining such award, or to repair or restore any portion of the Premises for which Tenant has received compensation from the condemning authority.

TAKING OF CENTER          Section 11.03   See Addendum
                             If premises in the Center aggregating twenty-five
                          percent (25%) or more of the total Floor Area of all buildings within the Center leased or offered for lease to tenants (other than tenant owned buildings) shall be taken by eminent domain, whether or not the Premises are so taken, Landlord may, at its option, terminate this lease by written notice to Tenant of its election to do so prior to the date the condemning authority requires possession, and this lease shall terminate on the date the condemning authority requires possession.

AWARDS                    Section 11.04   See Addendum
                             Any award for any taking of all or any part of the
                          Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to

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                          Tenant for loss of or damage to Tenant's trade
                          fixtures and removable personal property or for damages for cessation or interruption or relocation of Tenant's business, provided such award does not diminish the award to Landlord.

SALE UNDER THREAT OF      Section 11.05   See Addendum
CONDEMNATION               A sale by Landlord to any authority having the power
                          of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article. Landlord may, without any obligation to Tenant, agree to sell and/or convey to any authority having the power of eminent domain all or any portion of the Center free from this lease and the rights of Tenant hereunder without first requiring that any action or proceeding be instituted or pursued to judgment.

                                   ARTICLE XII.
                                UTILITY SERVICES

UTILITY CHARGES           Section 12.01
                             Tenant shall pay, to the purveyors of such
                          services, all charges, surcharges, taxes and other fees, including installation and hookup charges
                          (however denominated) for gas, water, sewer, electricity, telephone and other utility services used in the Premises during the lease term and separately metered to Tenant. If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent. If any such service is supplied to Tenant by means of a common line serving Tenant and other tenants and without a separate meter to measure Tenant's consumption, Tenant shall pay Landlord, as additional rent on a periodic basis, a reasonable portion, as determined by Landlord, of the total cost of the service provided by such common line.

FURNISHING OF SERVICES    Section 12.02   See Addendum
                          If Landlord shall elect to furnish any utility services to the Premises, Tenant shall purchase its requirements thereof from Landlord so long as the rates charged therefor by Landlord do not exceed those which Tenant would be required to pay on an individual basis if such services were furnished to it directly by a public utility. Any such payments shall be based on usage by Tenant and shall be made monthly or on such other periodic basis as is determined by Landlord. Landlord may discontinue, without notice, any utility service being furnished by Landlord if Tenant fails to pay, when due, the bills for such service or any rent payable by Tenant hereunder.

INTERRUPTION OF SERVICE   Section 12.03   See Addendum
                             Landlord shall not be liable in damages or
                          otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to terminate this lease, or to an abatement of the rent due hereunder.

CENTRAL SYSTEM            Section 12.04
                             Landlord shall operate and maintain a central cold
                          or conditioned air distribution system and shall provide cold or conditioned air to the Premises, at the times and meeting the standards set forth in Exhibits "C," "D" and "E." Tenant shall pay Landlord, as additional rent, for such cold or conditioned air, monthly in advance, one-twelfth (1/12th) of the annual amount determined using the annual per square foot charge (and the Floor Area of the Premises) determined from Schedule "A" to Exhibit "D, adjusted as provided in Exhibit "D." Tenant shall operate its business in such a manner as not to use unreasonable quantities of the cold or conditioned air so furnished, and so as to maintain in the Premises approximately the same temperatures which are from time to time maintained by Landlord in the Enclosed Mall. Such cold or conditioned air meeting the criteria set forth in Exhibit "D" shall be provided to the Premises during the same hours that cold or conditioned air is provided to the Enclosed Mall pursuant to Section
                          12.05. Tenant shall promptly notify Landlord in writing of any changes in the lighting system for the Premises which increase the power draw of such system or which change the appearance of the Premises.
                          Landlord may enter the Premises, from time to time, to ascertain if any changes have been made which may alter the cooling load of the Premises. If any such alteration is noted, Landlord may measure such cooling load and may, at Landlord's option, recalculate the amount due from Tenant to Landlord pursuant to Exhibit
                          "D" and the Schedules thereto from the date of such alteration. Any additional amount due shall be paid within ten (10) days after Tenant's receipt of Landlord's invoice therefor. Tenant's initial base charge for cold or conditioned air furnished to the Premises shall be determined pursuant to Schedule "A" to Exhibit "D" and Tenant's initial additional charge, if any, for cold o conditioned air furnished to the Premises in quantities in excess of those determined based upon the

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                    assumptions set forth in Exhibit "D" shall be determined
                    pursuant to Schedule "B" to Exhibit "D." If Landlord shall hereafter revise such Schedules "A" and "B" to reflect changes in the costs incurred by Landlord in providing cold or conditioned air, such revised Schedules shall be substituted for the Schedules attached to Exhibit "D" upon delivery of copies of such revised schedules to Tenant. From and after the date of each revision, the charges to Tenant for base and excess cold or conditioned air furnished to the Premises shall be determined using such revised Schedules.

ENCLOSED MALL       Section 12.05
AIR CONDITIONING         Landlord shall operate and maintain an air conditioning
                    system to cool and ventilate the Enclosed Mall during the required minimum and optional opening hours from time to time established by Landlord. Tenant shall pay for such services, as additional rent, in equal monthly installments in advance, the sum specified in the applicable Fundamental
                    Lease Provision per year per square foot of Floor Area of the Premises, subject to adjustment pursuant to Exhibit "D."
                    Any such adjustment shall be computed in the same manner specified in Exhibit "D" for the computation of adjustments in rates for cold or conditioned air supplied to the Premises.


                                 ARTICLE XIII.
                             DEFAULTS AND REMEDIES

DEFAULTS            Section 13.01   See Addendum
                         The occurrence of any one or more of the following
                    events shall constitute a default hereunder by Tenant:

                         (a) The abandonment of the Premises by Tenant.
                    Abandonment shall include, but is not limited to, any absence by Tenant from the Premises for five (5) consecutive days or longer.

                         (b) The failure by Tenant to make any payment of rent,
                    additional rent, or other payment required to be made by Tenant hereunder, as and when due, or the failure of Tenant to observe the minimum hours of operation established by Landlord, where any such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161, et seq., as amended. For purposes of this subsection (b), Tenant shall not be deemed to have cured a default resulting from Tenant's failure to observe the minimum hours of operation established by Landlord if Tenant shall, within thirty (30) days after any purported cure, again fail to observe such minimum hours of operation.

                         (c) The failure by Tenant to observe or perform any of
                    the covenants or provisions of this lease to be observed or performed by Tenant, other than as specified in (a) or (b) above, where such failure shall continue for a period of ten
                    (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161, et seq., as amended. Provided further, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion. Notwithstanding the foregoing, if the covenant or other provision of this lease which is violated by Tenant cannot thereafter be performed (such as obtaining Landlord's prior written consent to an assignment of Tenant's interest in this lease, a subletting of the Premises, a change in tradename, a change in use, a physical alteration to the Premises, or a release of hazardous materials) by Tenant, then Landlord need not give the foregoing notice demanding performance to Tenant (or to any subtenant or assignee) for such violation to constitute a default under this lease entitling Landlord to exercise its remedies upon a default by Tenant, including those set forth in this Article XIII.

                         (d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a "Debtor" or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where such seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or any class thereof.

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                         (e) The revocation or termination or purported
                    revocation or termination by any guarantor of Tenant's obligations under this lease of such guaranty obligations.

REMEDIES            Section 13.02   See Addendum
                         (a) In the event of any default by Tenant as defined in
                    Section 13.01 or elsewhere in this lease, and subject to the provisions of Section 13.09, Landlord may exercise the following remedies:

                             (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all amounts which Landlord is entitled to recover pursuant to Section 1951.2 of the California Civil Code (or any successor thereto), including, but not limited to:

                                  (A)  The worth at the time of award of the
                    amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; and

                                  (B) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, removal (including repair of any damage caused by such removal) and storage or disposal of Tenant's personal property, equipment and fixtures, expenses of reletting, including brokerage commissions and any necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and any other reasonable costs.

                         The "worth at the time of award" of all rent other than
                    that referred to in clause (A) above shall be computed by allowing interest at the rate per annum determined pursuant to Section 16.06 from the date such amounts accrue to Landlord. The worth at the time of award of the amount referred to in clause (A) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

                             (ii) In the event of the vacation or abandonment of the Premises by Tenant, Landlord may relet the Premises or any portion thereof in accordance with subsection (b) below, at any time or from time to time and for such terms and upon such conditions and rental as Landlord in its discretion may deem proper, with the right to make alterations or repairs to the Premises.

                             (iii) Landlord may terminate this lease by express
                    written notice to Tenant of its election to do so. Such termination shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of such termination. In the event of such termination, Landlord shall be entitled to recover from Tenant the amounts determined pursuant to clause (i) above.

                         (b) Landlord and Tenant shall each use commercially
                    reasonable efforts to mitigate any damages resulting from a default by the other party pursuant to this lease. For this purpose, Landlord and Tenant agree that:

                             (i) Landlord's obligation to mitigate damages after a default by Tenant pursuant to this lease which results in Landlord regaining possession of the Premises shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria:

                                  (A)  Landlord shall have no obligation to
                    enter into negotiations with a proposed Substitute Tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

                                  (B) Landlord shall not be obligated to offer the Premises to any prospective Substitute Tenant when other premises in the Center suitable for such prospective tenant's use are currently available or will be available within three (3) months after Landlord obtains possession of the Premises.

                                  (C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a Minimum Rent less than the Minimum Rent then being obtained by Landlord for spaces similar to the Premises in the Center from tenants similar to the prospective Substitute Tenant.

                                  (D) Landlord shall not be obligated to enter into a new lease containing any terms or conditions that are unacceptable to Landlord under Landlord's then current leasing practices for comparable space in the Center.

                                  (E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable judgment, sufficient financial resources or operating experience to operate the Premises in a first class manner.

                                  (F) Landlord shall not be obligated to spend any money to alter, remodel or renovate the Premises for use by a Substitute Tenant unless (1) Tenant pays any such


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                    sum to Landlord in advance of Landlord's execution of a
                    lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default pursuant to this lease) or (2) Landlord, in its sole discretion, determines that any such expenditure is financially justified in connection with entering into a lease with such Substitute Tenant.

                                  (G) Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would (1) not be compatible with the tenant mix of the portion of the Center in which the Premises is located, (2) violate any restriction, covenant or requirement contained in the lease of any other tenant of the Center or in the reciprocal easement agreement for the Center, (3) be of a lesser quality than the uses in the portion of the Center in which the Premises is located, (4) adversely affect the reputation of the Center or (5) be incompatible with the operation of the Center as a first class regional retail center.

                             (ii) Compliance by Landlord with the criteria set forth in clause (i) above shall fully satisfy Landlord's obligation to mitigate damages under this lease and under any applicable law or judicial ruling in effect on the date of this lease or at the date Landlord obtains possession of the Premises following a default by Tenant hereunder. Tenant waives and releases, to the fullest extent permitted by law, any right to assert in any action by Landlord to recover damages for a default by Tenant hereunder any defense, counterclaim or right of setoff or recoupment respecting the mitigation of damages by Landlord unless and to the extent that Landlord maliciously or in bad faith fails to act in accordance with the provisions of this subsection.

                             (iii) If Landlord relets the Premises or any
                    portion thereof, then rent received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Landlord, nor shall Tenant have any right to collect any such proceeds. Landlord shall not by any re-entry or other act be deemed to have relieved Tenant of any obligations hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

                         (c) Landlord shall be under no obligation to observe or perform any covenant of this lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

                         (d) In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, and in any arbitration pursuant to Section 13.09 below, the reasonable rental value of the Premises for the period of the unlawful detainer or for the period at issue in such arbitration, as applicable, shall be deemed to be the amount of rent and additional rent reserved in this lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence.

                         (e) The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and except as provided by Section 13.09 or California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

                         (f) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder. The acceptance by Landlord of any rent hereunder shall not be a waiver of any preceding breach or default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance of such rent, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 13.01(d).

                         (g) Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any present or future statutes or case decisions to the same effect, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.


DEFAULT BY LANDLORD Section 13.03   See Addendum
                         Landlord shall not be deemed to be in default in the
                    performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to

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                    perform such obligation. Provided, however, that if the
                    nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. If Landlord shall have notified Tenant of the name and address of any lender having a lien on the Center or Landlord's interest therein, a copy of any notice to Landlord pursuant to this Section shall concurrently be sent to such lender by registered or certified mail, and such lender shall have a thirty (30) day period to cure any such default following the expiration of Landlord's cure period herein. Tenant's remedies for Landlord's default shall be limited to suit or action and shall not extend to withholding or offsetting rent. Tenant's right to seek damages from Landlord as a result of a default by Landlord pursuant to this lease shall be conditioned upon Tenant taking all actions reasonably required under the circumstances to minimize any loss to Tenant or to third parties that may be caused by any such default of Landlord.


EXPENSE OF          Section 13.04   See Addendum
LITIGATION          If either party incurs any expense, including reasonable
                    attorneys' fees, in connection with any action or proceeding, including any arbitration proceeding, instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its said reasonable expenses from the other party, including expenses of investigation and enforcement. For purposes of this provision, in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if (a) judgment is entered in favor of Landlord or (b) prior to arbitration, trial or judgment Tenant shall pay all or any portion of the rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder.


HOLDING OVER        Section 13.05   See Addendum
                         If Tenant or anyone claiming under Tenant shall remain
                    in possession of the Premises or any part thereof after expiration of the lease term or earlier termination thereof without any agreement in writing between Landlord and Tenant with respect thereto, Tenant shall (a) occupy upon all of the terms and conditions of this lease except that the monthly Minimum Rent due from Tenant shall be equal to the greater of three hundred percent (300%) of the monthly
                    Minimum Rent in effect at the end of the term or the then fair market rental value of the Premises (determined as provided in Section 10.01(e)), (b) pay all damages sustained by Landlord by reason of such retention and (c) indemnify, defend, and hold Landlord harmless from and against any loss or liability resulting from such holding over. If Landlord so notifies Tenant in writing, such holding over shall constitute a renewal of this lease for a one year term;
                    otherwise Landlord's acceptance of rent shall create only a month-to-month tenancy, in either case upon the terms set forth in this Section. Any such month-to-month tenancy shall be terminable at the end of any calendar month by either party by written notice to the other party given not less than ten (10) days prior to the end of such month. Nothing contained in this Section shall be deemed or construed to waive Landlord's right of reentry or any other right of Landlord hereunder or at law.


LANDLORD'S          Section 13.06   See Addendum
RIGHTS                   All covenants and agreements to be performed by Tenant
                    under this lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If
                    Tenant fails to pay any sum of money, other than rent, required to be paid by it or fails to perform any other act on its part to be performed, and such failure continues beyond any applicable grace period set forth in the Article providing for such obligation (or if no grace period is set forth in such Article, then the applicable grace period pursuant to this Article), then in addition to any other remedies provided herein Landlord may, but shall not be obligated so to do, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part, including the removal of any offending signs. Landlord's election to make any such payment or perform any such act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, within ten (10) days after written demand therefor by Landlord, reimburse Landlord for any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate determined pursuant to Section 16.06, accruing from the date of such payment by Landlord, and the late performance charge provided therein. Landlord shall have the same rights and remedies in the event of failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in payment of rent. In addition, as to any non-monetary obligation of Tenant hereunder which Tenant performs only after written notice from Landlord of failure to perform or which Tenant fails to perform and Landlord performs pursuant to this Section, Tenant shall pay to

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                    Landlord, as additional rent, an administrative fee in an amount equal to the greater of $100 or ten percent (10%) of the cost paid or incurred by Landlord to perform such obligation.


LIEN FOR RENT       Section 13.07  [Intentionally Deleted]  See Addendum


TRIAL WITHOUT JURY  Section 13.08
                         LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT HAS HAD
                    THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA. EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.
                                                            H.T.S.

SUBMISSION TO       Section 13.09
ARBITRATION              (a)  Except as provided in subsection (b) below, any
                    controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this lease, including any claim based on contract, tort or statute, shall be determined by final and binding arbitration conducted before a single arbitrator at a location determined by the arbitrator in Orange County, California and administered by Judicial Arbitration & Mediation
                    Services, Inc. ("JAMS"), or if JAMS shall not then exist, such other organization as to which Landlord and Tenant agree. If Landlord and Tenant are unable to so agree within fifteen (15) days after the dispute arises, the organization shall be selected by the presiding judge of the Orange
                    County Superior Court or his or her designee upon application by any party to the dispute. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

                         (b)  The provisions of this Section shall not apply to:

                              (i) Any unlawful detainer action instituted by Landlord as the result of a default or alleged default by Tenant pursuant to this lease.

                              (ii) Any specific controversy, dispute, question or issue as to which this lease specifically provides another method of determining such controversy, dispute, question or issue and provides that a determination pursuant to such method is final and binding, unless both Landlord and Tenant agree in writing to waive such procedure and to proceed instead pursuant to this Section.

                              (iii) Any request or application to any State or
                    Federal court having jurisdiction thereof for an order or decree granting any provisional or ancillary remedy (such as a temporary restraining order or injunction) in aid of or with respect to any right or obligation of either party to this lease, and any preliminary determination of the underlying controversy, dispute, question or issue as is required to determine whether or not to grant the relief requested or applied for. A final and binding determination of such underlying controversy, dispute, question or issue shall be made by an arbitration conducted pursuant to this Section after an appropriate transfer or reference to JAMS upon motion or application of either party hereto. Any ancillary or provisional relief which is granted pursuant to this clause (iii) shall continue in effect pending an arbitration determination and entry of judgment thereon pursuant to this Section.

                              (iv) Exercise of any remedies to enforce any judgment entered based upon a determination made by arbitration pursuant to this Section.

                         (c) Any arbitration pursuant to this Section shall be conducted in accordance with the streamlined Arbitration Rules and Procedures of JAMS (the "Rules"), regardless of the amount in dispute, except that, whether or not such Rules so provide:

                              (i) There shall be a pre-hearing conference prior to the arbitration hearing to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues to be arbitrated.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                              (ii) There shall be no mediation or settlement conferences unless all parties agree thereto in writing.

                              (iii)  Discovery shall be limited to that
                    permitted by the Rules, and "good cause" where a condition to discovery shall be strictly construed.

                              (iv) All motions shall be in letter form and hearings thereon shall be by conference telephone calls unless the arbitrator orders otherwise.

                              (v) Hearings shall require only twenty (20) days prior written notice.

                              (vi)   All notices in connection with any
                    arbitration may be served in any manner permitted by Section
                    16.11 of this lease.

                              (vii) Fees and costs paid or payable to JAMS shall be included in "reasonable expenses" for purposes of
                    Section 13.04. The arbitrator shall specifically have the power to award to the prevailing party such party's reasonable expenses incurred in such proceeding, except as otherwise provided in subsection (d) below. Reasonable expenses shall include attorneys' fees and fees and costs paid or payable to JAMS.

                              (viii) The selection of the arbitrator shall be in
                    accordance with the then existing Rules of JAMS, provided that Landlord and Tenant may agree to extend the period of time by which an arbitrator must be selected by them. In the event that the parties are unable to agree upon an arbitrator within thirty (30) days after submission of a matter to arbitration, the arbitrator shall be appointed by the administrator of the Orange County office of JAMS or its successor, if any, as provided in the Rules.

                              (ix)   The arbitration award shall include
                    findings of fact and conclusions of law and shall not be limited as to amount.

                         (d) As soon as practicable after selection of the arbitrator, the arbitrator or his or her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator and shall deliver a statement to each party setting forth that party's pro rata share of such fees and costs. Each party shall deposit its pro rata share of such fees and costs with the arbitrator within ten (10) days after receipt of such statement. If either party fails to make a required deposit hereunder, the other party may make such deposit on behalf of the defaulting party and the amount of such deposit, plus interest thereon at the rate determined pursuant to Section 16.06, shall be awarded against the defaulting party by the arbitrator in making any final arbitration award without regard to whether the defaulting party is the prevailing party in the arbitration pursuant to this Section. In addition, if Tenant fails to make a required deposit hereunder, Landlord may make such deposit on behalf of Tenant and the amount of such deposit, plus interest thereon at the rate determined pursuant to Section 16.06 from date of deposit to date of repayment, shall be additional rent pursuant to this lease payable by Tenant within ten (10) days after Tenant's receipt of Landlord's invoice therefor.

                         (e) The arbitrator shall have no authority or power to award any party any exemplary or punitive damages.

                         (f) Any guaranty of the tenant's obligations pursuant to this lease, whether provided at the execution of this lease or thereafter, shall be subject to the provisions of this Section, whether or not expressly so stated therein.


                                 ARTICLE XIV.
                                 COMMON AREAS

DEFINITION          Section 14.01   See Addendum
                         All areas within the exterior boundaries of the Center
                    which are not now or hereafter held for exclusive use by Landlord or by other persons entitled to occupy floor space in the Center, including, without limiting the generality of the foregoing, parking areas and structures, driveways, truckways, delivery passages, elevators and escalators, loading docks, sidewalks, ramps, open and enclosed courts and malls, landscaped and planted areas, exterior stairways, bus stops, retaining walls, management offices, restrooms not located within the premises of any tenant, and other areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, shall be deemed "common areas." Landlord may make changes at any time and from time to time in the size, shape, location, number and extent of the common areas
                    (including Enclosed Mall areas) or tenant areas or either of them, and no such change shall entitle Tenant to any abatement of rent. Without limiting the generality of the foregoing, Landlord may add additional department stores, retail store buildings and parking decks anywhere in the Center.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

USE                 Section 14.02   See Addendum
                         Tenant and its employees and invitees shall be entitled
                    to use the common areas during the lease term, in common with Landlord and with other persons authorized by Landlord from time to time to use such areas, subject to such reasonable rules and regulations relating to such use as Landlord may from time to time establish.


CONTROL BY          Section 14.03   See Addendum
LANDLORD                 (a)  Landlord shall operate, manage, equip, police,
                    light, repair, clean and maintain the common areas in such manner as Landlord may in its sole discretion determine to be appropriate. Landlord may temporarily close any common area for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein or for any other reason deemed sufficient by Landlord.

                         (b) Landlord shall at all times during the term of this lease have the sole and exclusive control of the automobile parking areas, driveways, entrances and exits, sidewalks and pedestrian passageways and other common areas, and may at any time and from time to time during the term hereof restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time to time. Without limiting the generality of the foregoing, Landlord may operate or cause to be operated a valet parking service for Center customers in one or more locations in the Center selected by Landlord, and the cost of such service shall be a common area cost pursuant to Section 14.04. The rights of Tenant in and to the common areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners of stores in the Center to use the same in common with Tenant, and Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. If in the opinion of Landlord unauthorized persons are using any of said areas by reason of the presence of Tenant in the Center, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized person from the common areas or to prohibit the use of any of said areas by unauthorized persons.

                         (c) Tenant and its employees shall park their vehicles only in such parking areas as are from time to time designated for that purpose by Landlord, and Landlord may change such designated areas or assign particular spaces for use by Tenant and its employees at any time upon written notice to Tenant. Those areas designated for employee parking may be located on the highest level of Center parking structures and in those portions of the Center most distant from the store buildings. Tenant shall furnish Landlord with a list of its and its employees' vehicle license numbers within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as additional rent, Fifty Dollars ($50.00) per day for each day or partial day each such vehicle is parked in any part of the common areas other than those so designated. Tenant acknowledges that Landlord may tow away from the Center any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or attach violation stickers or notices to such vehicle. All costs of such towing will be charged to the Tenant or the employee who owns the towed vehicle and must be paid prior to the release of the vehicle to its owner. Each Tenant and its employees shall be solely responsible for locking and the safety of their respective vehicles.

                         Without limiting the generality of the foregoing,
                    Landlord shall have the right, during the Christmas shopping period (Veterans' Day through December 31) and during any promotional event at the Center, to locate offsite parking at any location within two (2) miles of the Center, to designate such offsite areas as parking for Tenant's employees and to require Tenant's employees to park in such offsite parking and to shuttle-bus from such offsite parking areas to the Center. If Landlord elects to use such offsite employee parking, Tenant shall (i) park and require Tenant's employees to park in such offsite parking areas and use Landlord's shuttle buses for travel to and from the Center and (ii) pay to Landlord, as a part of common area expenses, Tenant's proportionate share of Landlord's costs incurred in using such offsite areas and providing shuttle bus service to the Center. Tenant's proportionate share of such costs shall be determined in the manner specified in Section 14.05(a) and shall be included in common area costs paid by Tenant pursuant to such Section.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                         (d) In the event Landlord elects or is required to limit or control parking by customers or invitees of the Center, whether by validation of parking tickets or any method of assessment, or any program for free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto. Without limiting the generality of the foregoing:

                              (i) Landlord and Tenant agree to cooperate and use their best efforts to participate in governmentally mandated and voluntary traffic management programs generally applicable to businesses located in Costa Mesa, California or to the Center and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant's business. Neither this subsection nor any other provision in this lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

                              (ii) Landlord and Tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

                              (iii) All costs, fees, assessments and other
                    charges paid by Landlord to any governmental authority or voluntary association in connection with any program of the types described in this Section, all costs and fees paid by Landlord to any governmental authority or third party pursuant to or to effect such program and all costs associated with administration and management of such program or compliance therewith, shall be included in common area costs for the purposes of Section 14.04, whether or not specifically listed in such Section. However, any costs, fees, fines or other levies assessed against Landlord as the result of failure of any tenant to comply with this subsection shall be reimbursed by such noncomplying tenant to Landlord as additional rent.


COMMON AREA         Section 14.04   See Addendum
COSTS                    Tenant shall pay to Landlord, as additional rent in the
                    manner and at the time provided in Section 14.05, Tenant's proportionate share, as defined in Section 14.05, of all costs and expenses incurred by Landlord in the management, operation, repair and maintenance of the common areas during the term of this lease, including property taxes assessed against the Center and Landlord's expenses pursuant to
                    Section 7.01. Such costs and expenses shall include, without limiting the generality of the foregoing:

                         (a) Utility costs, including telephone, not separately metered to tenants (including costs and fees charged to or incurred by Landlord in connection with membership in energy conservation associations).

                         (b) Gardening, landscaping, planting and replacement of interior and exterior plants, planters and landscaping, cleaning, re-striping, repair, replacement and repaving and resurfacing of roads and other paved areas.

                         (c) Maintenance, cleaning, repair and replacement of sidewalks, curbs, pedestrian bridges and concourses, loading and service areas, carpeting, benches, furniture, restrooms, trash compactors and other common areas and facilities.

                         (d) Costs to acquire, maintain, repair and replace elevators, escalators, moving sidewalks, stairways, fire escapes, flagpoles, statues, fountains, satellite dishes, signage for the Center, Center tenant directories and other equipment and machinery used in connection with the common areas, including any personal property taxes thereon.

                         (e) Surcharges and license and permit fees required by law for or with respect to parking and transportation facilities, including traffic management fees and charges, as well as the cost of any valet parking provided for Center patrons and the offsite parking and shuttle buses provided pursuant to Section 14.03.

                         (f) Premiums paid for public liability, property damage, vandalism, malicious mischief, environmental loss and other insurance maintained by Landlord, together with the cost of funding all deductibles and reserves maintained by Landlord with respect to any such insurance.

                         (g) Real property taxes (as defined in Section 5.02), personal property taxes and vehicle taxes and fees paid by Landlord with respect to the Center, the improvements thereto and Landlord's vehicles and other personal property therein.

                         (h) Maintenance, painting, sealing, cleaning, staining and replacement (including roof and structural repair, maintenance and replacement pursuant to Section 7.01) of the Center and all common area structural elements.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                         (i) Maintenance, repair and replacement of traffic and directional signs, markers and bumpers.

                         (j) Costs of alarm monitoring, pest control, accounting, legal, architectural, engineering and other services required in the operation of the Center.

                         (k) Maintenance, repair, operation and replacement of utility lines, fire sprinklers, sewer lines, security systems, lighting standards and fixtures, irrigation systems, pipes and other systems and equipment serving the Center.

                         (l) Maintenance and operation of special amenities such as meeting rooms, amusements, a concierge desk, police and security facilities.

                         (m) Fees and costs paid by Landlord for management, security and other services provided with respect to the Center, as well as license and permit fees relating to operation and management of the Center and providing security and other services therefor.

                         (n) Painting, lighting (including replacements), cleaning, trash removal, depreciation of equipment, security and fire protection and similar items.

                         (o) The cost of purchase, installation and removal of seasonal decorations at the Center, together with the cost of supplying to Center patrons customer services determined by Landlord to be advantageous to attract such patrons or to assist them in shopping at the Center, such as the costs of leasing and/or operating shuttle buses and other transportation systems, public or private, and the costs of providing shopping bags, toddler strollers, wheelchairs, Center gift certificates, and children's rides and entertainment.

                         (p) Costs incurred for monitoring, improving and remedying indoor air quality within the Center, whether incurred to comply with applicable laws and regulations or for the purpose of improving indoor building environmental quality.

                         (q) Costs of installation and operation of loudspeaker systems, music program services and other similar audio or video transmission systems, including licensing fees, and all security systems for the Center.

                         (r) Computer and other technology costs relating to the common areas.

                         (s) Costs incurred in connection with abatement of asbestos and other hazardous material in the common areas of the Center, including the Enclosed Mall and other enclosed common areas.

                         (t) Costs incurred by Landlord to promote tourist visits to the Center, including the costs of advertisements, promotional literature and incentives provided to travel agents, public and charter transportation carriers and others engaged in the tourism industry.

                         (u) The costs of providing management, maintenance, engineering and security offices at the Center and the cost of providing center management and support staff to operate such offices and the Center, including all employee-related costs and all office administration costs.

                         (v) An amount equal to fifteen percent (15%) of all other common area costs and expenses to cover Landlord's indirect administrative and overhead expenses.

                         Such costs and expenses shall not include any allowance
                    for depreciation of common area improvements, or any costs or expenses attributable to the ventilating or air conditioning of the Enclosed Mall. Such costs and expenses shall include all other costs and expenses incurred for the purposes specified in the first sentence of this Section, including all capital purchases, whether such costs and expenses are now or hereafter classified as expenses or capital expenditures under generally accepted accounting principles, and without requirement of amortization other than as may be elected, from time to time, by Landlord. Such costs and expenses shall include interest paid by Landlord on monies borrowed by Landlord to fund costs and expenses of the types described in this Section. Such costs and expenses shall include all charges, surcharges and other levies of whatsoever nature imposed by, and all costs (whether or not capital in nature) of compliance with the requirements of, any federal, state or local governmental agency regulating the environmental, health and safety aspects of the Center and all costs, as reasonably amortized by Landlord with interest at the rate actually incurred by Landlord, of any capital improvement which is reasonably calculated to reduce common area costs. Any receipts received by Landlord on account of the foregoing costs and expenses shall be deducted therefrom after addition of the administrative and overhead expense allowance and prior to billing to Tenant.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

PROPORTIONATE     Section 14.05   See Addendum
PAYMENT               (a)  Tenant's proportionate share of such common area
                  costs shall be that portion thereof which the Floor Area of the Premises bears to the Floor Area of the premises from time to time leased and occupied by tenants in the Center (other than tenant-owned buildings and certain other tenants who pay on a basis other than a proportionate share and certain exterior restaurant seating as described in Section 16.04).
                  Tenant's proportionate share shall be based upon the common area costs remaining after the deduction of costs paid directly by the owners of tenant-owned buildings and contributions at rates or in amounts specified in leases between Landlord and certain other tenants. Such deductions shall be made after inclusion of the fifteen percent (15%) fee provided for in Section 14.04.
                      (b)  Prior to January 1 of each calendar year, Landlord
                  shall give Tenant a written estimate of Tenant's proportionate share of such common area costs (after taking into account the contributions referred to in (a) above) for the ensuing calendar year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance. In the event that actual common area costs experienced during any calendar year shall be greater or lesser than the estimates used by Landlord for calculating Tenant's monthly installments, Landlord may revise its estimates and Tenant's monthly installments thereof. Any changes to Tenant's monthly installment payments shall be effective with the first full calendar month following Tenant's receipt of notice from Landlord setting forth such revisions. Within ninety (90) days after the end of each such calendar year, Landlord shall furnish to Tenant a statement summarizing the costs and expenses incurred by Landlord for the operation and maintenance of the common areas (taking into account the contributions referred to in (a) above) during such calendar year, and the parties shall make any adjustment necessary to place Tenant's proportionate share on a calendar year basis.
                  Any additional amount due from Tenant shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of Landlord's invoice therefor. Any amount due Tenant shall be credited against installments next coming due under this Section or, if at the end of the term, applied against any amount then owed by Tenant to Landlord pursuant to this lease and the balance, if any, refunded to Tenant. Landlord's final statement of common area costs and expenses for any calendar year shall be final and conclusive upon Landlord and Tenant.
                  All estimates and statements furnished by Landlord pursuant to this subsection shall be in such format, shall contain only such detail as Landlord determines and shall be final and binding on the parties.

                                  ARTICLE XV.
                        SIGNS, LIGHTING AND ADVERTISING

PROHIBITED        Section 15.01   See Addendum
ACTIVITIES            Tenant shall not, without Landlord's prior written
                  consent, do any of the following:

                      (a) Install or affix to the exterior of the Premises any lighting or plumbing fixtures, shades, awnings, or exterior decorations (including exterior painting).
                      (b) Install or affix to the Enclosed Mall storefront of the Premises or within four feet of such doors and windows and visible therefrom, any signs, lettering, placards, sign easels or the like. In no event shall such signs, lettering and placards exceed four (4) square feet in size.
                      (c) Display or sell merchandise in, or otherwise obstruct, any area outside of the Premises.
                      (d) Cause or permit to be used any advertising materials or methods which are objectionable to Landlord or which intrude upon the premises of other tenants of the Center, including, without limiting the generality of the foregoing, loudspeakers, phonographs, radios, television, mechanical or moving display devices, unusually bright or flashing lights and similar devices the effect of which may be seen or heard or otherwise experienced outside the Premises.
                      (e) Solicit business in the parking or other common areas, distribute any hand bills or other advertising matter in the parking area or in other common areas or utilize any truck or other vehicle signs.
                      (f) Use any sign or advertising material that is not of professional quality.

                      For the purpose of this Article, the term "exterior" shall include exposures on the Enclosed Mall. No signs, lighting or advertising shall be permitted on any portion of the Premises which is exposed to the parking areas. Landlord may, without notice, remove any materials which violate the provisions of this Section, and the cost of such removal shall be additional rent payable by Tenant upon demand.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

MAINTENANCE       Section 15.02   See Addendum
                      Tenant shall at all times maintain its display windows,
                  signs, doors, storefront and storefront entrance floor in a neat, clean and orderly condition. If, as to any such sign, display window, door, storefront or entrance floor located on an exposure to the Enclosed Mall or the parking areas, Tenant shall fail to do so within two (2) days after receipt of written notice from Landlord, Landlord may repair, clean or maintain such sign, display window, door, storefront or entrance floor and the cost thereof shall be payable by Tenant to Landlord upon demand as additional rent.

DISPLAY WINDOW    Section 15.03
LIGHTING              Tenant shall keep its display windows well lighted during
                  all operating hours of Tenant and until such reasonable time as may be fixed from time to time by Landlord for all of the tenants in the Center, unless prevented by causes beyond
                  Tenant's reasonable control.

ADVERTISED NAME   Section 15.04  See Addendum
AND ADDRESS           (a)  In no event shall Tenant use or shall Landlord
                  approve any tradename of Tenant for use at the Premises or in or on any sign, stationery, business cards, advertising or promotional material or other written or oral disseminations by Tenant which contains as a portion of such tradename the words "South Coast Plaza," "South Coast," "Plaza," "Carousel
                  Court" or "Jewel Court." In no event shall Tenant use any picture or likeness of the Center in any advertisement, correspondence, notice, announcement or other communication.
                      (b)  TENANT SHALL USE AS ITS ADVERTISED BUSINESS ADDRESS
                  OF THE PREMISES (AND FOR NO OTHER PURPOSE) THE WORDS "SOUTH
                  COAST PLAZA," AND SHALL NOT USE THE NAME "COSTA MESA." TENANT
                  SHALL NOT ACQUIRE ANY PROPERTY RIGHT IN OR TO ANY NAME WHICH
                  CONTAINS SUCH REQUIRED WORD COMBINATION AS A PART THEREOF.
                  SUCH PERMITTED USE BY TENANT OF THE WORDS "SOUTH COAST PLAZA"
                  DURING THE TERM OF THIS LEASE SHALL NOT PERMIT TENANT TO USE,
                  AND TENANT SHALL NOT USE, SUCH WORDS EITHER AFTER THE
                  TERMINATION OF THIS LEASE OR AT ANY OTHER LOCATION. THE
                  FOREGOING SHALL NOT PRECLUDE TENANT, DURING THE TERM OF THIS
                  LEASE, FROM USING THE WORDS "SOUTH COAST PLAZA" IN ANY LISTING
                  OF TENANT'S STORE LOCATIONS AT ANOTHER STORE OR ON STATIONERY,
                  ADVERTISING MATERIALS OR PROMOTIONAL MATERIALS. ANY USE BY
                  TENANT OF THE NAME "SOUTH COAST PLAZA" IN ANY ADVERTISING BY
                  TENANT SHALL BE SOLELY AS THE GEOGRAPHICAL LOCATION OF
                  TENANT'S STORE IN THE PREMISES AND NOT AS A PART OF ANY
                  TRADENAME USED BY TENANT. IF TENANT IDENTIFIES IN ANY
                  ADVERTISING OF TENANT'S STORES ITS STORES BY CITY LOCATION, IT
                  SHALL IDENTIFY THE PREMISES AS LOCATED IN "SOUTH COAST PLAZA,"
                  RATHER THAN IN COSTA MESA. LANDLORD MAY CHANGE THE NAME OF THE
                  CENTER AT ANY TIME. NO TENANT SIGN AT THE PREMISES SHALL
                  IDENTIFY ANY OTHER LOCATION OF TENANT.
                      TENANT ACKNOWLEDGES AND AGREES THAT IT HAS READ THE
                  PROVISIONS OF THIS SECTION 15.04, THAT IN EACH ADVERTISEMENT
                  OF TENANT WHICH IDENTIFIES TENANT'S STORE IN THE PREMISES SUCH
                  STORE WILL BE IDENTIFIED AS LOCATED AT OR IN "SOUTH COAST
                  PLAZA" AND THAT LANDLORD WILL TREAT ANY FAILURE BY TENANT TO
                  COMPLY WITH THIS SECTION 15.04 AS A MATERIAL BREACH OF THIS
                  LEASE BY TENANT ENTITLING LANDLORD TO EXERCISE ALL REMEDIES
                  AVAILABLE UPON A DEFAULT BY TENANT.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                      (c) Landlord and Tenant each desire to establish and maintain within the trade area, as defined below, strong public recognition of the high quality of Tenant's location in the Center and the Center itself. Such goal shall be achieved through, among other things, Tenant's advertising program as now or hereafter existing, and but for Tenant's agreement to foster such goal Landlord would not enter into this lease upon the terms contained herein. Accordingly, in all Tenant's advertising and publicity in which one or more existing or future locations of Tenant within the trade area are identified, enumerated or listed, Tenant shall identify or include in such listing or enumeration the Premises in a manner which gives to the Premises equal prominence with the most

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                  prominent other trade area location so identified, listed or enumerated. Failure of Tenant to comply with this subsection shall be a default by Tenant entitling Landlord to exercise its remedies pursuant to Article XIII. For the purposes of this subsection:
                      (i) "Advertising and publicity" means all advertising and publicity, in any form, type or media, which identifies or lists any of Tenant's locations in the trade area, and shall include advertising pursuant to Section 15.05, and all advertising and publicity in connection with a "grand opening" or other extraordinary event occurring or concerning any other Tenant location in the trade area.
                      (ii) "Equal prominence" means that the tone, position, color, type face, type style or other characteristics of the listing or identification of the Premises are the same as or as conspicuous to the listener, viewer or reader as the same characteristics of the listing or identification of another trade area location(s) of Tenant to which comparison is made.
                      (iii) The "trade area" means the County of Orange,
                  California.

ADVERTISING       Section 15.05  See Addendum
EXPENDITURES          (a)  Tenant shall spend each lease year an amount equal to not less than two percent (2%) of its gross sales for such lease year on advertising its South Coast Plaza location in or for magazines, newspapers, radio, television, direct mail advertising or other measured media providing advertising external to the Center and selected by Tenant, but providing for distribution or dissemination within the primary trade area of the Center. For this purpose and for the purpose of subsection (c), the primary trade area of the Center shall be the largest prohibited area described in Section 6.03 (without reference to any typed or interlineated changes to such Section). If Tenant includes one or more other locations in any advertising pursuant to this Section then, so long as the Premises is identified with equal prominence (as defined in Section 15.04) to the identification of each such other location, the amount to be credited against Tenant's advertising requirement pursuant to this Section shall be determined by multiplying the total cost to Tenant of such advertising by a fraction, the numerator of which is one (1) and the denominator of which is the total number of locations listed or identified in such advertising. If the Premises is identified less prominently than any other location, then no portion of the cost of such advertising shall be credited against Tenant's requirement pursuant to this Section.
                      (b)  Tenant shall furnish to Landlord, together with the
                  annual statement furnished under Section 4.02(b), a statement showing the amounts spent by Tenant on advertising its South
                  Coast Plaza location as provided in subsection (a) during the preceding lease year, including all credits, if any, pursuant to Section 15.07. If it shall appear from such statement or from an audit of Tenant's records that Tenant has expended for such advertising less than the required two percent (2%) of gross sales as herein provided, Tenant shall pay the difference between the amount actually expended for such advertising and two percent (2%) of Tenant's gross sales for such lease year to the Fund within thirty (30) days after demand is made therefor by Landlord. The audit right specified in Sections 4.03(a) and (b) shall extend to Tenant's books and records as to advertising expenditures for the Premises, and Landlord may examine such advertising records separately or concurrently with any examination of Tenant's books and records with respect to gross sales.
                      (c)  In addition to Tenant's annual advertising
                  requirement set forth in this Section, Tenant shall spend on advertising appearing during the period from thirty (30) days prior to thirty (30) days subsequent to the date on which Tenant opens the Premises for business an amount equal to two
                  (2) months initial Minimum Rent. Such expenditures shall be limited to advertisements promoting the opening of the Premises, and such media shall be as selected by Tenant and any such media shall be distributed or disseminated in the primary trade area of the Center. The first statement submitted by Tenant pursuant to subsection (b) above shall separately set forth the amount expended by Tenant pursuant to this subsection (c), and if Tenant shall fail to spend the amount required by this subsection, then Tenant shall pay the difference between the amount required to be spent hereunder and the amount actually spent by Tenant to the Fund within thirty (30) days after demand is made therefor by Landlord.

ACCEPTANCE OF     Section 15.06  See Addendum
CENTER GIFT           For so long as Landlord or any agent or contractor of
CERTIFICATES      Landlord sells gift certificates for redemption at Center
                  stores, Tenant shall accept such certificates at the Premises.
                  Sales made in exchange for gift certificates shall be treated by Tenant on the same basis as cash sales. Tenant shall redeem gift certificates exchanged at the Premises with Landlord or Landlord's agent or contractor, as designated from time to time by Landlord. Nothing herein shall obligate Landlord to continue such gift certificate program for any particular period of time or at all.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

PUBLICATIONS      Section 15.07  See Addendum
PROGRAM               In addition to all other advertising and promotional fund
ADVERTISING       expenditures to be made by Tenant pursuant to this lease,
                  Tenant shall purchase advertisements of its location in the Premises (only) in either (a) two (2) of the seasonal catalogs prepared and disseminated annually by Landlord or (b) in any other publications then included in Landlord's Publications
                  Program for the Center. To the extent that Tenant elects to utilize alternative (b) for any advertisement(s), the cost of such advertisement(s) placed in such other publication(s) shall be at least equal to the then cost of an advertisement in Landlord's seasonal catalog. Such advertisements shall be of any size made available by Landlord and the costs thereof shall be established by Landlord. The costs of such advertisements shall not be credited against any other obligation of Tenant pursuant to this lease; provided, however, that any amount spent by Tenant pursuant to this
                  Section in excess of the cost of two (2) seasonal catalog advertisements shall be credited against Tenant's annual advertising requirement pursuant to Section 15.05. Nothing herein shall require Landlord to continue the preparation and distribution of such seasonal catalogs or to continue its Publications Program, and if Landlord elects to cease publishing such catalogs or to cease such Publications
                  Program, Landlord may designate other advertising vehicles to be used by Tenant with a cost for such advertisements equivalent to the cost of the two (2) required catalog advertisements. If Tenant shall fail to place any advertisement required by this Section or shall place and then cancel any such advertisement, Tenant shall pay to the Fund as additional rent and within ten (10) days after Tenant's receipt of Landlord's invoice therefor, an amount equal to the cost which Tenant would have incurred for such advertisement.
                  The particular seasonal catalogs and/or other publications in which Tenant shall place its advertisements shall be selected by Tenant from Landlord's Publications Program in effect from time to time and need not be the same catalogs or other publications from year to year.

SIGNS ON          Section 15.08   See Addendum
EXTERIOR FASCIA       Tenant acknowledges that it has been advised by Landlord
                  that Landlord's present sign policy and the ordinances of the City of Costa Mesa substantially restrict signs on the exterior fascia of the Center (i.e., the exterior of the Center common areas). Accordingly, Tenant acknowledges that Landlord has informed Tenant that Tenant may not place any sign on the exterior fascia of the Center and Tenant agrees to comply with such restriction. Nothing contained herein, however, shall be deemed or construed to preclude Tenant's signs (in conformity with the provisions of Exhibits "C" and "E" hereto) on the exterior of the Premises fronting onto the Enclosed Mall.

                                 ARTICLE XVI.
                                 MISCELLANEOUS

ESTOPPEL          Section 16.01  See Addendum
STATEMENTS            (a)  Tenant shall, at any time and from time to time, upon not less than twenty (20) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the dates to which the Minimum Rent and additional rent are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (iii) acknowledging (if true) the accuracy of such other facts regarding Tenant, the Premises or this lease as are included in such statement by Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the Center.
                      (b)  Tenant's failure to deliver such statement within
                  such time period shall be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one month's Minimum Rent has been paid in advance and (iv) that any other statements of fact regarding Tenant, the Premises or this lease included by Landlord in the statement are correct.
                      (c)  Tenant shall be liable for all losses, costs and
                  expenses resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in any estoppel certificate supplied by Tenant or the failure of Tenant to deliver any statement required by this Section.
                  Tenant irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any estoppel certificate if Tenant fails to deliver the same within such twenty (20) day period, and such certificate, as signed by Landlord, shall be binding on Tenant.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

LANDLORD'S RIGHT  Section 16.02   See Addendum
OF ACCESS             Landlord and its agents shall have the right (a) to enter
                  the Premises at all reasonable times for the purposes of examining or inspecting the same to ascertain if they are in good repair, monitoring, improving and remedying indoor air quality within the Center, taking field measurements for the use of Landlord or any subsequent tenant of the Premises and making such alterations, repairs, improvements or additions to the Premises as Landlord may be required or permitted to make hereunder, exhibiting the same to prospective purchasers, lenders and tenants and posting notices which Landlord may deem necessary for its protection and (b) at any time in an emergency. Tenant shall cooperate with Landlord in exhibiting the Premises to prospective purchasers, lenders and tenants.
                  Access by Landlord hereunder shall not, under the circumstances, unreasonably interfere with Tenant's use and enjoyment of the Premises, and Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, occupancy or quiet enjoyment arising out of any permitted entry by Landlord. Tenant acknowledges that Landlord shall not retain a key to the Premises and may, in any emergency, enter the Premises in any manner which Landlord reasonably determines to be necessary, without liability therefor to Tenant. No entry by Landlord pursuant to this Section shall be deemed to constitute an eviction of Tenant or a forcible detainer of the Premises.

TRANSFER OF       Section 16.03
LANDLORD'S            The term "Landlord" as used herein shall be limited to
INTEREST          mean and include only the owner(s) at the time in question of fee title to or a ground lease interest in the Center. In the event of any transfer or transfers of the landlord's interest in the Premises (other than a transfer for security purposes only), the transferor shall be automatically relieved of any and all obligations and liabilities on the part of the landlord accruing from and after the date of such transfer. If any security deposit has been made by Tenant, the landlord may transfer such security deposit to such transferee, and thereupon the transferor shall be discharged from any further liability with respect thereto. Landlord and any transferee shall have the absolute right to transfer its interest or any portion thereof in the Center.

FLOOR AREA        Section 16.04
                      (a)  "Floor Area" as used in this lease means, with
                  respect to the Premises and with respect to each store separately leased, the aggregate of (i) the number of square feet of floor space on all floor levels, including mezzanines, measured from the center line of party walls between tenant areas and the exterior face of all other walls, and (ii) all outside selling areas used for the sale of merchandise by tenants, other than restaurant seating areas located outside of the lease lines of restaurant premises either in the Enclosed Mall or exterior common areas of the Center. No deduction or exclusion from Floor Area shall be made by reason of columns, stairs, elevators, escalators, or other interior construction or equipment. Landlord may, at any time and from time to time, make changes or additions to the Center which result in an increase or decrease in the aggregate Floor Area occupied or designed for occupancy by tenants of the Center;
                  provided, that, except as provided herein, no such change or addition shall increase or decrease the Floor Area of the Premises without Tenant's prior consent.
                      (b)  Landlord shall, upon completion of Tenant's Work,
                  cause the Premises to be measured in accordance with the provisions of this Section and shall notify Tenant in writing as to the Floor Area as finally determined. In the event that the Floor Area of the Premises as so determined is greater or lesser than that set forth in the applicable Fundamental Lease
                  Provision, Landlord shall, effective as of the Rent
                  Commencement Date, adjust the monthly Minimum Rent (based upon the per square foot rate set forth in the applicable
                  Fundamental Lease Provision) and all items of additional rent based upon Floor Area (based upon the applicable charge rates in effect at the Rent Commencement Date), and shall supply to Tenant a statement setting forth, in reasonable detail, such adjustments. Any additional Minimum Rent or additional rent due as the result of such adjustment shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of Landlord's statement; any overpayment by Tenant shall be credited against the next rent payable by Tenant. Subsequent to such adjustment, Tenant shall pay monthly Minimum Rent based upon such adjusted Floor Area and all items of additional rent based upon Floor Area in the adjusted amounts set forth in such statement. Upon any change in the Floor Area of the Center, Landlord shall make a similar adjustment to additional rent pursuant to this Section.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

DEPOSIT AND       Section 16.05  See Addendum
FINANCIAL             (a)  Tenant has deposited with Landlord the sum specified
STATEMENTS        in the applicable Fundamental Lease Provision as security for the full and faithful performance of every provision of this lease to be performed by Tenant. If Tenant defaults with respect to any provisions of this lease, including but not limited to the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after receipt of written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.
                  If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit shall be applied against any amounts owed by Tenant to Landlord at the expiration or termination of this lease and any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after Tenant delivers possession of the Premises to Landlord.
                      (b)  Tenant shall, prior to or upon its execution and
                  delivery of this lease to Landlord, provide to Landlord current financial statements consisting of at least (i) a balance sheet of Tenant as of a date within ninety (90) days prior to Tenant's execution of this lease, (ii) an income or profit and loss statement of Tenant for its last full fiscal year and (iii) if Tenant's last full fiscal year ended more than ninety (90) days prior to the date of Tenant's execution of this lease, a profit and loss statement for the period from the end of such last full fiscal year to a date within ninety
                  (90) days prior to the date of Tenant's execution of this lease. If such financial statements are audited or reviewed by an independent public accountant, such financial statements shall be accompanied by the letter or certificate of such accountant. Otherwise, such financial statements shall be accompanied by a certificate executed by Tenant's chief financial officer certifying as to the accuracy and completeness of such financial statements.

LATE PAYMENTS     Section 16.06  See Addendum
AND DELIVERIES        (a)  Any amount due from Tenant to Landlord hereunder
                  which is not paid to Landlord when due shall bear interest at the maximum rate of interest which Landlord is then permitted to charge by the applicable usury law, accruing from the date due until the same is fully paid. Payment of such interest shall not excuse or cure any default by Tenant pursuant to this lease. Such rate shall remain in effect after the occurrence of any breach or default hereunder by Tenant to and until payment of the entire amount due.
                      (b)  [Intentionally Deleted]
                      (c)  [Intentionally Deleted]

SEPARABILITY      Section 16.07
                      Any provision of this lease which shall prove to be
                  invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

TIME OF ESSENCE   Section 16.08   See Addendum
                      Time is of the essence with respect to the performance of
                  every provision of this lease in which time of performance is a factor. All references in this lease to "days" shall mean calendar days unless specifically indicated to the contrary.

HEADINGS          Section 16.09
                     The Article and Section captions contained in this lease
                  are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

INCORPORATION OF  Section 16.10
PRIOR AGREEMENTS;     This lease and the exhibits and any addenda hereto cover
AMENDMENTS;       in full each and every agreement of every kind and nature
COUNTERPARTS      whatsoever between the parties hereto concerning the Premises and the Center, and all preliminary negotiations and agreements of whatsoever kind with respect to the Premises or the Center, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time had any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or others, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. No provision of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and, if Landlord has notified Tenant of a lender to Landlord pursuant to Section 13.03, the written consent of such lender. No employee or agent of Landlord shall have authority, by letter, memorandum or other written communication, to amend, vary or delete any provision of this lease or any exhibit hereto, unless such written instrument bears the signature of Landlord's managing general partner.
                  This lease shall be construed strictly neither against Landlord nor Tenant. This lease shall be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

NOTICES           Section 16.11   See Addendum
                      Any notice, consent or approval ("Notice") required or
                  permitted to be given hereunder shall be in writing and may be served personally or by mail; if served by mail it shall be addressed as specified in the applicable Fundamental Lease
                  Provision. Any Notice to Tenant may, after Tenant opens the Premises for business, be sent instead to it at the Premises.
                  Any Notice which is personally served shall be effective upon service; any Notice given by mail shall be deemed effectively given, if deposited in the United States mail in the State of California, registered or certified with return receipt requested, postage prepaid and addressed to the Premises (for
                  Tenant) or as specified in the applicable Fundamental Lease
                  Provision, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, either party may send Notices by FACS or by any reputable courier service which provides written proof of delivery. Any Notice sent by FACS shall be effective upon confirmation of receipt in legible form, and any Notice sent by courier shall be effective upon the date of delivery or refusal as set forth in the courier's delivery receipt. Either party may, by Notice to the other from time to time, specify a different address for Notice purposes.

BROKERS           Section 16.12   See Addendum
                      Tenant warrants that it has had no dealings with any real
                  estate broker or agent in connection with the negotiation of this lease, excepting only the broker, if any, named in the applicable Fundamental Lease Provision, and that Tenant knows of no other real estate broker or agent who might be entitled to a commission in connection with this lease. Tenant expressly agrees and covenants to hold Landlord harmless and to defend Landlord (with counsel reasonably satisfactory to Landlord) from any claims, threatened or asserted, by any broker, finder or agent claiming under or through Tenant in connection with the negotiation and execution of this lease.
                  Any broker or finder specified in the applicable Fundamental
                  Lease Provision shall be paid by Landlord, but only in such amount(s) and at such time(s) as shall be agreed upon in writing by Landlord and such broker or finder. Payment of any broker or finder claiming through Tenant shall, except as set forth in the immediately preceding sentence, be the sole responsibility of Tenant.

WAIVERS           Section 16.13  See Addendum
                       No waiver of any provision hereof shall be deemed a
                  waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. Failure of Landlord to take any action or send any notice to Tenant shall not be deemed a waiver by Landlord of any failure by Tenant to timely and properly exercise any option granted to Tenant pursuant to this lease or any amendment hereto. Any such option which is not exercised within the time and in the manner specified for exercise shall automatically lapse without requirement of any action by Landlord. No act or thing done by Landlord or Landlord's agents during the term of this lease shall be deemed an acceptance of a surrender of the Premises, unless done in a writing signed by Landlord. Tenant's delivery of keys to any employee or agent of Landlord shall not operate as a termination of this lease or a surrender of the Premises unless done pursuant to a written agreement to such effect executed by Landlord.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
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                                                            H.T.S.

RECORDING         Section 16.14  See Addendum
                      Tenant shall not record this lease without the prior
                  written consent of Landlord. Tenant, upon the request of Landlord, shall execute, acknowledge and deliver a "short form" memorandum of this lease for recording purposes.

ADVERTISING AND   Section 16.15   See Addendum
PROMOTIONAL FUND      (a)  Tenant acknowledges that Landlord has established a
                  promotional fund for the Center (the "Fund") to establish centralized control of promotional policies, activities and expenditures.
                      (b)  The Fund shall be maintained and used as follows:
                           (i)   Landlord shall operate the Fund to furnish and
                  maintain professional advertising and sales promotions for the benefit of all contributing tenants of the Center. The purposes of the Fund shall be to assist the businesses of contributing tenants by sales promotions, group advertising and other activities promoting contributing tenants and the Center.
                           (ii)  The initial annual contribution to the Fund by
                  Tenant shall be at the rate per square foot of Floor Area set forth in the applicable Fundamental Lease Provision (or in the minimum amount of $2,500 per year). Tenant's initial contribution may be adjusted at the end of each lease year as reasonably determined by Landlord to be necessary to cover increased costs in operating the Fund and/or to advertise and promote the Center in a manner satisfactory to Landlord. The rate used for determining the amount of Tenant's contributions to the Fund need not be the same rate used in determining the amount of contributions to the Fund by other tenants of the Center. Contributions to the Fund shall be additional rent pursuant to this lease, and failure of Tenant to pay any required contribution to the Fund as and when due shall be deemed a default under this lease entitling Landlord to exercise all remedies available to a landlord against a defaulting tenant, including those set forth in Article XIII.
                  Such contribution shall be payable in equal monthly installments in advance at the same times as Minimum Rent payments are due.
                           (iii) Landlord agrees to contribute to the Fund each
                  lease year an amount equal to twenty-five percent (25%) of the aggregate contributions of tenants of the Center to the Fund, provided that Landlord's aggregate contribution to the Fund for any lease year shall not exceed $30,000.
                           (iv)  Landlord shall have the exclusive right to hire
                  a marketing director, secretary and other personnel who, in Landlord's sole judgment, are required to carry out the purposes of the Fund. All such personnel shall be under the exclusive control and supervision of Landlord, who shall have the sole authority and responsibility to hire and discharge such personnel and to determine their compensation and benefits. Landlord shall have the sole authority to direct the performance by such personnel of their activities, including but not limited to, placement of advertising, scheduling of promotional events and attendance at trade or industry conventions.
                           (v)   Landlord shall have the exclusive right to
                  select a committee, composed of a representative of Landlord and at least four (4) representatives of tenants at the Center, to render advice to Landlord in connection with promotional and advertising activities conducted through the Fund. All such committee members shall be selected by and shall serve at the pleasure of Landlord. The sole function of such committee shall be to render advice when and if requested by Landlord, and such committee shall have no approval or consent rights with respect to Landlord's decisions concerning the use of the Fund. Tenant (or Tenant's manager at the Premises) shall serve as a member of such committee if so requested by Landlord.
                           (vi)  Nothing contained herein shall require Landlord
                  to spend more in any lease year in operating the Fund than Landlord collects from tenant contributions to the Fund plus
                  Landlord's contribution specified above. Landlord may charge all costs and expenses of operating the Fund in any lease year against the budget therefor. Said costs and expenses may include without limitation the following:
                                 (A)  the services of a marketing director and
                  all staff and outside consultants (including professional marketing service organizations) deemed necessary by Landlord to carry out effectively the purposes of the Fund, including without limitation all payroll, payroll taxes and employee benefits of any such director and staff;
                                 (B)  such reasonable amount of space within the
                  Center or elsewhere as may be necessary to operate the Fund, the rental therefor to be comparable to the rentals for similarly sized tenant spaces in the Center;
                                 (C)  all actual costs incurred in advertising
                  and promoting the Center, including without limitation radio, newspaper, television, direct and indirect costs of services, artwork, copy, printing, paper, stationery and supplies; and
                                 (D)  such office equipment, utilities and
                  telephones as may be deemed necessary by the promotional director.

                                                          LANDLORD'S    TENANT'S
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                                                          ----------    --------
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                                                            H.T.S.

                      (c)  [Intentionally Deleted]
LIENS             Section 16.16  See Addendum
                      Tenant shall do all things reasonably necessary to prevent the filing of any mechanics' or other liens against the Center or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against the Center, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Tenant in Tenant's discretion and in good faith determines that such lien should be contested, shall furnish such security as may be necessary or required to
                  (a) prevent any foreclosure proceedings against the Center during the pendency of such contest, and (b) cause Chicago
                  Title Insurance Company or other mutually satisfactory title company to remove such lien as a matter affecting title to the Center on a title report or title policy issued with respect to the Center. If Tenant shall fail to either discharge such lien or furnish such security within such period, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Section 16.16, including
                  Landlord's costs, expenses and reasonable attorneys' fees incurred in connection therewith, with interest thereon at the rate determined pursuant to Section 16.06 from date of payment by Landlord until repaid by Tenant. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity and Landlord shall have the right to post such notices of nonresponsibility as are provided for in the mechanics' lien laws of California.

SUBORDINATION     Section 16.17  See Addendum
                      This lease shall, at Landlord's option, be either superior or subordinate to all ground or underlying leases and any mortgage, deed of trust or other security instrument that may exist or hereafter be placed upon the Center or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Tenant shall, within ten (10) days after receipt of written demand by Landlord, (a) execute such instruments as may be required at any time and from time to time to subordinate the rights and interests of Tenant under this lease to any such ground lease or the lien of any such mortgage, deed of trust, or other security instrument, or, if requested by Landlord, to subordinate any such ground lease, mortgage, deed of trust or other security instrument to this lease and (b) supply such financial information concerning
                  Tenant as may be requested by any ground lessor or lender.
                  Provided, however, that Tenant shall, in the event any proceedings are brought for the termination of such ground lease or the foreclosure of any such mortgage or deed of trust, attorn to the ground lessor or purchaser upon foreclosure sale or sale under power of sale, and shall recognize such ground lessor or purchaser as landlord under this lease, and, so long as Tenant is not in default hereunder, such termination or foreclosure shall not terminate this lease or otherwise affect Tenant's rights hereunder.
                  Tenant expressly waives any right to terminate this lease on account of any such termination or foreclosure.
                      Without limiting the generality of the foregoing, Tenant
                  shall, promptly following the Rent Commencement Date, and within ten (10) days after receipt of written request therefor by Landlord, execute and deliver to Landlord six (6) copies of a lease estoppel certificate in the form attached hereto as Exhibit "I." Landlord shall, upon the occurrence of the Rent
                  Commencement Date, complete all information required in such certificate and deliver execution copies of the certificate to Tenant along with Landlord's written request pursuant to this paragraph.

TENANT'S          Section 16.18  See Addendum
AUTHORITY             Each individual executing this lease on behalf of Tenant
                  represents and warrants that the execution and delivery of this lease on behalf of Tenant is duly authorized, that he or she is authorized to execute and deliver this lease on behalf of Tenant and that this lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, Tenant shall also deliver to Landlord concurrently with executed copies of this lease a certified copy of a resolution of Tenant's board of directors or the executive committee thereof authorizing or ratifying the execution of this lease. Failure of Tenant to provide such resolution shall not, however, relieve Tenant of its obligations pursuant to this lease.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
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                                                            H.T.S.

SAFETY AND        Section 16.19  See Addendum
HEALTH                (a)  Tenant covenants at all times during the term of this lease to comply with:
                           (i)   The requirements of the Occupational Safety and
                  Health Act of 1970, 29 U.S.C. Section 651 et seq. and any analogous legislation in California (collectively, the "Act"), to the extent that the Act applies to the Premises and any activities therein;
                           (ii)  The Americans with Disabilities Act of 1990,
                  Chapter 31A of the California Code of Regulations, the latest version of the Uniform Building Code adopted by the City of Costa Mesa and all regulations promulgated under any of the foregoing dealing with the handicapped (collectively, the "ADA") including, without limitation, those provisions of the ADA which apply to employment and access to public accommodations and facilities, insofar as the ADA is applicable to the Premises; and
                           (iii) California AB13 dealing with the smoking of
                  tobacco products in enclosed work places, any local ordinances covering the same subject and all regulations issued under such legislation or such ordinances (collectively, "AB13"), to the extent applicable to the Premises.
                      (b)  Without limiting the generality of the foregoing,
                  Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of the Act, ADA and AB13, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises, and Tenant agrees to indemnify and hold harmless Landlord from any liabilities, claims or damages arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom including, without limitation, attorneys' fees and court costs incurred by Landlord in connection therewith.
                  Tenant's compliance obligations pursuant to this Section shall be at Tenant's sole cost and shall, if required, include (i) implementation of policies relating to hiring, promotion and other employment-related matters required by Title I of ADA and (ii) implementation of readily achievable changes, auxiliary aides and policies to facilitate reasonable access as required by Title III of ADA.

INDEMNITIES       Section 16.20
                      The obligations of the indemnifying party under each and
                  every indemnification and hold harmless provision contained in this lease shall survive the expiration or earlier termination of this lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

NON-DISCLOSURE    Section 16.21  See Addendum
OF LEASE TERMS        Landlord and Tenant agree that the terms of this lease are confidential and constitute proprietary information of the parties hereto. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants of the Center. Each of the parties hereto agrees that such party, and its respective partners, officers, directors, employees, agents and attorneys, shall not disclose the terms and conditions of this lease to any other person without the prior written consent of the other party hereto except pursuant to an order of a court of competent jurisdiction.
                  Provided, however, that Landlord may disclose the terms hereof to any lender now or hereafter having a lien on Landlord's interest in the Center, or any portion thereof, and either party may disclose the terms hereof to its respective independent accountants who review its respective financial statements or prepare its respective tax returns, to any prospective transferee of all or any portions of their respective interests hereunder (including a prospective sublessee or assignee of Tenant), to any lender or prospective lender to such party, to any governmental entity, agency or person to whom disclosure is required by applicable law, regulation or duty of diligent inquiry and in connection with any action brought to enforce the terms of this lease, on account of the breach or alleged breach hereof or to seek a judicial determination of the rights and obligations of the parties hereunder.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
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                                                            H.T.S.

GENDER; TENANTS   Section 16.22
                      The use of the masculine pronoun includes the feminine and neuter genders; the use of the singular form of a pronoun includes the plural and vice-versa. If there be more than one person or entity indicated as Tenant herein, (a) each person or entity subscribing as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder and (b) the act or signature of or notice from or to any one or more of them with respect to this lease shall be binding upon each and all of the persons and entities subscribing as Tenant. Subject to the provisions of Article X, the terms, conditions and covenants contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, marital communities, if any, and assigns of the parties hereto. Nothing herein shall constitute Landlord and Tenant as partners or joint venturers.

FORCE MAJEURE     Section 16.23   See Addendum
                      In the event that either Landlord or Tenant is delayed in
                  performing any obligation of Landlord or Tenant pursuant to this lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay. For the purpose of this
                  Section:
                      (a)  A cause shall be beyond the reasonable control of a
                  party to this lease when such cause would affect any person similarly situated (such as a power outage, labor strike or truckers' strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time materials sufficiently in advance).
                      (b)  This Section shall not apply to any obligation to pay money or delay the Rent Commencement Date.
                      (c)  In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party hereunder, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay.

YIELD UP          Section 16.24
PREMISES              At the expiration or earlier termination of this lease,
                  Tenant shall peaceably yield up the Premises and all additions made upon the same and the keys thereto to Landlord within fifteen (15) days after such expiration or termination date, in the condition specified in Section 16.28(a) and shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document which may be reasonably requested by any reputable title company to remove this lease as a matter affecting title to the Premises on a title policy or preliminary title report with respect to the Center.

RELOCATION OF     Section 16.25  [Intentionally Deleted]
TENANT

NO OPTION         Section 16.26   See Addendum
                      Submission of this lease to Tenant shall not be deemed to
                  be an offer or option for Tenant to lease the Premises or a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.
                  Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Premises to Tenant until such time as Tenant has paid to Landlord the security deposit required by Section 16.05, the first month's
                  Minimum Rent pursuant to Section 3.01, the initial contribution to the Fund required by Section 16.15, the Plan
                  Review fee required by Section 17.03, the clean-up deposit required by Section 17.04, and any other sum owed pursuant hereto, and has delivered to Landlord a certificate as to Tenant's insurance pursuant to Article VIII, certified resolutions pursuant to Section 16.18 (if applicable) and any guaranty required with respect to Tenant's obligations.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
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                                                            H.T.S.

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

LANDLORD          Section 16.27
LIABILITY             The obligations of Landlord herein are intended to be
                  binding only on the property of the entity acting as Landlord and shall not be personally binding, nor shall any resort be had to the private properties of, the general partners thereof or any employees or agents of Landlord. Without limiting the foregoing, (a) no partner, agent or employee of Landlord shall be personally liable for any amount payable by Landlord hereunder, for the observance or performance of any obligations or covenants of Landlord herein or for the breach by Landlord of any representations or warranties, (b) any judgment or decree in any action brought to enforce any obligation of Landlord hereunder shall be enforceable against its partners only against their respective partnership interests in Landlord, (c) any such judgment or decree shall not be subject to execution upon or be a lien upon the assets of any partner other than such partner's interest in the partnership assets of Landlord, and (d) neither a negative capital account of a partner, nor any obligation of a partner to restore a negative capital account, to contribute capital to or to make a loan to Landlord, shall be a partnership asset of Landlord, and Tenant shall not have any right to collect, enforce or proceed against any partner of Landlord on account of any such negative capital account, contribution obligation or loan obligation.

TERMINATION       Section 16.28  See Addendum
                      If this lease is terminated by either party under any
                  provision hereof, and upon the expiration of the term of this lease (collectively, the "termination date"), the following shall pertain:
                      (a)  Tenant shall, within fifteen (15) days after the
                  termination date, remove from the Premises all merchandise, furniture, furnishings, equipment and movable trade fixtures and shall surrender the Premises to Landlord in the condition required by Sections 7.02(c), 7.03 and 7.04. Tenant shall, at Tenant's cost, repair any damage to the Premises caused by such removal. Any items which Tenant is permitted to remove but fails to remove prior to the surrender of the Premises to Landlord shall be deemed abandoned by Tenant, and Landlord may retain or dispose of the same as Landlord sees fit without claim by Tenant thereto or to any proceeds thereof. If
                  Landlord elects to remove and dispose of any such items abandoned by Tenant, the cost of such removal and disposal shall be additional rent payable by Tenant to Landlord upon demand. Tenant shall pay all amounts payable by it through surrender of possession following the termination date and any costs charged pursuant to the immediately preceding sentence, each of the parties shall bear their own costs and fees incurred (including all costs incurred in performing their respective obligations hereunder) through surrender of possession following the termination date and from and after surrender of possession following the termination date neither party shall have any further obligations to the other, except for those obligations set forth in this subsection, in Section
                  16.16 and in subsection (b) below.
                      (b)  Notwithstanding the provisions of subsection (a),
                  upon any such termination or expiration, the following shall pertain:
                           (i)   Landlord agrees to defend, indemnify and hold
                  harmless Tenant from and against any and all claims, costs, expenses, losses, damages, actions and causes of action for which Landlord is responsible under this lease and which accrue on or before surrender of possession following the termination date.
                           (ii)  Tenant agrees to defend, indemnify and hold
                  harmless Landlord from and against any and all claims, costs, losses, expenses, damages, actions and causes of action for which Tenant is responsible under this lease and which accrue on or before surrender of possession following the termination date.
                           (iii) Tenant shall remain liable for the cost of all
                  utilities used in or at the Premises through surrender of possession following the termination date accrued and unpaid, whether or not then billed, as of surrender of possession following the termination date until full payment thereof by Tenant. Tenant shall obtain directly from the companies providing such services closing statements for all services rendered through surrender of possession following the termination date and shall promptly pay the same. If any utility statement with respect to the Premises includes charges for a period partially prior to and partially subsequent to surrender of possession following the termination date, such charges shall be prorated as between Landlord and Tenant, with Tenant responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through surrender of possession following the termination date and the denominator of which is the total number of days of service on such statement) through surrender of possession following the termination date and Landlord shall be responsible for the balance. The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

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                                                            H.T.S.

                      (iv) Tenant shall remain responsible for any taxes of the type described in Section 5.03 and assessed against the Premises and the personal property located therein or thereon with a lien date prior to surrender of possession following the termination date, irrespective of the date of the billing therefor, and shall indemnify and hold Landlord harmless with respect to any claims for such taxes or resulting from non-payment thereof.

TAX BENEFITS      Section 16.29
                      Landlord shall be entitled to all tax benefits arising
                  from all construction by Landlord with respect to the Premises and any allowance provided by Landlord to Tenant pursuant to this lease. Subject to the immediately preceding sentence, Tenant shall be entitled to all tax benefits arising from Tenant's Work with respect to the Premises pursuant to Section
                  17.03, arising from any alterations to or renovation of the Premises conducted by Tenant or arising from the installation by Tenant in the Premises of furniture, furnishings and equipment. Neither party shall claim or attempt to claim any tax benefits which are the property of the other party hereunder. Prior to payment to Tenant of any tenant allowance, Tenant shall supply to Landlord a detailed list of the items included in Tenant's Work and their respective costs, including costs of installation.

ACCORD AND        Section 16.30  See Addendum
SATISFACTION          (a)  The receipt, retention, cashing, depositing or
                  endorsement by Landlord of any check, draft or other instrument of payment delivered by Tenant or any proposed assignee of or successor to Tenant shall not be deemed to be an acceptance by Landlord of any attempted alteration, assignment or notation written on said instrument by the maker thereof.
                      (b)  No payment by Tenant or receipt by Landlord of a
                  lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest accruing rent, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this lease or available at law or in equity.

FINANCING         Section 16.31  See Addendum
                      If any lending institution with which Landlord has
                  negotiated or may negotiate for financing for the Center requires any changes to this lease, Tenant shall promptly execute and deliver an amendment to this lease prepared by Landlord and embodying such changes, so long as such changes do not materially increase Tenant's obligations hereunder. In the event that Tenant shall fail to execute and deliver such amendment within twenty (20) days after receipt thereof by Tenant, such failure shall constitute a default hereunder by Tenant and shall entitle Landlord to all remedies available to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those remedies set forth in Article XIII.

LANDLORD'S        Section 16.32  [Intentionally Deleted]
CONSENT

MORTGAGEE CURE    Section 16.33
RIGHTS                Within ten (10) days after receiving written notice from
                  the holder of any mortgage, deed of trust or other security interest (collectively, a "Mortgage") to the effect that such Mortgage covers the Premises as a part of the property encumbered by such Mortgage, Tenant shall, so long as the Mortgage is outstanding, give to the holder of the Mortgage the same notice and opportunity to correct any default on the part of Landlord as is provided to Landlord pursuant to
                  Section 13.03. Such notices by Tenant to the holder of the Mortgage shall be sent to the holder at the address specified in the written notice from the holder to Tenant, and any such notice may be given by Tenant to Landlord and such holder concurrently. Tenant shall not be liable for failure to give notice of any default by Landlord to the holder of the Mortgage, but if Tenant fails to notify the holder of a Mortgage of a default by Landlord hereunder, the time within which such holder shall have the right to cure such default by Landlord shall not commence to run until such holder shall have been notified by Tenant of the default on the part of Landlord.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

OBLIGATIONS OF    Section 16.34
A MORTGAGEE           In connection with any assignment of this Lease and/or the rents payable hereunder, whether as security or absolute, in connection with financing on all or part of the Center, Tenant agrees that the holder of a Mortgage who receives an assignment of Landlord's interest in this lease and/or the rents hereunder in connection with such financing shall never be treated as a mortgagee in possession or be liable for any obligations of Landlord, even if such holder shall have commenced collecting rents hereunder, until such time as the holder shall have obtained actual legal title to or actual physical possession of the Premises. Further, no holder of a Mortgage or any other person or entity acquiring title to the Premises through foreclosure or transfer by or in lieu of enforcement of the lien of a Mortgage shall ever be responsible or liable to Tenant for (a) damages or offset for any default or act or omission by any predecessor landlord,
                  (b) any credit against Tenant's obligations under this lease for rents prepaid more than one month in advance, (c) any termination or assignment of this lease except strictly in accordance with the terms of this lease and with the consent of such holder, (d) any deposit or other sum held or on behalf of Landlord as security for Tenant's performance hereunder unless such security is transferred to such holder, (e) any change to this lease made without the prior written consent or written joinder of such holder or (f) any unperformed construction obligation or other defaults of a continuing nature which are cured within a reasonable time following the acquisition by any such party of title to the Premises.
                  Further, notwithstanding anything to the contrary contained in
                  Section 16.27 or elsewhere in this lease, no holder of a Mortgage or any other person or entity acquiring title to the Premises through foreclosure or transfer by or in lieu of enforcement of the lien of a Mortgage shall be personally liable for the obligations of Landlord under this lease, nor shall any resort be had to any assets of such holder or other person other than such holder's or other person's interest in the Center.

                                 ARTICLE XVII.
                           CONSTRUCTION OF PREMISES

CONDITION OF      Section 17.01  See Addendum
PREMISES              Tenant accepts the Premises "AS IS" and after inspection
                  by Tenant, which inspection is confirmed by Tenant's signature hereto. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Center or the suitability of either for the conduct of Tenant's business.

DESIGN REVIEW     Section 17.02   See Addendum
                      On or before the date specified in the applicable
                  Fundamental Lease Provision, Tenant and Landlord's architect shall hold a preliminary design meeting (the "PDM"), to review and discuss Tenant's Work pursuant to Section 17.04. The PDM shall be subject to and in accordance with the following:
                      (a)  Tenant shall be responsible to schedule the PDM
                  promptly upon receipt by Tenant of a fully executed copy of this lease. The PDM shall be scheduled through Landlord's architectural department at (714) 546-0110. Tenant shall not commence preparation of working drawings and specifications until the PDM has been held, and in no event will Landlord review and approve working drawings and specifications until the PDM has been held.
                      (b)  Tenant shall cause its architect and any other
                  person(s), such as interior design consultants and electrical/mechanical engineers employed by Tenant in connection with Tenant's Work, whom Tenant believes will be involved in the design of Tenant's Work, to attend the PDM.
                  Landlord shall cause its architect and any consultant(s) deemed necessary by Landlord to participate in the PDM. If
                  Tenant or its architect/consultants are not located in the geographical area in which the Center is located, the PDM may be held by conference telephone call after submission of the items required pursuant to subsection (c).
                      (c)  At least three (3) days prior to the PDM, Tenant
                  shall deliver to Landlord's architect each of the following:
                           (i)   A conceptual color board with colors and
                  materials which Tenant intends to use as part of Tenant's
                  Work;
                           (ii)  A conceptual dimensioned storefront elevation
                  with all colors and materials identified and Tenant's sign depicted on the Premises storefront or, in the alternative, photographs, artists' renderings or a study model of storefronts previously constructed by Tenant;
                           (iii) Material samples of the conceptual interior
                  floor covering and entry floor covering which Tenant proposes to use in the Premises; and
                           (iv)  Any other samples, photographs or renderings of
                  other Tenant locations which Tenant believes will be useful to Landlord in reviewing and considering Tenant's proposed

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                  concept for the Premises. All materials submitted by Tenant shall be tagged or otherwise identified to Tenant and shall be dated. All such materials will be retained by Landlord until completion of Tenant's Work.
                      (d)  At the PDM, the following shall occur:
                           (i) Landlord's architect shall review Tenant's submission and shall orally and in writing advise Tenant of any items which do not meet the requirements of Exhibits "C" and "E."
                           (ii) Landlord and Tenant shall establish a design and construction schedule (in bar-chart form) for design and construction of Tenant's Work. However, nothing contained on such schedule shall be deemed or construed to alter or affect the Rent Commencement Date.
                           (iii) Tenant shall designate one individual employee
                  or agent who shall be authorized to act on behalf of Tenant with respect to all matters pertaining to this lease, including all matters relative to Tenant's Work. Landlord may treat any approval or consent given by such person as the approval or consent of Tenant. Tenant may, by written notice to Landlord, change its designated representative with respect to matters arising after the date of Landlord's receipt of such notice.
                      (e) The PDM is not a substitute for working drawings and specifications, and no approvals given at the PDM shall be construed as relieving Tenant of its responsibility to prepare and submit such items. Any approvals given by Landlord at the PDM will be as to concept only, and shall not relieve Tenant of its obligation to comply with the specific criteria set forth in Exhibits "C" and "E" nor eliminate Landlord's right to require changes upon submission by Tenant of working drawings and specifications. Required participation in a PDM shall be waived only under special circumstances and only in a writing signed by Landlord.

PLANS FOR         Section 17.03  See Addendum
TENANT'S WORK         (a)  Promptly upon completion of the PDM, Tenant, at
                  Tenant's sole cost and expense, shall cause to be prepared and delivered to Landlord for Landlord's approval four (4) sets of working drawings and specifications ("working drawings") prepared in conformity with the applicable provisions of Exhibits "C" and "E" by a licensed architect approved by Landlord. Landlord shall promptly notify Tenant of the respects, if any, in which said working drawings fail to conform to the applicable provisions of Exhibits "C" and "E," and Tenant shall promptly make any revisions necessary to correct such matters and obtain Landlord's approval.
                  Landlord's approval, which shall not be unreasonably withheld or delayed, shall be evidenced by Landlord's causing one (1) set of such working drawings to be initialed on its behalf and returned to Tenant.
                      (b)  After Landlord's approval of the working drawings, no change shall be made therein except as provided in this subsection (b):
                           (i)   No change may be made by either party without
                  the prior written consent of the other party (which shall not be unreasonably withheld or delayed); and
                           (ii)  All architectural services necessitated shall
                  be rendered by Tenant's architect at the expense of the party requesting the change.
                      (c)  For purposes of design and approval of Tenant's Work:
                           (i)   Tenant's working drawings shall contain
                  detailed depictions of all aspects of Tenant's Work, and shall be at least as detailed as the sample drawing and storefront elevation attached to Exhibit "E."
                           (ii)  Tenant shall be solely responsible to ensure
                  compliance with Divisions 1-4 of Title 24 of the California
                  Administrative Code. Accordingly, at or prior to the date that Tenant submits its working drawings to Landlord, Tenant shall submit to Landlord (A) engineered electrical drawings for the Premises signed by an electrical engineer licensed in the State of California and (B) a complete set of calculations showing the electrical load for the Premises (upon completion of Tenant's Work) and demonstrating compliance, both as to electrical and mechanical requirements, with Title 24.
                           (iii) Landlord's review and approval of
                  specifications and working drawings pursuant to this Section shall indicate no more than aesthetic approval. Approval by Landlord shall not relieve Tenant of its obligation to obtain all approvals and permits from all governmental authorities having jurisdiction or constitute a warranty that any items approved by Landlord comply with applicable law or any requirements of governmental authorities having jurisdiction.
                      (d)  [Intentionally Deleted]

TENANT'S WORK     Section 17.04  See Addendum
                      (a)  As a material consideration for the execution by
                  Landlord of this lease, Tenant agrees to construct tenant improvements in the Premises with quality work using first class materials. Such work of redecorating, remodeling and renovating ("Tenant's Work") shall include a new storefront and sign, new fixtures, and new wall and floor coverings.
                  Landlord and Tenant agree

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                  that Landlord shall, in exercising its approval rights with respect to Tenant's Work, have the right to insist on a distinctive, high quality store using only first class materials and workmanship and meeting the specific criteria set forth in this lease. Moreover, Landlord's insistence upon production of a higher quality store (in terms of design, materials and workmanship) than previously constructed by Tenant in the Center or in any other location, as a condition to the grant of any approval required to be obtained by Tenant from Landlord, shall not be deemed to render Landlord's approval or disapproval unreasonable. Subject to the foregoing, however, Landlord's approvals pursuant to Section
                  17.03 shall not be unreasonably withheld so long as Tenant's Work complies with all applicable requirements of Exhibits "C" and "E" and governmental authorities having jurisdiction and provides for a store of a quality commensurate with that of the Center. Without limiting the generality of the foregoing, Tenant's obligation to comply with applicable governmental requirements shall include but not be limited to (i) construction and equipping of any bathroom(s) required in the Premises and (ii) compliance of Tenant's Work with the Act, ADA and AB13, all as defined in Section 16.19. If Tenant permits the smoking of tobacco products in any portion of the Premises, Tenant shall be solely responsible to comply with all requirements of AB13, including those requiring modifications or additions to the ventilation system serving the Premises. In such event, ventilation of smoke shall not be to the Enclosed Mall or to Landlord's system serving the Center, but must instead be through a separate ventilation system to the outside air. Any such ventilation system shall be subject to the prior written approval of Landlord and shall not interfere with Landlord's ventilation system for the Center.
                      (b) Tenant shall cause Tenant's Work to be performed by a licensed general contractor or contractors approved by Landlord, which approval must be obtained prior to solicitation of contract bids. Tenant's Work shall be commenced on or before the outside date for commencement of such work specified in the applicable Fundamental Lease Provision. Tenant shall cause Tenant's Work to be completed in accordance with the applicable provisions of Exhibits "C," "E" and "F" on or before the Rent Commencement Date and shall open the Premises for business upon such completion, having theretofore, at its sole expense, completed the equipping, decoration and stocking of the Premises to the extent necessary to enable it to so open for business. Tenant acknowledges that it has ascertained those portions, if any, of Tenant's Work which require a long lead time for fabrication or delivery, that all such items will be available in sufficient time to permit Tenant to complete Tenant's Work by the Rent Commencement Date and that no delays arising from late delivery of such items shall delay or affect the Rent Commencement Date.
                      (c) Tenant's Work shall be at Tenant's sole cost and expense and there shall be no allowance or abatement of any kind by Landlord to or for Tenant on account of Tenant's Work, or the cost thereof. The provisions of Section 16.16 shall be specifically applicable to Tenant's Work, and Tenant shall promptly furnish to Landlord upon completion of Tenant's Work
                  (i) a copy of a Notice of Completion with respect to Tenant's Work showing thereon the recording stamp of the Orange County Recorder, (ii) evidence reasonably satisfactory to Landlord that all of Tenant's Work has been paid in full and that no claim of any mechanic or materialman may become a lien on the Premises and (iii) a copy of the inspection card for Tenant's Work with all final signatures thereon. As and when progress payments are made by Tenant with respect to Tenant's Work, Tenant shall obtain, from each person furnishing labor or material with respect to Tenant's Work, unconditional waivers and releases of lien claims in the forms required by California Civil Code Section 3262.
                      (d) Landlord and Tenant acknowledge that review by the City of Costa Mesa (the "City") of plans for and issuance of a permit with respect to Tenant's Work may require several weeks due to the backlog of projects currently in the City awaiting review and approval. Landlord has made arrangements to expedite such process by use of an independent engineer approved by the City. Accordingly, in connection with Tenant's Work, Tenant shall enter into an Accelerated Building Plan Review Agreement (the "Agreement") with the City and an engineer approved by the City and substantially in the form of Exhibit "F" attached hereto. All plans with respect to Tenant's Work requiring City approval shall be submitted to such engineer for review and approval and all fees and costs incurred in such review and approval process shall be borne by Tenant. Landlord shall cooperate with Tenant as required in effecting such review and approval (including executing the Agreement if required), but all costs and fees in connection therewith shall be borne by Tenant.
                      (e) Prior to commencement of Tenant's Work in the Premises, Tenant or Tenant's general contractor shall deposit with Landlord the sum of $3,000 if the Floor Area of the Premises is less than 3,000 square feet and $5,000 if the Floor Area of the Premises is 3,000 square feet or larger, to insure the full and faithful compliance by Tenant's contractor of its clean-up and trash removal obligations pursuant to Exhibit "E" and completion of all punch-list work. If Tenant's contractor defaults with respect to any such obligation, Landlord may use, apply or retain any part of this deposit for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's contractor's default, or to compensate Landlord for any other loss or

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                  damage which Landlord may suffer by reason of Tenant's contractor's default. Landlord shall not be required to keep this deposit separate from its general funds, and the depositor shall not be entitled to interest on such deposit. If Tenant's contractor shall fully and faithfully perform each of its clean-up, trash removal and punch-list obligations, this deposit shall be applied against any other amounts owed by the depositor to Landlord at the time of such fulfillment of Tenant's contractor's obligations and any balance thereof shall be returned to the depositor within the time specified in California Civil Code Section 1950.7.
                      (f)  [Intentionally Deleted]
                      (g) Any additional work of remodeling during the lease term shall be subject to all of the provisions of Sections
                  7.03 and 16.16, this Article XVII and the applicable provisions of Exhibits "C," "E" and "F" hereto, subject, however, in each case to the use of such time period(s) and date(s) therefor as shall be agreed upon by Landlord and Tenant.
                      (h) Failure of Tenant to perform its obligations pursuant to this Article XVII in timely fashion shall be deemed a default by Tenant pursuant to this lease entitling Landlord to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to those provided in Article XIII.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

          IN WITNESS WHEREOF, the parties have executed this lease, consisting of the foregoing provisions, any typed addenda appended hereto and all Exhibits attached hereto, on the dates indicated below, the latter of which shall be deemed the date of execution of this lease.

                           SOUTH COAST PLAZA, a partnership

                           By C. J. Segerstrom & Sons, a general partnership, Managing General Partner

                                 By   /s/ HENRY T. SEGERSTROM
                                    --------------------------------------------
                                                                         Manager

                                 By   /s/ JEANETTE E. SEGERSTROM
                                    --------------------------------------------
                                                                         Manager

                                                      "Landlord"

                           Date:    June 10, 1998
                                 ---------------------------


                           ST. JOHN KNITS, INC.,
                           a California corporation

[CORPORATE SEAL]
                           By    /s/ DAN DEMILLE                           V.P.
                              --------------------------------------------------
                                                                           Title

                           By    Dan DeMille                               V.P.
                              --------------------------------------------------
                                                                           Title

                                                      "Tenant"

                           Date:    June 9, 1998
                                 ---------------------------

                      ADDENDUM TO LEASE DATED JUNE 5, 1998
                           BETWEEN SOUTH COAST PLAZA,
                       a CALIFORNIA GENERAL PARTNERSHIP,
                     as LANDLORD, and ST. JOHN KNITS, INC.,
                      a CALIFORNIA CORPORATION, as TENANT
                      -----------------------------------


Section 1.01  Premises
------------  --------

     Notwithstanding anything to the contrary contained in Section 1.01 of the lease form:

     (a) All work by Landlord pursuant to clauses (a) and (b) of such Section shall be performed in a manner which causes the least practicable interference with the operation of Tenant's business in the Premises.

     (b) In the event of any work by Landlord pursuant to either or both of such clauses (a) and (b), Landlord shall, promptly upon completion of such work and at Landlord's cost, repair, restore and redecorate all affected portions of the Premises to substantially the same condition as prior to the commencement of such work by Landlord.

     (c) The last sentence of Section 1.01 of the lease form shall have no application with respect to this lease.

     (d) The Floor Area of the Premises includes certain mezzanine space which Tenant may or may not retain when Tenant performs Tenant's Work pursuant to Addendum Section 17.02. Whether or not Tenant retains some or all of such mezzanine space (i.e., Tenant may demolish some or all of the mezzanine), (i) the Minimum Rent shall be based upon the current Floor Area of the Premises as set forth in the applicable Fundamental Lease Provision assuming that all of the mezzanine remains intact and (ii) additional rent shall be based upon the actual Floor Area of the Premises, measured as provided in Section 16.04 of the lease form after giving effect to Tenant's Work (i.e., removal of some or all of the mezzanine).

Section 2.02  Commencement Date and Rent Commencement Date
------------  --------------------------------------------

     (a) Tenant acknowledges that the Premises are currently operated by the proprietor of the Barneys New York store ("Old Tenant") pursuant to a lease (the "Old Lease") which terminates by its own terms on July 31, 1998 (the "Surrender Date"). Landlord and Tenant agree that:

              (i) Landlord shall not extend the term of the Old Lease or Old Tenant's right to occupy the Premises beyond the Surrender Date.

              (ii) In the event that Old Tenant fails to vacate and surrender the Premises on or before the Surrender Date, Landlord shall use reasonable efforts to cause Old Tenant to vacate and surrender possession as promptly as practicable thereafter. Such reasonable efforts may, but need not, include the filing by Landlord of a legal action to recover possession of the Premises from Old Tenant.

              (iii) Promptly following recovery of possession of the Premises from Old Tenant, Landlord shall perform any work required pursuant to Addendum
Section 17.01 and deliver possession to Tenant in the manner provided in subsection (b) below.

     (b) The Lease Commencement Date of this lease shall be that date on which Landlord shall deliver to Tenant possession of the entire Premises. Delivery of possession shall be by not less than five (5) days prior written notice from Landlord to Tenant setting forth the date on which the Premises shall be available and ready for Tenant to commence Tenant's Work pursuant to Section
17.04 of the lease form and Addendum Section 17.02. Landlord and Tenant acknowledge that they contemplate that the Lease Commencement Date shall be on August 1, 1998. From and after the Lease Commencement Date, Tenant shall observe and perform all obligations of the tenant pursuant to this lease, other than those requiring the payment of Minimum Rent, Percentage Rent and additional rent.

     (c) The Rent Commencement Date of this lease shall be the 120th day following the Lease Commencement Date. From and after the Rent Commencement Date, Tenant shall observe or perform all obligations of the tenant pursuant to this lease, including those requiring the payment of Minimum Rent, Percentage Rent and additional rent.

     (d) Within thirty (30) days following the Rent Commencement Date, Landlord and Tenant shall execute a letter agreement setting forth the Lease Commencement Date and the Rent Commencement Date of this lease. However, failure of Tenant to execute and deliver such letter agreement shall not affect Landlord's determination of the Lease Commencement Date and Rent Commencement Date in accordance with the provisions of this lease.

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

     (e) Notwithstanding anything to the contrary in this lease, if Landlord does not deliver possession of the Premises to Tenant by August 30, 1998, Tenant may elect not to open for business in the Premises until February 14, 1999. If Tenant so elects, the Rent Commencement Date shall not occur, and Tenant shall not be obligated to pay rent until the earlier of February 14, 1999 or the date upon which Tenant opens for business in the Premises.

     (f) In the event that Landlord does not deliver possession of the entire Premises to Tenant on or before November 30, 1998 (the "Adios Date"), then Tenant shall have the option to terminate this lease. Such option shall be exercised, if at all, by written notice from Tenant to Landlord given at any time after the Adios Date and prior to the date upon which Landlord delivers possession of the entire Premises to Tenant pursuant to subsection (b) above. If Tenant is not entitled to exercise such option or is entitled to exercise such option but fails to do so in the manner and within the time herein specified, such option shall lapse and thereafter shall not be exercisable.

     If Tenant is entitled to exercise such option and timely and properly does so, then (i) this lease shall terminate on the date of Landlord's receipt of Tenant's notice of exercise, (ii) Landlord shall promptly return to Tenant any funds deposited by Tenant pursuant to this lease, (iii) each party shall bear its own costs and fees incurred in the negotiation and preparation of this lease and in performing its respective obligations hereunder through the date of termination and (iv) neither party shall have any further rights or obligations pursuant to this lease. Pending any termination of this lease pursuant to this subsection, each party shall diligently pursue its respective obligations pursuant to this lease.


Section 2.04  Termination of Existing Lease
------------  -----------------------------

     Landlord and Tenant acknowledge that Tenant currently operates a "St. John Knits" store in Suites 2401 and 2407 (the "Current Premises") pursuant to a lease dated June 25, 1992 (the "Current Lease"). Within three (3) days following the date upon which Tenant opens for business in the Premises, Tenant shall relocate from the Current Premises to the Premises, vacate the Current Premises and surrender the Current Premises to Landlord. Such relocation, vacation and surrender shall be in accordance with the following:

     (a) Such relocation shall be the sole responsibility of Tenant, both as to performance and payment of the costs thereof. Moreover, such relocation shall be conducted in accordance with all reasonable instructions or directions of the general manager of the Center or his designee.

     (b) Vacation and surrender of the Current Premises shall be in accordance with Section 16.28 of the Current Lease, except that such surrender shall be effected within three (3) days after Tenant opens for business in the Premises.

     (c) Upon surrender of possession of the Current Premises and the keys thereto to Landlord, the Current Lease shall terminate. Such termination shall be in accordance with Section 16.28(b) of the Current Lease.

     (d) In connection with the surrender of the Current Premises, Tenant may remove such movable items as Tenant elects to remove and shall not be required to demolish any of the improvements to the Premises.




Section 3.01  Minimum Rent; Increases
------------  -----------------------

     (a) Subject to the provisions of subsection (b) below, and Sections 10.01(e) and 16.04(b) of the lease form, monthly Minimum Rent shall be as follows:

              (i) For the period from the Rent Commencement Date through January 31, 2003, the sum of $76,920 ($60.00 per square foot of Floor Area per year).

              (ii) For the period from February 1, 2003 through January 31, 2007, the sum of $84,612 ($66.00 per square foot of Floor Area per year).

              (iii) For the period from February 1, 2007 through January 31, 2011, the sum of $93,586 ($73.00 per square foot of Floor Area per year).

              (iv) For the balance of the lease term, the sum of $102,560 ($80.00 per square foot of Floor Area per year).

     (b) In the event that, pursuant to Section 16.04(b) of the lease form, the final Floor Area of the Premises is determined to be greater or lesser than that set forth in the applicable Fundamental Lease Provision, monthly Minimum Rent shall be redetermined using the final Floor Area of the Premises as so determined and one-twelfth (1/12th) of the per annum rates set forth in subsection (a) above.

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     (c) The second sentence of Section 3.01(a) of the lease form shall be deleted. The first monthly payment of Minimum Rent shall be made on or before the Rent Commencement Date.

     (d) The language "a thirty (30) day" appearing in the last sentence of
Section 3.01(a) of the lease form shall be amended to read "an actual calendar." The term "360" appearing in such sentence shall be amended to read "365."


Section 3.03  Percentage Rent
------------  ---------------

     (a) Subject to the provisions of subsection (b) below, the annual Percentage Rent breakpoints shall be as follows:

              (i) For the period from the Rent Commencement Date through January 31, 2003, the sum of $15,384,000.

              (ii) For the period from February 1, 2003 through January 31, 2007, the sum of $16,922,400.

              (iii) For the period from February 1, 2007 through January 31, 2011, the sum of $18,717,200.

              (iv)  For the balance of the lease term, the sum of $20,508,000.

     (b) In the event of any change in the Minimum Rent pursuant to Sections 10.01(e) or 16.04 of the lease form or Addendum Section 3.01(b), the annual Percentage Rent breakpoints shall be redetermined in the manner provided in
Section 3.03(a) of the lease form.

     (c) The term "lease year" appearing in Section 3.03(a) of the lease form shall be amended to read fiscal year each place where such term appears. The term "partial lease year" appearing in such Section shall be amended to read "partial fiscal year." The term "360" appearing in the last sentence of the first paragraph of such Section shall be amended to read "365."

     (d) The first sentence of Section 3.03(b) of the lease form shall have no application with respect to this lease. The language "place the Percentage Rent on a lease year basis" appearing in the second sentence of such Section shall be amended to read "reflect accounting changes to Tenant's gross sales for such full or partial lease year." The last sentence of such Section shall have no application with respect to this lease.

     (e) The following shall be deleted from Section 3.03(c)(i) of the lease form:

              (i)   The language "the amount allowed upon any `trade-in'."

              (ii)  The language "all direct mail sales . . . at the Premises."

              (iii) The language "and from advertising . . . for others."

              (iv)  The language "without deduction . . . credit accounts."

In addition, the words "gross proceeds" appearing in the first sentence of such Section and the words "gross receipts" appearing in the second sentence of such Section shall be amended to read "net proceeds" and "net receipts." the words "such transaction is entered into" appearing in the next to last sentence of such Section shall be amended to read "such sale is recorded as a sale on Tenant's books and records."

     (f) The words "from the Premises" appearing in the first sentence of
Section 3.03(c)(ii) shall be deleted.

     (g) Notwithstanding anything to the contrary contained in Section 3.03 of the lease form, during each fiscal year (as defined in subsection (j) below) or partial fiscal year, Tenant shall not be required to make monthly payments on account of Percentage Rent to and until Tenant's aggregate fiscal year to date gross sales exceed Tenant's Percentage Rent breakpoint for such fiscal year or partial fiscal year. Accordingly, for the month in which Tenant's fiscal year to date aggregate gross sales first exceed Tenant's Percentage Rent breakpoint for such fiscal year or partial fiscal year, Tenant shall pay, on account of Percentage Rent, an amount equal to six percent (6%) of such excess. For each succeeding month of such fiscal year or partial fiscal year, Tenant shall pay, on account of Percentage Rent, an amount equal to six percent (6%) of Tenant's gross sales for such month. All such payments shall be made concurrently with Tenant's delivery of its gross sales statement for such month (i.e., within twenty (20) days after the expiration of each calendar month).

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     (h) Any refund due to Tenant on account of an overpayment by Tenant of
Percentage Rent for any fiscal year shall be credited against the next rent payable by Tenant to Landlord pursuant to this lease. If such overpayment is equal to or greater than one month's Minimum Rent, such overpayment shall be refunded to Tenant, without interest, within thirty (30) days after determination of the amount of the overpayment. At the expiration or earlier termination of this lease, any such overpayment shall be offset against any amounts owed and unpaid by Tenant to Landlord pursuant to this lease and the balance shall be refunded to Tenant, without interest, within thirty (30) days after such expiration or earlier termination.

     (i) Notwithstanding anything to the contrary contained in Section 3.03(b) of the lease form:

              (i) Deposits received by Tenant for purchase of merchandise or services at the Premises shall be included in gross sales only upon the first to occur of completion of the sale generating such deposit or the occurrence of the date (by passage of time or otherwise) upon which Tenant is no longer required to refund such deposit to the depositor.

              (ii) Gross receipts from direct mail sales by Tenant (or any affiliate or parent of Tenant) and from catalog sales, telephone sales, televideo and other electric and electronic media sales of all types by Tenant (or any affiliate or parent of Tenant) shall be allocated to the gross sales of the Premises or other premises of Tenant or Tenant's parents or affiliates in accordance with Tenant's general operating policies, provided that such policies do not have the effect of unfairly discriminating against allocation to the Premises.

              (iii) Gross sales shall not include (or if included there shall be deducted to the extent of such inclusion):


                    (A) Uncollected or uncollectible credit accounts, bounced checks and other bad debts. In the event that Tenant recovers any amount on account of an item deducted pursuant to this clause, the amount so recovered shall be included in gross sales for the month of such receipt.

                    (B) Sales taxes, excise taxes, gross receipts taxes, and other taxes now or hereafter imposed upon the sale or value of merchandise or services and collected from customers or included in the retail selling price, except that no value added tax, no franchise or capital stock tax, and no income, gross receipts or similar tax based upon income, profits or gross receipts shall be deducted or excluded from gross sales.

                    (C) Any exchange or transfer of goods or merchandise between the stores, outlet stores or warehouses of Tenant, except to the extent Landlord can reasonably demonstrate by a preponderance of the evidence that specific exchanges were made for the purpose of depriving Landlord of the benefits of a sale that otherwise would have been made at or from the Premises.

                    (D) The amount of any cash or credit refund made in respect of any merchandise or services returned to or issued from the Premises.

                    (E) Merchandise or services sold or made available by Tenant to its employees at the Premises at a discount of not less that thirty-three percent (33%) of the retail price.

                    (F) Returns to shippers or manufacturers.

                    (G) Sales of fixtures, machinery or equipment which are not a part of Tenant's stock in trade.

                    (H) Charges by Tenant to its customers for shipping and alterations, where such charges approximate Tenant's costs of providing such services.

                    (I) Direct cash donations made by Tenant to recognized tax-exempt charities or organizations which represent a portion of sales made as part of charity benefits or other fund-raising events for such charities or organizations held in the Premises.

                    (J) The value of any trading stamps or similar promotional devices or methodology issued or used by Tenant for the benefit of its customers and without charge to its customers upon redemption of such stamps in the Premises.

                    (K) Credits or payments in settlement of claimed losses.

                    (L) Punitive damages or treble damages received in antitrust litigation.

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                    (M) Receipts from public telephones and vending machines
used solely by Tenant's employees.

                    (N) Proceeds from sales of gift certificates from the Premises. Upon redemption of any gift certificates at the Premises (irrespective of the place of sale of such certificates) the amounts redeemed shall be included in gross sales at or from the Premises.

                    (O) Charges or discounts (on payments to Tenant) made by credit card issuers in connection with credit card sales accepted by Tenant at the Premises.

                    (P) Wholesale sales made by the wholesale division of Tenant, including wholesale sales at trunk shows, as defined in clause (vii) below.

The amount excluded by Tenant pursuant to clauses (E) and (I) for any fiscal year or partial fiscal year shall not exceed, in the aggregate, two percent (2%) of Tenant's gross sales for such fiscal year or partial fiscal year, determined prior to such exclusions.

              (iv) Gross receipts from telephone sales by Tenant (or any affiliate or parent of Tenant) shall be allocated to the gross sales of the Premises or other premises of Tenant or Tenant's parent or affiliate in accordance with Tenant's general operating policies, provided that such policies do not have the effect of unfairly discriminating against allocation to the Premises.

              (v) Each sale made upon an installment or credit basis or made on a so-called "layaway" basis shall be treated as a sale for the full price of the merchandise and services sold in the month in which such sale is treated as a sale or income by Tenant.

              (vi) With respect to any trunk show, as defined below, held by Tenant within the area described in Section 6.03 of the lease form, only fifty percent (50%) of the gross receipts from such trunk show shall be included in gross sales from the Premises. For the purposes of this provision, a trunk show shall mean a preview sale or show which (A) is held not more than twice per year within the area described in Section 6.03 of the lease form, (B) is by invitation to customers or potential customers of Tenant, (C) consists of merchandise which is not yet in stock at the Premises and which will not be in stock at the Premises for at least thirty (30) days following the trunk show,
(D) includes merchandise bearing the labels which Tenant carries or is permitted to carry in the Premises and (E) is conducted as a special event for which Tenant provides special items not normally included with a periodic sale at the Premises, such as models, catering and travel for special sales representatives from Tenant's corporate offices. For the purposes of this provision, Landlord and Tenant agree that a trunk show shall be a special event as recognized in Tenant's industry, as opposed to a normal periodic sale.

    (j) Notwithstanding anything herein to the contrary, Tenant shall calculate its gross sales and pay its Percentage Rent due thereon, if any, on the basis of Tenant's fiscal year. Such fiscal year is presently the period from November 1 through the next succeeding October 31. In the event that the Minimum Rent rate and Percentage Rent breakpoint change during any fiscal year or partial fiscal year pursuant to Addendum Section 3.01 and this Section, Landlord and Tenant shall make any adjustments required to determine a Percentage Rent breakpoint for such fiscal year or partial fiscal year and Tenant shall pay its Percentage Rent for such period on the basis of the Percentage Rent breakpoint determined for such period. The parties acknowledge that there shall be a partial fiscal year ending October 31, 1999 at the commencement of the term of this lease and a partial fiscal year ending January 31, 2014 at the expiration of the term of this lease. The Percentage Rent breakpoint for any partial fiscal year at the commencement and expiration (or earlier termination) of the lease term shall be prorated in the manner provided in Section 3.03(a) of the lease form.


Section 3.04  Rent Defined
------------  ------------

     The term "ten (10)" appearing in Section 3.04 of the lease form shall be amended to read "thirty (30)."


Section 4.01  Records
------------  -------

     (a) Clauses (f), (g), (h) and (j) of Section 4.01 of the lease form shall have no application with respect to this lease. The following shall be added at the end of the next to last sentence of such Section: "which observations shall not interfere with the conduct of Tenant's business."

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     (b) Notwithstanding anything to the contrary contained in Section 4.01 of the lease form:

              (i) By its signature hereto, Landlord approves Tenant's use in the Premises of an STS cash register system or such other point of sale system which automatically records sales made for reporting and retaining sales information.

              (ii) Initially, upon any audit conducted by or at the direction of Landlord, Landlord shall be entitled to review or audit only Tenant's records as to gross sales. Landlord shall be entitled to review other records pertaining to sales of the types described in such Section only if, in Landlord's reasonable judgment, Tenant's gross sales records are insufficient for Landlord to reasonably determine the amount of Tenant's gross sales from the Premises for any period.

              (iii) For so long as Tenant's financial statements (alone or consolidated with any parent of Tenant) are audited by any reputable national or regional independent certified public accounting firm, Tenant need not maintain the records described in clauses (a) through (h) of such Section but may maintain only those records described in clause (i) of such Section.




Section 4.02  Statements of Gross Sales
------------  -------------------------

     (a) The term "fifth (5th)" appearing in Section 4.02(a) of the lease form shall be amended to read "twentieth (20th)." The word "retail" shall be added before the word "calendar" in such Section.

     (b) The term "tenth (10th)" appearing in Section 4.02(b) of the lease form shall be amended to read "sixtieth (60th)." The term "lease year" appearing in such Section shall be amended to read "fiscal year" in each place where such term appears.

     (c) The language "such form . . . reasonably determines" appearing in the first sentence of Section 4.02(c) of the lease form shall be amended to read "the form of Exhibit "J" attached hereto."

     (d) Within thirty (30) days after the end of each fiscal year or partial fiscal year, Tenant shall supply to Landlord by telephone Tenant's then best estimate of Tenant's gross sales for such fiscal year or partial fiscal year. Such telephone call shall be initiated by Tenant to Landlord's accounting department and shall be without prejudice to any year end adjustments to such gross sales initiated by Tenant or Tenant's auditors. Tenant shall supply to Landlord its final, certified statement of gross sales for each fiscal year or partial fiscal year within sixty (60) days after the expiration of such fiscal year or partial fiscal year, which statement shall set forth Tenant's final gross sales after giving effect to any such adjustments.




Section 4.03  Audit
------------  -----

     (a) The term "five (5) days" appearing in the first sentence of Section 4.03(b) of the lease form shall be amended to read "thirty (30) days." The last sentence of such Section shall have no application with respect to this lease.

     (b) Notwithstanding anything to the contrary contained in Section 4.03 of the lease form:

              (i) In the event that Landlord does not commence an audit of Tenant's gross sales for any fiscal year or partial fiscal year within three (3) years after delivery to Landlord of Tenant's final certified gross sales statement with respect to such fiscal year or partial fiscal year, the gross sales as reported by Tenant for such fiscal year or partial fiscal year shall be final and conclusive upon Landlord and Tenant.

              (ii) Landlord's audit right shall be limited to those records which Tenant is required to maintain pursuant to Addendum Section 4.01.

              (iii) Any audits of Tenant's gross sales conducted by Landlord shall be no more frequent than once during any fiscal year. In addition, no more than one (1) such audit shall be conducted by Landlord with respect to any fiscal year.

              (iv) If Tenant shall not, within sixty (60) days after receipt of an audit report, in writing in reasonable detail object to such report, such report shall be conclusive and binding upon Landlord and Tenant.

              (v) If Tenant shall object to any audit report in the manner and within the time specified in clause (iv), Tenant and Landlord shall endeavor to agree upon any deficiency (or lack thereof) with respect to the period(s) covered by such audit. Any such agreement shall be reduced to writing, executed by Landlord and Tenant and conclusive and binding upon Landlord and Tenant.

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              (vi)  If Tenant shall object to any audit report in the manner and within the time specified in clause (iv), and if such objection shall not be disposed of pursuant to clause (v) within sixty (60) days after Tenant's objection, then either party may demand by written notice to the other that the matter be resolved by arbitration. In such event, the following shall pertain:


                    (A) The arbitration shall be conducted in Orange County, California in accordance with the then rules of the American Arbitration Association and this subsection.

                    (B) Within twenty (20) days after arbitration is demanded by written notice, each party shall designate one arbitrator by written notice to the other party. Within twenty (20) days after the designation of the second arbitrator, the two arbitrators shall select a third arbitrator. If either party shall fail to designate its arbitrator within such twenty (20) day period, the other party may appoint such arbitrator at any time thereafter and prior to such designation. If the two designated arbitrators shall fail to select a third arbitrator within twenty (20) days after the designation of the second arbitrator, the third arbitrator shall be appointed by the presiding judge of the Orange County Superior Court (or his or her designee) upon application by either party. Each arbitrator designated or selected pursuant to this subsection shall be a licensed certified public accountant with ten (10) years of experience in retail sales.

                    (C) The arbitration shall be held as promptly as practical after the selection of the third arbitrator and in any event within sixty (60) days after such selection. The decision of the arbitrators or any two of them shall be conclusive and binding upon Landlord and Tenant and may include a designation of a prevailing party.

                    (D) If either party shall be designated as the prevailing party in such proceedings (i.e., the decision of the arbitrators most closely approximates such party's position), the other party shall bear the reasonable costs and fees of all three arbitrators. If no party is designated as the prevailing party, then each party shall bear the costs and fees of the arbitrator designated by it and one-half (1/2) of the costs and fees of the third arbitrator. Each party shall also bear its own expenses, including attorneys' fees, incurred in the arbitration proceeding.

                    (E) Pending the decision of the arbitrators, Tenant shall not be required to pay any deficiency set forth in the audit report (or the cost of the audit, if applicable). Within thirty (30) days after receipt of the decision of the arbitrators, Tenant shall pay any deficiency determined by the arbitrators, the reasonable costs of the audit, if applicable, interest on any deficiency as provided in Section 4.03(c) of the lease form, and if Landlord is declared the prevailing party, the reasonable costs and fees of the three arbitrators. Within thirty (30) days after receipt of the decision of the arbitrators, Landlord shall refund to Tenant any overpayment determined by the arbitrators with interest thereon as provided in Section 4.03(c) of the lease form, pay the reasonable costs of the audit incurred by Tenant and Tenant's costs and fees incurred in connection with the arbitration, if applicable, and if Tenant is declared the prevailing party, the reasonable costs and fees of the three arbitrators. The pendency of an arbitration proceeding pursuant to this subsection shall not stop the accrual of interest pursuant to Section 4.03(c) of the lease form.

                    (F) Either party may have judgment entered in any court of competent jurisdiction upon any arbitration decision rendered pursuant to this subsection.

              (vii) If either party shall fail to designate its arbitrator within the time specified herein, the other party may, by written notice to the party failing to so designate, elect to have the matter determined by the sole arbitrator designated by such electing party. In such event, the decision of such sole arbitrator shall be final and binding upon the parties and the costs and fees of such sole arbitrator shall be divided equally between Landlord and Tenant.

              (viii) If neither party elects an arbitration within thirty (30) days after the expiration of the sixty (60) day period specified in clause (iv) above, either party shall be free to thereafter file a legal action to have such dispute determined. In the event that such legal action is filed and served prior to an election to arbitrate, such dispute shall be settled pursuant to such action rather than through arbitration.

     (c) In the event that there shall be no increase in Tenant's gross sales as the result of any audit conducted by Landlord, then Landlord shall pay to Tenant, within twenty (20) days after Landlord's receipt of reasonable documentary evidence as to such costs, the reasonable out-of-pocket costs incurred by Tenant in connection with such audit, including Tenant's fees and costs incurred in connection with any arbitration proceeding pursuant to subsection (b) above.


Section 5.02  Definitions
------------  -----------

     (a) The words "commonly known as real estate taxes and" shall be added after the word "surcharges" in clause (i) of Section 5.02(a) of the lease form. The language "but not including special assessments with respect to the original construction of the Center" shall be added at the end of the clause (ii) of such Section. The words "and used exclusively in the operation and maintenance of the Center" shall be added at the end of clause (ii) of such Section.

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     (b) For the purposes of clauses (iii), (iv) and (v) of Section 5.02(a) of the lease form, the taxes payable by Tenant thereunder shall be limited to (i) taxes imposed in lieu of taxes upon real property or increases in taxes upon real property and (ii) taxes and other charges used to fund a service provided by any governmental authority for which funding was historically provided by taxes upon real property.

     (c) Landlord represents and warrants to Tenant that:

              (i) There is no work currently in process or pending at the Center which will be the subject of a special assessment after the date of this lease and there is no special assessment against the Center which is being paid as of the date of this lease.

              (ii) The management offices of the Center are, and will be during the term of this lease, limited only to servicing the Center. Neither Landlord nor any other person or entity is conducting in such offices a general real estate, real estate brokerage or other business.


Section 5.03  Other Taxes
------------  -----------

     The words "if requested by Tenant" appearing in the third sentence of
Section 5.03 of the lease form shall be deleted. The words "of payment" appearing in such sentence shall be amended to read "twenty (20) days after demand."




Section 6.01  Use of Premises
------------  ---------------

     (a) The word "entire" appearing in the third sentence of Section 6.01 of the lease form shall be deleted. The words "continuously and uninterruptedly" appearing in the fourth sentence of such Section shall be deleted. The words "time to time . . . including Sundays" appearing in such fourth sentence shall be amended to read "set forth in Addendum Section 6.01." The language "Except as provided in Addendum Section 6.01," shall be added at the beginning of the fifth sentence of such Section. The sixth sentence of such Section shall be deleted in its entirety.

     (b) The Premises consists of space located on the second and third levels of the Center. Tenant shall, as a part of Tenant's Work pursuant to Addendum
Section 17.02, develop the Premises as two separate but physically connected stores as follows:

              (i) One store shall be a fashion apparel and accessories store operated under the tradename "St. John Knits" ("Store No. 1"). Store No. 1 shall be on two (2) levels and shall, subject to clause (vi) below and Addendum
Section 6.03(g), consist of not less than 5,000 square feet of Floor Area and not more than 10,000 square feet of Floor Area, with a vertical connection between the two levels.

              (ii) The other store shall be a home store operated under the tradename "Amen Wardy Home" ("Store No. 2"). Store No. 2 shall initially be on two (2) levels and shall, subject to clause (vi) below, consist of not less than 3,000 square feet of Floor Area and not more than 10,000 square feet of Floor Area.

              (iii) Each of Store No. 1 and Store No. 2 shall be physically connected on each level and each store shall have a separate customer entrance and separate storefront signage on each level.

              (iv) Notwithstanding the development of the Premises as Store No. 1 and Store No. 2, the Premises shall be treated as a single store for purposes of calculation of Minimum Rent, gross sales, Percentage Rent and additional rent pursuant to this lease.

              (v) Subject to the limitations contained in clauses (i), (ii) and
(iii) above, Tenant may during the term of this lease change the allocations of Floor Area as between Store No. 1 and Store No. 2. Any remodeling or renovation required in connection with such reallocation of Floor Area shall be the sole responsibility of Tenant, both as to performance and payment of the costs thereof, and shall be subject to all applicable provisions of this lease.

              (vi) Notwithstanding the provisions of clauses (i), (ii), (iii) and (v) above, Tenant may eliminate the Amen Wardy Home store at the Premises, subject to each of the following:

                    (A) Tenant concurrently eliminates (i.e., closes) all Amen
                                                                      ---
Wardy Home stores then operated by Tenant or any parent, subsidiary or affiliate of Tenant.

                    (B) Concurrently with such elimination Tenant adds the portion(s) of the Premises previously operated as an Amen Wardy Home store to the St. John Knits store at the Premises (i.e., the entire Premises are operated as a St. John Knits store). Any remodeling or renovation required in connection with clause (A) above and

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

this clause (B) shall be the sole responsibility of Tenant, both as to performance and payment of the costs thereof, and shall be subject to all applicable provisions of this lease.


                    (C) If Tenant eliminates the Amen Wardy Home store from the Premises pursuant to this clause (vi), neither Tenant nor any parent, subsidiary or affiliate shall thereafter, during the term of this lease or any renewals or extension thereof, open a home store within Orange County, California, either under the name Amen Wardy or under any other name used or developed by Tenant or its parents, subsidiaries or affiliates (such as St. John Knits Home).

     (c) Subject to clause (vi) of subsection (b) above and Addendum Section 6.03(g), Store No. 2 shall be used solely for the retail sale of furniture and home accessories as typically carried at the Amen Wardy Home stores at the Forum Shops in Las Vegas, Nevada and in Aspen, Colorado.

     (d) Store No. 1 shall be used principally and primarily for the retail sale of fashion ladies ready to wear apparel and secondarily for the retail sale of closely related accessories. As used herein, the term "principally and primarily" shall mean that such merchandise shall occupy at least seventy-five percent (75%) of the sales area of Store No. 1. The term secondarily shall mean that such merchandise shall not occupy more than twenty-five percent (25%) of the sales area of Store No. 1.

                    With respect to the apparel carried in Store No. 1 at least sixty-five percent (65%) of such apparel shall bear the label "St. John Knits." The balance of such apparel shall bear labels or brand names proprietary to Tenant or its parents, subsidiaries or affiliates, such as "St. John Sport" and "Griffith & Gray," except that not more than ten percent (10%) of such apparel may bear labels or brands not proprietary to Tenant or its parents, subsidiaries or affiliates, but with label or brand name quality comparable to the quality of the St. John Knits label. The accessories carried in Store No. 1 may but need not bear labels or brands proprietary to Tenant or its parents, subsidiaries or affiliates so long as such labels or brands have a quality comparable to the quality of the "St. John Knits" label.

     (e) Tenant shall be required to be open for business in the Premises only during the following hours on the following days:

                              Non-Holiday Season
                           (January 1 to November 7
                           ------------------------
                   Monday-Friday       10:00 a.m. to 9:00 p.m.
                   Saturday            10:00 a.m. to 7:00 p.m.
                   Sunday              11:00 a.m. to 6:30 p.m.

                                Holiday Season
                          (November 8 to December 31
                          ---------------------------
                   Monday-Friday       10:00 a.m. to 10:00 p.m.
                   Saturday            10:00 a.m. to 10:00 p.m.
                   Sunday              10:30 a.m. to 7:30 p.m.

There are certain exceptions to such hours, such as:

                   Easter Sunday            Closed
                   Memorial Day             10:00 a.m. to 6:00 p.m.
                   Independence Day         10:00 a.m. to 6:00 p.m.
                   Labor Day                10:00 a.m. to 6:00 p.m.
                   Thanksgiving Day         Closed
                   Day After Thanksgiving   9:00 a.m. to 10:00 p.m.
                   Christmas Day            Closed
                   News Years Day           11:00 a.m. to 6:00 p.m.


Moreover, such hours are subject to change, from time to time, by Landlord upon notice to tenants of the Center, based upon changes in shopping patterns, the days of the week upon which certain holidays fall, wind-drift and other factors deemed relevant by Landlord.

     (f) Notwithstanding the foregoing subsection (e), Tenant shall be obligated to be open for business only on those hours and during those days when (i) any two (2) of the Sak's, Macy's Men's, Nordstrom and Macy's stores are open for business and (ii) seventy-five percent (75%) of the other stores in the Sak's, Macy's Men's, Macy's, Nordstrom wing of the Center (upper and lower levels) are open for business. For the purposes of this provision and any other provision of this lease where reference is made to the Sak's, Macy's Men's, Nordstrom and Macy's stores, such reference shall mean the store buildings currently operated under such names, and both parties recognize that such store buildings may be hereafter operated under other names by successors or assigns of the current operators. For the

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

purposes of this provision, the Sak's, Macy's Men's, Nordstrom and Macy's wing of the Center shall mean that portion of the Center located to the West of the dotted line appearing on Exhibit "A" attached hereto.

     (g) Notwithstanding the foregoing subsections (e) and (f), Tenant may be closed during any period (i) of repair or restoration following a casualty or condemnation to the extent reasonably required thereby or in connection with any remodeling or renovation of the Premises by Tenant, (ii) where such closure is otherwise specifically permitted pursuant to this lease and (iii) not more than five (5) days per calendar year for the purposes of taking inventory at the Premises, redecorating the Premises or such other business activities with respect to the Premises which reasonably require such closure. No such closure pursuant to clause (iii) shall be during the holiday season as defined in subsection (e) above.

     (h) Notwithstanding the provisions of Section 6.01 of the lease form, Tenant may, without the prior written consent of Landlord, change the tradename of Store. No. 2 to the same tradename to which Tenant (or its parents, subsidiaries and affiliates) concurrently changes the tradename of all stores then operated by Tenant or its parents, subsidiaries or affiliates under the tradename "Amen Wardy Home." Provided, that with respect to any such change in tradename pursuant to this subsection:

                   (A) The new tradename shall reflect or denote a quality of use comparable to the high quality of use of the Premises required by this lease and shall not indicate any off-price, discount, cut-rate, wholesale or other low end use of Store No. 2.

                    (B) The last sentence of clause (vi)(B) of subsection (b) above shall apply with respect to any change in Tenant's signage for Store No. 2 as a result of such change in tradename.

                    (C) Neither Tenant nor any parent, subsidiary or affiliate of Tenant shall, during the term of this lease or any renewals or extensions thereof, open or operate any store in Orange County, California under the tradename "Amen Wardy Home," any variant thereof or any tradename which includes such tradename.


Section 6.02  Restrictions on Use
------------  -------------------

     (a) The words "standard All Risk insurance" shall be added before the word "coverage" in the first sentence of Section 6.02(a) of the lease form. The words "tend to" appearing in the third sentence of such Section shall be deleted. The words "create an ultrahazardous . . . reputation of the Center" appearing in such Section shall be deleted. The words "standard policy of all risk" shall be added before the word "insurance" in such Section.

     (b) The word "absolutely" appearing in the first sentence of Section 6.02(e) of the lease form shall be deleted. The following shall be added at the end of such Section: "unless and only to the extent permitted by applicable laws and regulations."

     (c) Landlord hereby represents and warrants to Tenant that:

                    (i) Tenant's proposed use of the Premises as specifically permitted by this lease complies with the applicable zoning for the Premises.

                    (ii) In the event that Tenant constructs Tenant's Work solely for the purposes specifically permitted pursuant to this lease, the only governmental approvals which shall be required in connection with such construction shall be a demolition permit, a building permit and a certificate of occupancy (which will be based upon periodic governmental inspections of Tenant's Work as Tenant's Work proceeds). The foregoing representation and warranty does not extend to a kitchen, special exhaust systems or any special equipment not typically found in a retail clothing store.

     (d) Notwithstanding the provisions of Section 6.02(a) of the lease form:

                    (i) Tenant may accept deliveries to the Premises at any time when the Center is open to the public. Any deliveries after 10:00 a.m. on days when the Center is open for business shall be through the rear service door of the Premises.

                    (ii) Any regulations adopted by Landlord pursuant to such Section shall not and shall not be enforced so as to unduly interfere with the conduct of Tenant's business in the Premises as specifically permitted by this lease.

     (e) The rules and regulations provided for in Section 6.02 of the lease form shall be enforced in a uniform and nondiscriminatory manner against tenants of the Center other than the department stores.

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

     (f) Landlord shall indemnify, defend and hold harmless Tenant, and its successors, assigns, partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including reasonable attorneys' fees and costs of defense incurred by such indemnified persons, or any of them) as a result of (i) the introduction into or about the Center by Landlord or Landlord's agents, employees, contractors, invitees or other persons claiming under Landlord (other than tenants) of hazardous materials, (ii) the usage, storage, maintenance, generation, production or disposal by Landlord or Landlord's agents, employees, contractors, invitees or other persons claiming under Landlord (other than tenants) of hazardous materials in or about the Center, (iii) the discharge or release in or about the Center by Landlord or Landlord's agents, employees, contractors, invitees or other persons claiming under Landlord (other than tenants) of any hazardous materials, (iv) any injury or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, storage, generation, disposal, disposition, release or discharge by Landlord or Landlord's agents, employees, contractors, invitees or other persons claiming under Landlord (other than tenants) of hazardous materials in or about the Center and (v) any failure by Landlord or Landlord's agents, employees, contractors, invitees or other persons claiming under Landlord (other than tenants) to observe the restrictions set forth in Section 6.02(c) of the lease form.

     (g) Any termination of this lease by Landlord pursuant to the next to last paragraph of Section 6.02(c) of the lease form shall be only after Tenant fails to perform an obligation pursuant to such Section, Landlord gives to Tenant a notice to cure pursuant to Section 13.01 of the lease form and Tenant fails to cure or commence to cure within the applicable grace period.

     (h) Landlord has caused an inspection to be made of the Premises for the purpose of determining the presence therein of asbestos bearing materials. Such inspection was performed at Landlord's cost by an inspection firm selected by Landlord and licensed to conduct such inspections. Landlord shall cause such firm to prepare a report of such inspection. Landlord shall cause a copy of such report to be delivered to Tenant promptly upon completion of such report. Based upon an oral report by Landlord's consultant and Landlord's ownership and operation of the Center since its construction, Landlord represents and warrants that there are no asbestos bearing materials in the Premises and that there will be no such materials in the Premises upon delivery of possession to Tenant.

         In the event that any such materials are discovered by Tenant during the course of Tenant's Work in the Premises, then:

         (i)   Tenant shall promptly notify Landlord in writing;

         (ii) Landlord shall, as promptly as practicable and at Landlord's sole cost and expense, remove all such materials from the Premises; and

         (iii) The Rent Commencement Date shall be extended by a period of days equal to the number of days of delay in completion of Tenant's Work occasioned by the presence of such materials, the removal thereof by Landlord, interference with Tenant's Work, the need to redo or reconstruct any of such Tenant's Work following Landlord's removal of such materials and any scheduling problems for Tenant's contractor occasioned by the presence or removal of such materials.

     (i) Notwithstanding anything to the contrary contained in the third and fifth paragraphs of Section 6.02(c) of the lease form, Tenant shall be required to reimburse Landlord for the cost of any such audit, inspection or testing only if the audit, survey or testing discloses the presence in the Premises of hazardous materials brought into the Premises by Tenant or any agent, employee, contractor or other person for whom Tenant is responsible.


Section 6.03  Other Locations
------------  ---------------

         (a) The words "Except as otherwise provided in Addendum Section 6.03," shall be added at the beginning of Section 6.03(a) of the lease form.

         (b) The sale by Tenant (or any parent, subsidiary or affiliate of Tenant) of merchandise at wholesale to department store and specialty store operators who are not franchisees, licensees, parents, subsidiaries or affiliates of Tenant and who operate stores within the prohibited area shall not violate the provisions of Section 6.03 of the lease form.

         (c) Those trunk shows specifically permitted by clause (vi) of Addendum Section 3.03(i)(vii) shall not be deemed to violate the provisions of
Section 6.03 of the lease form.

         (d) A shop-in-shop shall not include a department in a department store operated under the name of or bearing signage with the name of "St. John Knits" so long as such department is not operated by Tenant or any parent,

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

subsidiary, affiliate, franchisee, licensee or concessionaire of Tenant and Tenant does no more then sell merchandise at wholesale to the operator of the store.

     (e) The provisions of Section 6.03 of the lease form shall not be violated by the acquisition by Tenant or any parent, subsidiary or affiliate of Tenant of any store or chain of stores so long as any store operated in Orange County, California is not a "competing store" as defined in Section 6.03(c)(ii) of the lease form and subsection (f) below. The provisions of this subsection shall permit both:

          (i) The acquisition of an existing store or group of stores, one or some or all of which may be located in Orange County, California; and

          (ii) The acquisition of an existing store or group of stores, all of which are located outside of Orange County, California, and the subsequent addition to such store or stores of an additional store or stores of the same type and tradename in Orange County, California, so long as any such store(s) operated in Orange County, California (whether
----------
acquired or opened after the acquisition) are not "competing stores." For this purpose, any such store operated in Orange County, California shall be a competing store only if (A) such store is operated under one of the tradenames "St. John Knits," "Amen Wardy" or any tradename identified or described in subsection (f) below and/or (B) such store sells merchandise bearing the labels "St. John Knits," "Amen Wardy" or any tradename identified or described in subsection (f) below. By way of example, operation of a store under the tradename or selling merchandise under the label "St. John Sport" would be prohibited by this subsection (unless specifically permitted under another provision of this lease), while operation of a store under the tradename or selling merchandise under the labels "Mondy" or "T.J. Maxx" would be permitted.

     (f) For purposes of the definition of a competing store in Section 6.03(c)(ii) of the lease form, "merchandise" shall include merchandise bearing the labels "St. John Knits," "St. John Sport," "Griffith & Gray" and any other proprietary label hereafter developed by Tenant or any parent, subsidiary or affiliate of Tenant, such as "St. John Knits Men's." With respect to St. John Sport apparel, Griffith & Gray apparel and any apparel sold under any proprietary tradename hereafter developed by Tenant or any parent, subsidiary or affiliate of Tenant (such as St. John Knits Men's), for the first five (5) full lease years of the lease term, Tenant shall not be permitted to own or operate a competing store within the prohibited area described in Section 6.03 of the lease form. If, as to any such line of merchandise, Tenant desires to operate a separate store after such five (5) year period, Tenant shall first, in writing, offer to Landlord the opportunity to lease a separate, free-standing store at the Center. Upon receipt of such offer, Landlord and Tenant shall, in good faith, attempt to agree upon the terms of a lease for such line of merchandise. If Landlord does not have a space suitable for such store, or if Landlord and Tenant are unable to reach agreement upon the terms of a lease for such store within sixty (60) days after such offer by Tenant, then, in either such event, Tenant shall be free to lease and operate a competing location for such line of merchandise within the prohibited area but outside of the area depicted on Exhibit "B-2(B)." The provisions of this subsection (f) shall be separately applied with respect to each of the merchandise lines described in this subsection (i.e., St. John Knits men's apparel, St. John Sport, Griffith & Gray, etc.). Moreover, the provisions of this subsection shall be separately applied on each occasion that Tenant approaches Landlord for a location at the Center for each such merchandise line. The provisions of this subsection shall not apply to a store under the tradenames "St. John Knits" or "Amen Wardy."

     (g) In the event that, at any time during the term of this lease, Tenant determines that it needs the entire Premises for the operation of the "St. John Knits" store (including the non-St. John Knits label merchandise permitted to be sold in such store), Tenant shall so advise Landlord in writing and offer to lease space for a separate, free-standing "Amen Wardy" store in the Center or in South Coast Plaza Crystal Court (the "Other Center"). Such offer ("Tenant's Offer") shall indicate the approximate size of the space required for such "Amen Wardy" store. Upon receipt of Tenant's Offer, Landlord shall in good faith reasonably attempt to locate and offer in writing to Tenant space in the Center and/or in the Other Center for such "Amen Wardy" store meeting the size requirement specified by Tenant, and shall use reasonable efforts to offer to Tenant in writing at least two such spaces (in the Center, in the Other Center or one each in the Center and the Other Center). Any such written offer or proposal by Landlord ("Landlord's Proposal") shall identify the space(s) offered to Tenant, the Floor Area(s) of such space(s) and the rent, lease term and other terms and conditions upon which Landlord proposes to lease such space(s) to Tenant. Landlord's Proposal shall also include the estimated date of availability of each space identified therein.

     Following delivery of Landlord's Proposal, Tenant shall in good faith in writing accept or reject the space offered to Tenant and, if more than one space is offered to Tenant, may accept one space and reject the other or may reject all spaces offered to Tenant. If Tenant accepts any space offered to Tenant (a "Tenant Acceptance"), Landlord and Tenant shall proceed in good faith to prepare, attempt to agree upon and execute and deliver a new lease covering the space identified in the Tenant Acceptance.

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

     If (i) Landlord is unable to locate and offer to Tenant a space or spaces within twelve (12) months after Tenant's Offer, or (ii) Tenant rejects all space(s) covered by Landlord's Proposals within such twelve (12) month period or
(iii) there is a Tenant Acceptance as to any space offered but Landlord and Tenant are unable to agree upon and execute and deliver a new lease covering the space identified in the Tenant Acceptance, then, in any such event, Tenant shall be free to (A) close the "Amen Wardy" store in the Premises, (B) expand the "St. John Knit" store into the entire Premises and (C) lease and operate an "Amen Wardy" store within Orange County, California outside of the area depicted on Exhibit "B-2(B)."

     (h) Notwithstanding the provisions of Section 6.03 of the lease form, ownership by any officer or director of Tenant of any stock or profit and loss interest in any entity which operates a competing store shall not violate the provisions of such Section 6.03 so long as (i) such officer or director is not an officer, director, employee, general partner or otherwise in a position which permits such shareholder to direct the policies of such entity and (ii) such officer or director is not otherwise active in the operations of such entity.


Section 7.01  Landlord's Obligations
------------  ----------------------

     For the purposes of Section 7.01 of the lease form:

     (a) Landlord's maintenance and repair obligations shall include all utilities lines serving other portions of the Center (not including the Premises) but located within the Premises and all utilities mains serving the Center, including the Premises.

     (b) Tenant's maintenance and repair obligations shall include all utilities lines exclusively serving the Premises, whether located outside of or within the Premises, to Tenant's points of connection to Landlord's mains. For this purpose, Landlord warrants that the sewer and water lines serving the Premises are already located under and within the Premises and that Tenant's electrical connection for the Premises will be an electrical board sufficient for 100 amperage service within fifty (50) feet of the demising line of the Premises.

     (c) Features to be maintained and repaired by Landlord will include roof decking, the subfloor of the Premises, the structural components of the Center, including the Premises, not constructed by Tenant and those elements which require maintenance and repair as the result of negligent or intentional failure of Landlord to perform its maintenance and repair obligations pursuant to such Section.

     (d) Repair and maintenance costs pursuant to such Section to be included in common area costs shall not include any costs classified under generally accepted accounting principles as capital in nature.

     (e) Any cost incurred by Landlord pursuant to Section 7.01 of the lease form for which Landlord is actually reimbursed from insurance proceeds, condemnation proceeds, a warranty, another tenant or any other source shall not be included in common area costs to the extent of such reimbursement. Any such cost incurred by Landlord for which Landlord is entitled to be reimbursed from insurance proceeds, condemnation proceeds, another tenant or any other source not including a warranty shall not be included in common area costs to the extent of such entitlement, whether or not Landlord actually receives such reimbursement. Any such cost incurred by Landlord for which Landlord is entitled to be reimbursed from a warranty shall not be included in common area costs only to the extent of the reimbursement actually received by Landlord from the maker of such warranty.


Section 7.02  Tenant's Obligations
------------  --------------------

     (a)  The language "and for which this lease is terminated pursuant to
Article IX" appearing in Section 7.02(c) of the lease form shall be deleted.

     (b) Except for items which affect other tenants of the Center, Tenant's cure period after notice from Landlord shall be fifteen (15) days. In the event that Tenant commences to cure any problem as to which Tenant has received notice from Landlord within any applicable cure period, and for so long as Tenant diligently pursues such cure, Landlord shall not be entitled to undertake such work for the account of Tenant. For this purpose, "commences to cure" shall mean initiation of action required to effect a cure, such as ordering of parts or materials or solicitation of bids from contractors.


Section 7.03  Alterations and Additions
------------  -------------------------

     (a) The language "Landlord shall direct Tenant to remove such items" appearing in the first sentence of Section 7.03(b) of the lease form shall be deleted.

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

     (b) Notwithstanding the provisions of Section 7.03(a) of the lease form, Tenant may, without Landlord's prior written consent, make non-structural alterations to the interior of the Premises which are consistent, as to style, quality, materials and color, with the interiors, from time to time, of the other stores operated in the continental United States by Tenant, its parents, subsidiaries and affiliates under the same tradename then in use at the Premises. All such alterations shall be high quality. Such alterations may include new paint, wall and floor coverings, and replacement of fixtures, furnishings and equipment. All such work shall be the sole responsibility of Tenant, both as to performance and payment of costs, shall comply with all applicable provisions of this lease and all governmental authorities having jurisdiction of the Premises and shall be high quality and professionally done.

     (c) Except as provided in subsection (b) above (covering work as to which Landlord's approval is not required), Landlord's approval of any proposed alterations or additions by Tenant shall not be unreasonably withheld or delayed so long as the items for which approval is requested shall be consistent in quality with the Tenant's Work originally approved by Landlord.

     (d)  Notwithstanding the provisions of Section 7.03(b) of the lease form:

          (i) Tenant may, at Tenant's cost and within fifteen (15) days after the expiration or any earlier termination of this lease, remove all non-structural decorative items and trade fixtures from the Premises. Tenant shall repair any damage caused by such removal and leave the Premises in a safe condition, all at Tenant's cost.

          (ii) At the expiration or earlier termination of this lease, Tenant need not demolish (or restore) the Premises so long as Tenant's improvements to the Premises are typical for a retail store. If Tenant proposes to construct any non-typical features in the Premises, Landlord may, at time of submission of plans for such features to Landlord for approval, notify Tenant in writing that Tenant must remove such features within fifteen (15) days after the expiration or any earlier termination of this lease. In the event that Tenant elects to proceed with such non-typical features after notice from Landlord or proceeds with such features without requesting approval by Landlord, Tenant shall, at Tenant's cost (and upon notice from landlord pursuant to Section 7.03(b) of the lease form as to non-typical features not submitted to Landlord for approval) remove the same upon the expiration or earlier termination of this lease. Such removal shall be in accordance with clause (i) above.

     (e) Section 7.03(c) of the lease form shall be amended to read, in its entirety, as follows:

          "Tenant shall, at all times during the term of this lease, maintain the Premises in a first class condition and shall, at Tenant's sole cost and expense, perform such work in or to the Premises as and when necessary to comply with the foregoing covenant, including but not limited to refixturization, repainting and replacement of wall and floor coverings as and when required. Any such work shall be subject to all applicable provisions of this lease and Exhibits "C" and "E" hereto, including the requirement of obtaining Landlord's prior written consent as and when required, which approval is not required with respect to work described in Addendum Section 7.03(b).


Section 7.05  Health Matters
------------  --------------

     (a) The first sentence of Section 7.05 of the lease form, the first three sentences of Section 7.05(a) of the lease form and the first two sentences of
Section 7.05(b) of the lease form shall all be deleted. The words "arising out of Tenant's operations" shall be added after the word "authorities" in Section 7.05(e) of the lease form.

     (b)  Landlord agrees that it shall enforce the provisions of subsections
(c) and (d) of Section 7.05 of the lease form in a uniform and non-discriminatory manner against the tenants of the Center other than department stores.


Section 8.01  Liability Insurance-Premises
------------  ----------------------------

     (a) The language "(which automobile coverage may be maintained by Tenant under a separate insurance policy)" shall be added after the words "automobile coverage in clause (b) of Section 8.01 of the lease form.

     (b) The language "recommended by such Reviewing Broker" appearing in the third sentence of the first paragraph following clause (b) in such Section shall be amended to read "maintained by tenants or users." The words "tenants or users of" appearing in the same sentence shall be deleted. The words "or decrease" shall be added after the word "increase" in each place where the word increase appears in the fourth sentence of such paragraph. The last sentence of such paragraph shall be deleted.

     (c) The language "other persons designated . . . in the Premises "appearing in the first sentence of the last paragraph of Section 8.01 of the lease form shall be amended to read "trust deed beneficiary, mortgagee, ground lessor or

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

managing agent designated by Landlord." The words "within thirty (30) days after Tenant's receipt of notice from Landlord" shall be added after the word "added" in the same sentence.


Section 8.02  Fire Insurance - Fixtures, Equipment and Tenant Improvements
------------  ------------------------------------------------------------

     (a) The language "including but not limited . . . and malicious mischief" appearing in clauses (i) and (ii) of Section 8.02 of the lease form shall be deleted. The word "reasonably" shall be added before the word "required" in clause (i) of such Section. The last sentence of such Section shall be deleted.

     (b) Tenant shall not be required to carry plate glass coverage or the insurance required by Section 8.02(c) of the lease form. In the event that the tenant hereunder elects not to carry either or both of such coverages on the basis of this subsection and there occurs a casualty for which insurance proceeds would have been available but for such decision not to maintain such insurance, such tenant shall use its own funds to replace the proceeds which would have been available but for the decision not to carry such insurance.

     (c) Upon the occurrence of any casualty which does not result in a termination of this lease, the proceeds of the insurance maintained by Tenant pursuant to Section 8.02(a) of the lease form shall be applied to cover the obligations of Tenant to repair or restore pursuant to Article IX of the lease form, up to the exhaustion of such proceeds. Any proceeds in excess of the amount necessary to pay the costs of such repair or restoration shall be the property of Tenant.

     (d) Upon the occurrence of any casualty which results in the termination of this lease, Landlord shall be entitled to all proceeds of the insurance maintained by Landlord pursuant to Section 8.03 of the lease form and Tenant shall be entitled to the balance of the proceeds from the insurance maintained by Tenant pursuant to Section 8.02(a) of the lease form.


Section 8.03  Fire Insurance - Premises
------------  -------------------------

     Notwithstanding anything to the contrary contained in this lease:

     (a) Landlord's All Risk insurance pursuant to Section 8.03 of the lease form shall be in an amount equal to the full replacement value of all improvements comprising the Center, other than those improvements owned by Sears and May and those improvements constructed by tenants of the Center. With respect to the improvements owned by Sears, May and the other parties to the reciprocal easement agreement covering the Center, Landlord shall indemnify and hold harmless Tenant from and against any and all claims, costs, expenses (including attorneys' fees and/or court costs) and liabilities arising from or in respect of any damage to the property of the other parties to the reciprocal easement agreement caused by any act or omission whatsoever, to the extent such act or omission involves negligence, of Tenant or Tenant's agents, servants and employees. Landlord's indemnification obligation pursuant to this subsection shall be as extensive as Landlord's indemnification obligation pursuant to Paragraph 10(a)(ii) of such reciprocal easement agreement (Exhibit "K" to this lease). Landlord shall maintain with respect to such obligation a contractual obligation endorsement to the public liability insurance policy maintained by Landlord pursuant to this lease (and/or pursuant to the reciprocal easement agreement), naming Tenant as an additional insured thereunder (it being understood, however, that Landlord's liability under this Addendum Section 8.03(a) shall not be limited to the proceeds of insurance). Landlord agrees that it shall, throughout the term of this lease, carry public liability insurance with respect to the Center with an aggregate liability coverage of not less than $50 million and that, throughout the term of this lease, Tenant shall be named, directly or indirectly, as an additional insured on all public liability insurance actually carried by Landlord with respect to the Center, whether or not some of such insurance is required pursuant to the provisions of this subsection (a). Tenant acknowledges that Landlord may maintain such public liability insurance pursuant to a so-called blanket policy covering the Center and other properties owned by Landlord and its affiliates, and that Landlord's aggregate liability requirement pursuant to this subsection may be met by use of a primary liability policy and one or more excess or umbrella policies, so long as the obligations of Landlord pursuant to this subsection are in fact met.
With respect to the other tenants of the Center, Landlord shall use its best efforts to obtain in all leases executed after the date hereof provisions which are substantively identical to Section 8.05 of the lease form.

     (b) Landlord's rental interruption insurance pursuant to Section 8.03 of the lease form may be for any period of time determined, from time to time, by Landlord. However, Landlord may include in common area costs only such premium (or portion thereof) as covers the first twelve (12) months of any such interruption.

     (c) The cost of reserves and deductibles which are maintained by Landlord which may be charged to common area costs for any calendar year shall not exceed the amount of premiums saved for such year by maintaining such reserves and deductibles.

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

Section 8.04  Insurance Policies
------------  ------------------

     (a) The language "and licensed or . . . State of California" appearing in the first sentence of Section 8.04 of the lease form shall be deleted. The language "to Landlord" appearing at the end of the fourth sentence of such Section shall be amended to read "as provided in Addendum Section 8.02."

     (b) Tenant shall be required to maintain each of the provisions specified in the fourth (4th) sentence of Section 8.04 of the lease form only to the extent that such required provision is available to Tenant at no additional cost other than a nominal service charge.

     (c) Prior to the Rent Commencement Date, Tenant may maintain course of construction or similar insurance rather than the insurance required pursuant to
Section 8.02(a) of the lease form.


Section 8.05  Waiver of Subrogation
------------  ---------------------

     (a)  The following shall be added at the beginning of the first sentence of
Section 8.05 of the lease form:

          "To the extent permitted by the insurance policies maintained by the respective parties,"

     (b) In the event that either party shall be unable to obtain from its insurance carrier a waiver (or an agreement to recognize such party's waiver) of the type described in Section 8.05 of the lease form, such party shall add the other party as an additional or named insured, as applicable, on any such policy carried by the first party. Such additional or named insured added pursuant to this Section shall have no obligations pursuant to the policy maintained by the other party.


Section 8.06  Indemnity
------------  ---------

     (a) The word "reasonable" shall be added before the word "attorneys'" in the first sentence of Section 8.06 of the lease form. The language "use or occupation of . . . of this lease by" appearing in the same sentence shall be amended to read "acts or omissions of." The last sentence of such Section shall be amended to read as follows:

          "Provided, however, that the foregoing shall not extend to any damage or injury which was caused by the negligence of Landlord, its agents or others for whom Landlord is responsible pursuant to Addendum
          Section 8.06."

     (b) In the event that each party hereto shall be determined by a court of competent jurisdiction to be partially liable for any damage or injury of the types specified in Section 8.06 of the lease form, each party shall be responsible for that portion of the total liability assessed (including attorneys' fees and costs) which bears the same relation to the total as such party's percentage of liability bears to one hundred percent (100%).

     (c) To the fullest extent permitted by law, Landlord shall indemnify, defend and hold harmless Tenant from and against any liability or expense (including but not limited to reasonable attorneys' fees and costs of defense) for any damage or injury to persons or property in or about the Center which may result from the acts or omissions of Landlord, or its agents, employees, contractors, invitees or other persons claiming under Landlord (other than other tenants). In addition, if any person not a party to this lease shall institute any other type of action against Landlord in which Tenant, involuntarily and without cause, shall be made a party defendant, Landlord shall indemnify, hold Tenant harmless from and defend Tenant from all liability by reason thereof. It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnity. Landlord's defense obligation hereunder shall include the obligation, upon demand, to defend Tenant against any claim or action of the types herein specified by legal counsel reasonably satisfactory to Tenant. Provided, however, that the foregoing shall not extend to any damage or injury which was caused by the negligence or intentional action of Tenant, its agents, employees or others for whom Tenant is responsible pursuant to Section
8.06 of the lease form.


Section 8.07  Exemption of Landlord
------------  ---------------------

     (a)  The following shall be added at the beginning of the first sentence of
Section 8.07 of the lease form:

          "Unless caused by the acts or omissions of Landlord, its agents or employees, invitees or other persons claiming under Landlord (other than tenants),"

     (b) The last sentence of such Section shall be amended to read, in its entirety, as follows:

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

          "Provided, however, that the foregoing shall not apply to any damage or injury which was caused by the negligence of Landlord, its agents or employees."


Section 8.08  Landlord's Security
------------  -------------------

     (a) The language "Under no circumstances shall the Indemnified Parties" appearing in the fourth sentence of Section 8.08 of the lease form shall be amended to read "Provided that Landlord complies with Addendum Section 8.08, Landlord shall not."

     (b) Notwithstanding anything to the contrary contained in Section 8.08 of the lease form, Landlord shall at all times during the term of this lease maintain such security with respect to the Center as shall be consistent with good shopping center management practices, from time to time, for similar centers in the geographical area which includes the Center.


Sections 9.02 and 9.03  Major Damage to Center
----------------------  ----------------------

     Notwithstanding anything to the contrary contained in Sections 9.02 and
9.03 of the lease form:

     (a) Landlord shall not be entitled to terminate this lease pursuant to either such Section unless Landlord concurrently terminates the leases of all tenants located in the Sak's, Macy's Men's, Macy's, Nordstrom wing of the Center (as defined in Addendum Section 6.01).

     (b) In the event of a casualty to the Premises and/or the Center which does not result in the termination of this lease:

          (i) Landlord shall repair or restore those portions of the Center and the Premises originally constructed by Landlord. For this purpose, the Premises shall be rebuilt by Landlord to a shell condition. A shell condition shall mean concrete slab, exposed stud demising walls on the Premises side, exposed underside of slab above ceiling line and all main utility lines serving the Center and points of connection for Tenant's individual lines (but not individual lines serving the Premises). Tenant shall repair or restore the balance of the Premises.

          (ii) Abatement of rent shall be pursuant to Section 9.05(a) of the lease form (including total, if applicable) and shall be from the date of the occurrence of the casualty to and until the earlier of (A) the date on which Tenant completes its work in the Premises and reopens the entire Premises for business or (B) the 90th day after Landlord completes its work of repair or restoration to the extent reasonably necessary for Tenant to commence its work of repair or restoration in the Premises and to continue the same to completion without interruption. Landlord shall, prior to the expiration of such abatement period, complete its repair and restoration work with respect to the Premises and the Center as necessary for Tenant to reopen and conduct its business as permitted pursuant to this lease.

     (c) In the event that (i) the Center is damaged so as to render the Premises unusable with respect to more than fifty percent (50%) of the sales area of the Premises or (ii) the damage to the Center causes the Premises to be partially or totally inaccessible by customers and (iii) Landlord is unable to complete its repair or restoration so as to eliminate the conditions described in clauses (i) and (ii) above within one hundred eighty (180) days after the occurrence of such damage, then Tenant shall have the right to cancel and terminate this lease upon the conditions set forth below. Within thirty (30) days after the occurrence of a casualty which results in either condition specified in clauses (i) and (ii), Landlord shall provide to Tenant a written estimate of the time required for Landlord to complete its repair or restoration work so as to eliminate such condition. In the event that Landlord's estimate indicates that more than one hundred eighty (180) days from the date of the casualty will be required to complete such repair or restoration, or in the event that Landlord's estimate is less than one hundred eighty (180) days from the date of the casualty but such work is not completed within such one hundred eighty (180) day period, Tenant may terminate this lease by written notice to Landlord given within fifteen (15) days after the receipt of Landlord's estimate or at any time after the expiration of such one hundred eighty (180) day period from the date of the casualty and prior to completion of such work, whichever is applicable.


Section 9.04  Damage Near End of Term
------------  -----------------------

     The provisions of Section 9.04 of the lease form shall be mutual so that either party may terminate this lease in the event of a casualty described in such Section. Any such notice of termination shall be given within the time period specified in such Section. If neither party elects to terminate, repair or restoration shall be in accordance with Sections 9.01, 9.02 or 9.03 of the lease form.

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

Section 9.05  Abatement of Rent; Remedies for Non-Performance
------------  -----------------------------------------------

     (a) The language "reasonably practicable" appearing in the first sentence of Section 9.05(a) of the lease form shall be amended to read "that Tenant determines it is reasonable to do so." The following shall be added at the end of such sentence:

          "; otherwise tenant can close the Premises until completion of repairs and restoration."

The language "but only to the extent . . . pursuant to Section 8.03" appearing at the end of the second sentence of such Section shall be deleted. The fourth sentence of such Section shall be deleted in its entirety.

     (b) Any claims by Tenant against Landlord for any damage suffered by Tenant by reason of any damage, destruction, repair or restoration shall be subject to the provisions of Section 8.05 of the lease form and Addendum Section 8.05.


Section 10.01  Assignment and Subletting
-------------  -------------------------

     (a) The language "but only to the extent permitted by law" shall be added before the word "terminate" in the fourth sentence of Section 10.01(a) of the lease form. The term "twenty-five percent (25%)" appearing in the last sentence of the first paragraph of such Section shall be amended to read "fifty percent (50%)." Moreover, the language "or new issuance" appearing in such last sentence of the first paragraph of such Section 10.01(a) shall be deleted. The following shall be added at the end of such sentence ", except to the extent permitted by Addendum Section 10.01."

     (b) The language "One Thousand Five Hundred Dollars ($1,500)" appearing in the second paragraph of Section 10.01(a) of the lease form shall be amended to read "Seven Hundred Fifty Dollars ($750.00)" each place where such language appears in such paragraph. The language "Two Thousand Five Hundred Dollars ($2,500)" appearing in such paragraph shall be amended to read "One Thousand Seven Hundred Fifty Dollars ($1,750)."

     (c)  The language "an outline of" shall be added at the beginning of clause
(iii) of Section 10.01(b) of the lease form. The language "including a copy . . . such terms and provisions" appearing in such clause shall be deleted. The language "if tenant is requesting a release from liability under this lease" shall be added at the beginning of clause (iv) of such Section. The language "(which may be a balance sheet prepared for internal use only)" shall be added after the word "consent" in such clause (iv). The term "two year" appearing in such clause (iv) shall be amended to read "one year."

     (d) The third sentence of Section 10.01(d) shall be deleted in its entirety. The last sentence of such Section shall be amended to read, in its entirety, as follows:

          "Approval of any assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Tenant hereunder accruing subsequent to the date of the assignment by a written instrument in form and substance reasonably satisfactory to Landlord."

     (e) The term "sixty (60) days" appearing in Section 10.01(g) of the lease form shall be amended to read "one hundred twenty (120) days."

     (f) Notwithstanding anything to the contrary contained in Section 10.01 of the lease form, the provisions of Section 10.01 of the lease form shall not apply to, Landlord's consent shall not be required in connection with and Landlord shall not share in any rent or other consideration in connection with:

          (i) An assignment of Tenant's interest in this lease or a subletting of the Premises to any subsidiary, parent or affiliate of Tenant (as the terms subsidiary, parent and affiliate are defined in Section 6.03 of the lease form) or to any entity which is controlled by, under common control with or which controls Tenant;

          (ii) A sale or transfer of all or substantially all of the outstanding capital stock of Tenant, a sale or transfer of all or substantially all of the assets of Tenant or a sale or transfer of seventy percent (70%) or more of the stores then operated under the same tradename then in use at the Premises; and

          (iii) An assignment of Tenant's interest in this lease as a part of a merger or consolidation to which Tenant is a party.

Provided, however, that in connection with any such transaction:

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

          (1) Except as permitted by this lease, there shall be no change in Tenant's tradename in use at the Premises and no substantial change in the business conducted at the Premises without, in each instance, the prior written consent of Landlord.

          (2) Except in the case of a merger or consolidation as to which Tenant is not the surviving party and in which the assignee assumes the obligations of Tenant hereunder as a matter of law, the assignee, transferee or surviving corporation shall execute and deliver to Landlord a written assumption of the obligations of Tenant pursuant to this lease accruing from and after the effective date of such transaction in form and substance reasonably satisfactory to Landlord. Such delivery shall be made concurrently with the notice provided for in clause (5) below.

          (3) No such assignment or subletting shall relieve Tenant from any of its obligations hereunder.

          (4) Any subletting shall be subject to all of the terms and provisions of this lease and shall, to the extent permitted by law, be terminable by Landlord upon the expiration or any earlier termination of this lease, including a termination resulting from the agreement of Landlord and Tenant.

          (5) Within twenty (20) days after the effective date of the transaction, Tenant shall deliver to Landlord a written notice of the assignment or subletting identifying the assignee or subtenant, the effective date of the transaction, the facts which bring such transaction within the scope of this subsection and any change in the address for notices and billings to the tenant pursuant to this lease. Upon request by Landlord, Tenant shall also deliver to Landlord a copy of the sublease or assignment documents.

     (g)  Notwithstanding the provisions of Section 10.01(e) of the lease form:

          (i) The allocation provided for in such subsection shall include an allocation to all assets, both tangible and intangible, which may be reasonably deemed to have a value to the assignee or subtenant, such as trademarks, tradenames, customer lists, logos and contract rights. There shall not, however, be any allocation to "goodwill."

          (ii) In determining the amount, if any, to be allocated for the use of the Premises or the leasehold estate, there shall be deducted form the gross amount received or to be received by Tenant each of the following:


                (A) The aggregate amount allocated to all other assets pursuant to Section 10.01(e) of the lease form and clause (i) above;

                (B) All actual out-of-pocket costs incurred by Tenant in connection with such transaction. Such costs shall include brokerage fees and commissions, fees and costs paid by Tenant to professionals employed by Tenant in connection with such transaction (such as attorneys and accountants), attorneys' fees and costs reimbursed by Tenant to Landlord, escrow fees and costs, costs of remodeling and renovation of the Premises for such assignee or subtenant and costs of advertising or soliciting for such assignee or subtenant and other costs incurred in effecting the transfer of physical possession of the Premises; and

                (C) The then unamortized cost of improvements to the Premises constructed and paid for by Tenant. For this purpose, amortization shall be on a straight line basis over the useful lives of such improvements, but not longer than the term of this lease.

          (iii) The amount to be paid by Tenant to Landlord pursuant to Section 10.01(e) of the lease form shall be equal to fifty percent (50%) of the net excess rent or consideration (as the terms rent and consideration are defined in such subsection) after (A) the allocation provided for in clause (i) above and
                 -----
such subsection and (B) the deductions provided for in clause (ii) above.

          (iv) The provisions of Section 10.01(e) of the lease form shall not apply to any transaction described in subsection (f) above.

          (v) In the event that rent or consideration is paid on an installment or deferred payment basis to Tenant in connection with any such assignment or subletting, Landlord shall receive its portion thereof on the same basis and as and when received by Tenant. For example, if consideration for an assignment is in the form of a promissory note payable in four (4) equal quarterly installments, then Landlord shall receive its proportionate share of each such quarterly installment as and when received by Tenant.

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

Section 11.02  Partial Taking
-------------  --------------

     The language "spend more on . . . award or to" appearing in the last sentence of Section 11.02 of the lease form shall be deleted. The following shall be added at the end of such Section:

          "Upon any reduction in the Minimum Rent, the Percentage Rent breakpoints shall be adjusted as provided in Section 3.03(a) of the lease form."


Section 11.03  Taking of Center
-------------  ----------------

     (a) Notwithstanding the provisions of Section 11.03 of the lease form, Landlord shall not be entitled to terminate this lease pursuant to such Section unless Landlord concurrently terminates the leases of all tenants located in the Sak's, Macy's Men's, Macy's and Nordstrom wing of the Center (as defined in Addendum Section 6.01).

     (b) In addition to Landlord's right to terminate pursuant to Section 11.03 of the lease form, Tenant shall also have the right to terminate in the event of a taking of a major portion of the Center. For the purposes of this provision, taking of a major portion of the Center shall mean a taking of (a) two or more of the Macy's, Sak's, Macy's Men's and Nordstrom stores or (b) other stores located in the Macy's, Sak's, Macy's Men's and Nordstrom wing of the Center (as defined in Addendum Section 6.01) with an aggregate Floor Area of 70,000 square feet or more. Tenant shall also have the right to terminate this lease in the event of a taking which interferes, in Tenant's reasonable business judgment, in a material way with the conduct of business by Tenant in the Premises as permitted by this lease. Such a taking shall include a taking which (i) materially adversely affects customer access to or the view of the Premises from the Enclosed Mall or which (ii) includes a taking of more than 3,500 square feet of Floor Area of the Premises. Such right to terminate shall be exercised, if at all, by written notice from Tenant to Landlord given within thirty (30) days after Tenant's receipt of written notice from Landlord as to the portion of the Center to be taken. If Tenant is entitled to terminate this lease pursuant to this Section and timely and properly does so, this lease shall terminate on the date upon which the condemning authority requires possession, and the provisions of Section 16.28 of the lease form shall apply with respect to such termination.


Section 11.04  Awards
-------------  ------

     The last sentence of Section 11.04 of the lease form shall be amended to read, in its entirety, as follows:

          "Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property, for damages for cessation or interruption or relocation of Tenant's business, or for unamortized costs of fixtures and leasehold improvements paid for by Tenant and not reimbursed to Tenant by Landlord."


Section 11.05  Sale Under Threat of Condemnation
-------------  ---------------------------------

     The words "under threat of condemnation" shall be added after the words "and/or convey" in the second sentence of Section 11.05 of the lease form.


Section 12.02  Furnishing of Services
-------------  ----------------------

     The language "the lesser of Landlord's cost of providing such services or" shall be added after the word "exceed" in the first sentence of Section 12.03 of the lease form. The words "without notice" in the last sentence of such Section shall be amended to read "on the same terms as a regulated purveyor of such service could discontinue."


Section 12.03  Interruption of Service
-------------  -----------------------

     Notwithstanding the provisions of Section 12.03 of the lease form, in the event that any failure or interruption of the type described in such Section continues for three (3) or more consecutive days, then all rent payable by Tenant pursuant to this lease shall be abated for the period of such interruption in proportion to the degree of interference with Tenant's operations in the Premises, including totally, if applicable. For this purpose, "degree of interference" shall be determined taking into account the actual interference with or prevention of Tenant's business in the Premises, and Tenant may, in its reasonable judgment, close the Premises entirely during such failure or interruption if, in Tenant's reasonable judgment, Tenant is unable to reasonably operate during such period. No such abatement shall, however, defeat or diminish Landlord's right to recover upon any rental interruption insurance maintained by Landlord.

                                                        LANDLORD'S     TENANT'S
                                                         INITIALS      INITIALS
                                                        ----------     --------
                                                          J.E.S.          DD
                                                          H.T.S.

  [MAP OF CENTRAL ORANGE COUNTY AREA LOCATING THE FOLLOWING SHOPPING CENTERS]

                            1.  SOUTH COAST PLAZA
                            2.  FASHION ISLAND
                            3.  HUNTINGTON CENTER
                            4.  WESTMINSTER MALL
                            5.  MAIN PLACE
                            6.  THE CITY
                            7.  BUENA PARK MALL
                            8.  ANAHEIM PLAZA
                            9.  ORANGE MALL
                            10. BREA MALL
                            11. LAGUNA HILLS MALL
                            12. MISSION VIEJO MALL

                               SOUTH COAST PLAZA
                                  EXHIBIT B-2
                               -----------------


                                                          LANDLORD'S  TENANT'S
                                                           INITIALS   INITIALS
                                                          ----------  --------
                                                            J.E.S.       DD
                                                            H.T.S.

  [MAP OF CENTRAL ORANGE COUNTY AREA LOCATING THE FOLLOWING SHOPPING CENTERS]

                             1. SOUTH COAST PLAZA
                             2. FASHION ISLAND
                             3. HUNTINGTON CENTER
                             4. WESTMINSTER MALL
                             5. MAIN PLACE
                             6. THE CITY
                             7. LAGUNA HILLS MALL
                             8. MISSION VIEJO MALL

                               SOUTH COAST PLAZA
                                  EXHIBIT B-2
                               -----------------
                                    CENTRAL
                                 ORANGE COUNTY
                                     AREA

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

                               EXHIBIT "B-2(B)"

South Coast Plaza
Management Offices
3333 Bristol Street
South Coast Plaza, CA  92626

Attn: General Manager

          Re:  Lease Dated June 5, 1998

Gentlemen:

          This letter is directed to you in connection with the referenced lease (the "Lease") and Section 6.03 thereof. The undersigned hereby represents and warrants to you that the undersigned is, at the date hereof, in compliance with the provisions of such Section of the Lease. In other words, neither the undersigned nor any parent, affiliate or subsidiary of the undersigned (as those terms are defined in such Section 6.03), directly or indirectly operates, manages or has any interest in any competing store with that operated under the Lease and located within the areas described in such Section of the Lease.

                                         Very truly yours,

                                         St. John Knits, Inc.


                                         By
                                            ------------------------------
                                         Title
                                              ----------------------------
                                         Dated:
                                               ---------------------------



                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
                                  Exhibit B-3

                               SOUTH COAST PLAZA

                                    GENERAL

                        DESCRIPTION OF LANDLORD'S WORK*

                                     AND OF

                                 TENANT'S WORK


-------------------
  * NOTWITHSTANDING ANY OF THE PROVISIONS OF THIS OR ANY OTHER EXHIBIT, THERE SHALL BE NO LANDLORD'S WORK WITH RESPECT TO THE PREMISES COVERED BY THE LEASE TO WHICH THIS EXHIBIT IS ATTACHED UNLESS SET FORTH SPECIFICALLY IN AN ADDENDUM OR AMENDMENT TO THIS LEASE, AND ANY SUCH LANDLORD'S WORK SHALL BE LIMITED ONLY TO THOSE ITEMS SPECIFICALLY SO SET FORTH. SUCH LANDLORD'S WORK, IF ANY, SHALL BE PERFORMED IN ACCORDANCE WITH THE STANDARDS SET FORTH HEREIN.

                                   Exhibit C

Section 13.01  Defaults
-------------  --------

     (a) The second sentence of Section 13.01(a) of the lease form shall have no application with respect to this lease.

     (b) The words "in either case" shall be added after the word "Landlord" the first time such word appears in Section 13.01(b) of the lease form. The term "three (3) days" appearing in such Section shall be amended to read "five (5) business days after Tenant's receipt of."

     (c) The term "ten (10)" appearing in the first sentence of Section 13.01(c) of the lease form shall be amended to read "twenty (20)" in each place where such word appears. The third sentence of such Section shall be deleted in its entirety.

     (d) Clauses (i), (ii), (iii) and (v) of Section 13.01 (d) shall be deleted in their respective entireties. The term "thirty (30)" appearing in clause (iv) of such Section shall be amended to read "ninety (90)."

     (e) The term "abandonment" as used in Section 13.01(a) of the lease form shall include removal by Tenant of its merchandise, fixtures and equipment from the Premises accompanied by either (i) a closure thereof with a duration of five
(5) consecutive days and removal of Tenant's signs or other objective evidence that Tenant does not intend to reopen for business in the Premises or (ii) delivery of Premises keys to Landlord or its agents. Abandonment shall not include any permitted closure of the Premises (irrespective of the duration thereof) for remodeling, rebuilding or as otherwise expressly permitted by this lease. Nothing herein shall prevent Landlord from establishing in any court of competent jurisdiction an abandonment of the Premises by any other facts accepted by such court.

     (f) Notwithstanding the provisions of Section 13.01(d) of the lease form, the occurrence of an event described in clause (iv) thereof shall not constitute a default by Tenant pursuant to this lease unless such seizure continues for the ninety (90) day period therein described and for five (5) days after Tenant's receipt of a notice of default with respect thereto given by Landlord after the expiration of such ninety (90) day period.

Section 13.02  Remedies
-------------  --------

     (a) The following shall be added after the word "lease" in the first sentence of Section 13.02(a) of the lease form:

          "(for all purposes of this lease, Tenant shall not be in default, and a default shall not be deemed to have occurred unless Tenant has failed to perform an obligation of Tenant hereunder, Landlord shall have given to Tenant a notice thereof and such failure shall continue beyond any applicable grace period)"

     (b) The language "amount of such loss . . . be reasonably avoided" appearing in clause (A) of Section 13.02(a)(i) of the lease form shall be amended to read "fair market rental value of the Premises for the balance of the term."

     (c) Sections 13.02(c) and the first sentence of Section 13.02(f) of the lease form shall each be deleted in their respective entireties. The following shall be added at the end of Section 13.02(e) of the lease form:

          ", but only after a default (i.e., failure to perform, Landlord's notice to perform and Tenant's failure to cure within the applicable grace period)."

Section 13.03  Default by Landlord
-------------  -------------------

     Notwithstanding the provisions of Section 13.03 of the lease form, Tenant shall not be required to provide the thirty (30) days notice specified in such Section but may instead make repairs or otherwise cure for Landlord at Landlord's expense under the following circumstances:

     (a) The problem or condition necessitating such repair or cure shall be an emergency or shall materially interfere with Tenant's ability to operate in the Premises as permitted by this lease. As used herein, an emergency shall be a condition or state of facts which constitutes an imminent danger of damage to property or physical harm to persons.

     (b) Tenant shall first notify Landlord of the emergency or problem and Landlord shall fail to cure the problem within a reasonable period of time after such notice. The notice required by this subsection may be oral, and what constitutes a reasonable period of time shall be determined with reference to the nature of the danger posed by such emergency or the interference caused by such problem.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

     (c) The repair work conducted by Tenant at Landlord's expense shall be limited to that reasonably necessary to cure the problem or condition as to which Tenant has notified Landlord, and may not include any change to the structure of the Center or any main electrical, water, plumbing or gas line or the main heating, ventilating and air conditioning system for the Center, all as reasonably determined by Tenant in its good faith judgment.

     (d) Promptly upon completion of such work, Tenant shall pay the cost thereof and supply to Landlord a paid receipt or other documentary evidence reasonably satisfactory to Landlord as to the nature and cost of such work. Landlord shall reimburse Tenant for the cost of such work within twenty (20) days after receipt of such evidence as to the nature and cost of the work so performed by Tenant.

     (e) In no event may Tenant exercise its right under this Section if landlord commences to cure the problem or condition within a reasonable period of time after notice by Tenant and thereafter diligently pursues the same to completion.

Section 13.04  Expense of Litigation
-------------  ---------------------

     (a) The second sentence of Section 13.04 of the lease form shall have no application with respect to this lease.

     (b) For the purposes of Section 13.04 of the lease form, the term "prevailing party" shall mean (i) the party determined to be the prevailing party by the judge or arbitrator before whom a matter is determined, if a matter is determined before a judge or arbitrator or (ii) if a matter is resolved without a judge or arbitrator, the party whose claim is closest to the actual resolution of a matter. By way of example of the operation of clause (ii), a resolution which results in payment by Tenant of all amounts claimed by Landlord or performance by Tenant of all obligations claimed to be due by Tenant would render Landlord as the prevailing party, while a resolution which results in payment by Tenant of less than one-half (1/2) of the amount claimed by Landlord or performance of only a portion of the obligations claimed to be due by Tenant would render Tenant as the prevailing party. Nothing herein shall prevent the parties, in any resolution of a claim or claims between them, from reaching a different agreement as to a prevailing party or that there is no prevailing party. In addition, if any dispute or claim is resolved without the filing of an action (or an arbitration proceeding under Addendum Section 4.03 or Section
13.09 of the lease form) (such as payment after a notice to pay or quit), there shall be no prevailing party and no entitlement to recovery of attorneys' fees unless the parties specifically agree to the contrary.

Section 13.05  Holding Over
-------------  ------------

     (a) The language "If Landlord so . . . year term; otherwise" appearing in the second sentence of Section 13.05 of the lease form shall be deleted.

     (b) Notwithstanding the provisions of Section 13.05 of the lease form, Minimum Rent for the first 120 days of any holding over shall be in an amount equal to one hundred fifty percent (150%) of the monthly Minimum Rent in effect at the end of the term. Thereafter for the duration of the holding over Minimum Rent shall be in an amount equal to three hundred percent (300%) of the monthly Minimum Rent in effect at the end of the term. In addition, clauses (b) and (c) of such Section shall apply only to a holding over with a duration of forty-five
(45) days or more.

Section 13.06  Landlord's Rights
-------------  -----------------

     The first sentence of Section 13.06 of the lease form shall have no application with respect to this lease. The words "this Article" appearing in the second sentence of such Section shall be amended to read "Article XIII." the term "ten (10)" appearing in the fourth sentence of such Section shall be amended to read "thirty (30)." The last sentence of such Section shall be deleted in its entirety.

Section 13.07  Waiver of Landlord's Lien
-------------  -------------------------

     Landlord hereby waives all lien rights with respect to all personal property, equipment, machinery and fixtures of Tenant placed by Tenant in the Premises. Landlord shall, within twenty (20) days after receipt of written request therefor from tenant, execute and deliver to Tenant or Tenant's lender a waiver of any lien of Landlord upon Tenant's personal property in the Premises and a consent to a lien on such personal property by any such lender. Provided, however, that in connection with any such waiver and consent:

     (a) The lien granted to any such lender may extend to Tenant's leasehold hereunder but shall not include the possessory interest pursuant to this lease without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

     (b) Landlord shall not be obligated to assist any lender or its agents in gaining entry to the Premises or in removing any personal property therefrom. Landlord shall, however, provide to one (1) such lender whose name and address are furnished to Landlord in writing by Tenant a copy of each notice thereafter given by Landlord to Tenant pursuant to Section 13.01 of the lease form. Such notice shall be furnished to such lender concurrently with service thereof upon Tenant. In addition, Landlord shall provide to such lender, upon any termination (but not expiration) of this lease, written notice as to the termination of this lease and an opportunity for fifteen (15) days following such notice to remove from the Premises all property of Tenant in which such lender claims a lien. Such removal right shall not extend to any item which is the property of Landlord pursuant to this lease.

     (c) Landlord shall not be obligated to permit any lender or its agents to conduct any auction or similar sale in the Premises, or to permit Tenant or any lender or its agents to store any such personal property in the Premises more than fifteen (15) days after the expiration or any earlier termination of this lease.

     (d) Upon any removal of Tenant's personal property, fixtures and equipment from the Premises, Tenant's lender or such lender's agents shall, concurrently with such removal and at the sole cost and expense of such lender, repair any damage to the Premises caused by such removal and otherwise take such action as necessary to eliminate any unsafe condition (such as capping of any exposed utility lines) in the Premises caused by such removal.

     (e) The form and substance of such instrument shall be reasonably satisfactory to Landlord.

Section 14.01  Common Area Definition
-------------  ----------------------

     (a) Notwithstanding the provisions of Section 14.01 of the lease form, no such changes by Landlord shall materially adversely affect customer access to or visibility of the Premises store-front from the Enclosed Mall. The foregoing provision shall not apply to any improvements located in the Enclosed Mall as of the date of this lease, any low (i.e., not to exceed three (3) feet in height) items such as benches, planters and trash receptacles or any temporary items used in connection with any work of repair or maintenance of the Enclosed Mall, such as scaffolding. Any such scaffolding located in front of the Premises storefront shall (i) be located in such manner as shall not prevent customer access to the Premises from the Enclosed Mall and (ii) be located in front of the Premises only for the minimum period reasonably necessary to accomplish the work for which such scaffolding is erected.

     (b) Landlord shall not convert the Center from an enclosed mall center to an open air mall center.

     (c) Notwithstanding the provisions of Section 14.01 of the lease form, Landlord shall not during the term of this lease make any material change to the Center which shall cause (i) the Center to cease to be a regional enclosed mall retail center or (ii) substantially and adversely alter the quality of the Center. For the purpose of this subsection, examples of the types of changes which would violate the provisions of this subsection would be conversion of a substantial portion of the Floor Area of the Center or parking for the Center to non-retail use such as offices, miniature golf, bowling alleys, amusement parks, manufacturing or hotel usage, conversion of a substantial portion of the Center to a discount or outlet type operation, any substantial addition to the Center which consists of one or more of the foregoing types of uses and any conversion of a substantial portion of the Center (or substantial addition to the Center) which is devoted solely to restaurant and/or fast food uses. For this purpose, "substantial" shall mean (iii) thirty-five percent (35%) or more of the Floor Area of the Center as of the date of this lease or (iv) twenty-five percent (25%) of the Floor Area of the Sak's, Macy's, Macy's Men's and Nordstrom wing of the Center, as defined in Addendum Section 6.01. For the purposes of this subsection, examples of changes which would not be a violation of the provisions of this subsection would be replacement of any department store with another department store of comparable quality, the addition to the Center of not more than two (2) additional department stores of comparable quality to those currently at the Center, the addition to the Center of additional Enclosed Mall stores, the addition to the Center of any parking (including structure parking) necessary to serve any additions to or changes to the Center not prohibited by the provisions of this subsection and replacement, from time to time, of Enclosed Mall tenants at the Center with other tenants with uses of comparable or better quality.

Section 14.02  Use
-------------  ---

     All rules and regulations established by Landlord pursuant to Section 14.02 of the lease form shall be enforced in a uniform and non-discriminatory manner against all tenants at the Center other than major department stores.

Section 14.03  Control by Landlord
-------------  -------------------

     (a) The language "such manner as . . . to be appropriate" appearing in the first sentence of Section 14.03(a) of the lease form shall be amended to read "a first class manner consistent with the current image of the Center."

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

     (b) The language "Subject to the provisions of subsection (a) above," shall be added at the beginning of the first sentence of Section 14.03(b) of the lease form. The language "in the opinion of Landlord" appearing in the fourth sentence of such Section shall be deleted. The words "use reasonable effort to" shall be added before the word "restrain" in the same sentence.

     (c) The language "assume responsibility for compliance by" appearing in the fourth sentence of Section 14.03(c) of the lease form shall be amended to read "notify" and the word "with" in such sentence shall be amended to read "of." The language "charge Tenant, as . . . those so designated" appearing in the fifth sentence of such Section and the language "Tenant acknowledges that Landlord may" appearing in the sixth sentence of such Section shall be deleted.

     (d) The words "elects or" appearing in the first sentence of Section 14.03(d) of the lease form shall be deleted. The words "and voluntary" appearing in the first sentence of clause (i) of such Section shall be deleted. The words "or voluntary association" appearing in clause (iii) of such Section shall be deleted.

     (e)  Notwithstanding the provisions of Section 14.03(b) of the lease form:

          (i) Landlord shall notify Tenant in writing with respect to any vehicle of Tenant or Tenant's employees improperly parked at the Center (other than vehicles parked in no-parking areas). In the event that such vehicle is again improperly marked, no notice shall be given and Landlord may simply tow or cause such vehicle to be towed.

          (ii) With respect to any vehicle parked in an area marked as a no-parking area, no notice shall be required. Landlord may tow or cause such vehicle to be towed.

          (iii) With respect to any vehicles towed pursuant to this Section, the owner of the vehicle shall be responsible to pay the towing and storage charges incurred as a condition to reclaiming the vehicle.

          (iv) For so long as Landlord operates a valet parking service at the Center, Landlord shall maintain a valet park station at either of (A) the entrance to the Enclosed Mall located between the Macy's Men's Store and Sak's or (B) in the westerly portion of the north parking structure or at the entrance to the Enclosed Mall westerly of such north parking structure.

          (v) The third sentence of such Section shall be enforced in a uniform and non-discriminatory manner against the tenants of the Center.

     (f) The provisions of Section 14.03(c) of the lease form shall be enforced in a uniform and non-discriminatory manner against the tenants of the Center.

     (g) The words "required" and "mandatory" appearing in Section 14.03(d) of the lease form and clause (i) thereof shall include any method or alternative selected by Landlord to reach a governmentally required objective with respect to parking or traffic management.

Section 14.04  Common Area Costs
-------------  -----------------

     (a) The language "Subject to the limitations set forth in Addendum Section 14.04," shall be added at the beginning of the first sentence of Section 14.04 of the lease form. The words "not separately metered to Tenants" appearing in clause (a) of Section 14.04 of the lease form shall be amended to read "for utilities not supplied to leasable premises." The parenthetical phrase appearing in clause (h) of such Section shall be deleted.

     (b) Notwithstanding the provisions of Section 14.04 of the lease form, the following shall not be included in common area costs charged to Tenant:

          (i) Costs incurred by Landlord which are, under generally accepted accounting principles, required to be capitalized rather than expensed, other than as specifically permitted pursuant to the provisions of clause (iii) and subsections (f) and (g) below;

          (ii)  Depreciation of improvements to the Center; and

          (iii) Amortization of the cost of improvements calculated to reduce common area costs in excess of the costs so saved as the result of such improvements in any calendar year.

     (c) The inclusion of deductibles and reserves in common area costs shall be subject to the limitations of Addendum Section 8.03.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

     (d) Personal property taxes and vehicle taxes and fees included in common area costs shall be limited to those with respect to personal property and vehicles used in the operation and maintenance of the Center.

     (e)  The costs included in common area costs pursuant to clause (u) of
Section 14.04 of the lease form shall be limited to the compensation and benefits of personnel employed in such offices, utilities furnished to such offices, furniture, furnishings and supplies for such offices and the maintenance of such offices.

     (f) Capital costs incurred to comply with governmental requirements applicable to the Center shall be limited to governmental requirements which become applicable to the Center after June 25, 1992, and such costs shall be amortized over the useful lives of the improvements constructed or purchased with such capital expenditures, with such useful lives to be as reasonably determined by Landlord in accordance with generally accepted accounting principles. Only the amortization applicable to any calendar year shall be included in common area costs for such calendar year.

     (g) Notwithstanding the last paragraph of Section 14.04 of the lease form, common area costs charged to Tenant shall not include any capital costs incurred with respect to the original construction of the Center or with respect to any addition to the Center, such as an additional department store, an additional parking area or structure, additional enclosed mall area or a pedestrian bridge across Bear Street. The costs of maintaining and operating any common area additions to the Center shall, however, be included in common area costs, subject to the other limitations on common area costs chargeable to Tenant contained in this lease. Moreover, as to other capital expenditures included in common area costs charged to Tenant, Landlord shall amortize such costs in accordance with generally accepted accounting principles, and only the amortization applicable to any calendar year shall be included in common area costs charged to Tenant for such calendar year.

     (h) Any cost incurred by Landlord pursuant to Section 14.04 of the lease form for which Landlord is actually reimbursed from insurance proceeds, condemnation proceeds, a warranty, another tenant or any other source shall not be included in common area costs to the extent of such reimbursement. Any such cost incurred by Landlord for which Landlord is entitled to be reimbursed from insurance proceeds, condemnation proceeds, another tenant or any other source not including a warranty, shall not be included in common area costs to the extent of such entitlement, whether or not Landlord actually receives such reimbursement. Any such cost incurred by Landlord for which Landlord is entitled to be reimbursed from a warranty shall not be included in common area costs only to the extent of the reimbursement actually received by Landlord from the maker of such warranty.

     (i) Notwithstanding anything to the contrary contained in this lease, in no event shall the Other Center be treated as a part of the Center for purposes of determining Tenant's common area costs or other additional rent payable by Tenant pursuant to this lease. However, if Landlord constructs a pedestrian or other bridge across Bear Street between the Center and the Other Center, allocation by Landlord of the cost of operating and maintaining such bridge between common area costs of the Center and common area costs of the Other Center in a manner deemed reasonable by Landlord shall not violate the prohibition contained in the first sentence of this subsection.

Section 14.05  Proportionate Payment
-------------  ---------------------

     (a) The first sentence of Section 14.05(a) of the lease form shall read, in its entirety, as follows:

          "Tenant's proportionate share of such common area costs shall be that portion thereof which the Floor Area of the Premises bears to the greater of (i) the Floor Area of premises from time to time leased and occupied by Tenants of the Center or (ii) ninety-five percent (95%) of the aggregate Floor Area of the Center, in each case excluding tenant owned buildings and certain major tenants who pay on a basis other than a proportionate share."

     (b) Any overpayment by Tenant of common area costs to be credited or refunded to Tenant shall bear interest at the rate determined pursuant to
Section 16.06 from July 1 of the calendar year for which collected until the date such overpayment is credited or refunded to Tenant.

     (c) The word "installments" appearing in the seventh sentence of Section 14.05(b) of the lease form shall be amended to read "rent."

Section 15.01  Prohibited Activities
-------------  ---------------------

     (a) The word "side" shall be added after the word "exterior" the first time such word appears in clause (a) of Section 15.01 of the lease form. The word "four" appearing in clause (b) of such Section shall be amended to read "two" the first time such word appears in such clause. The language "are objectionable to Landlord or which" appearing in

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

clause (d) of such Section shall be deleted as shall the language "the effect of which . . . outside the Premises" appearing in the same clause.

     (b) Nothing contained in Section 15.01(b) of the lease form shall preclude the use of posters as a part of Tenant's store window or store decorations, shall preclude the use of professionally done price signs in Tenant's store windows or prohibit the use of professionally done signs generally so long as not located within two (2) feet of Premises doors and windows. For so long as Tenant or a parent, subsidiary or affiliate of Tenant is the tenant pursuant to this lease, the provisions of such Section shall apply only to items to be affixed to the storefront of the premises.

     (c)  Landlord covenants and agrees to enforce the provisions of clauses
(c), (d) and (e) of Section 15.01 on a uniform and non-discriminatory basis against tenants of the Center other than department stores.

     (d) With respect to any request for Landlord's approval pursuant to clauses (a), (b) or (d) of Section 15.01 of the lease form, Landlord's approval shall not be unreasonably withheld taking into account the high quality of the Center and the intended high quality of Tenant's store in the Premises.

     (e) The term "professional quality" in Section 15.01(f) of the lease form shall mean a quality compatible with the high quality of merchandise to be sold in the Premises, even if not actually prepared by a professional sign maker.

Section 15.02  Maintenance
-------------  -----------

     For the purposes of Section 15.02 of the lease form, Landlord's right of notice and self-help shall be limited to repair or replacement of broken items and clean-up and removal of dust, dirt, debris and liquids.

Section 15.05 and 15.07  Tenant's Advertising
-----------------------  --------------------

     Notwithstanding the provisions of Sections 15.05 and 15.07 of the lease form, for so long as Tenant or any assignee permitted without Landlord's consent pursuant to Addendum Section 10.01 is the tenant pursuant to this lease:

     (a)  If and for so long as:

          (i) Tenant continues in effect a national or corporate advertising program; and

          (ii) In advertisements for Tenant's continental United States stores operated under the same tradename then in use at the Premises which list or identify a number of locations with such tradename within the continental United States, Tenant includes in such listing or identification the Premises with equal prominence (i.e., tone, position, color, typeface, type style, etc.) to the other locations listed therein, the cost of such advertisements shall be credited against one percent (1%) of Tenant's annual advertising requirement pursuant to Section 15.05 of the lease form. Tenant shall conduct local advertising with an aggregate cost equal to the lesser of (A) one percent (1%) of Tenant's gross sales on an annual basis or
(B) $50,000 on an annual basis (prorated for any partial lease year).

     (b) Section 15.05(c) of the lease form shall have no application with respect to this lease.

     (c) Tenant shall be required to purchase an advertisement in only one of Landlord's catalogs published each year pursuant to Section 15.07 of the lease form. Tenant shall select the particular catalog in which to advertise each year and need not select the same catalog in each year. The cost of such catalog shall be applied against Tenant's annual local advertising requirement.

Section 15.06  Acceptance of Center Gift and Certificates
-------------  ------------------------------------------

     There shall be no charge or fee to Tenant and no discount on payments to Tenant in connection with its acceptance of Landlord's gift certificates pursuant to Section 15.06 of the lease form.

Section 15.08  Signs on Exterior Fascia
-------------  ------------------------

     Landlord covenants and agrees to enforce the policy set forth in Section
15.08 of the lease form in a uniform and non-discriminatory manner. Tenant acknowledges that such policy does not prohibit (a) signage on the exterior fascia of major department stores, (b) signage located on the exterior fascia of certain restaurants located at the Center, (c) exterior signage for certain tenants having entrances which open directly on the parking areas of the Center and (d) exterior

                                                          LANDLORD'S    TENANT'S
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                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

signage at entrances to the Enclosed Mall for a few existing tenants. Landlord agrees that such Section does not apply to signage on the Premises storefront onto the Enclosed Mall.

Section 16.01  Offset Statement
-------------  ----------------

     (a) Section 16.01(b) and the second sentence of Section 16.01(c) of the lease form shall have no application with respect to this lease.

     (b) Landlord shall at any time and from time to time upon not less than twenty (20) days' prior written notice from Tenant execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if unmodified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the dates to which the Minimum Rent and additional rent are paid in advance, if any, (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults, if any are claimed, and (iii) acknowledging (if true) the accuracy of such other facts regarding Landlord or this lease as are included in such statement by Tenant. Any such statement may be relied upon by any prospective purchaser or encumbrancer of Tenant's interest in this lease or any prospective sublessee of all or any portion of the Premises.

     (c) Landlord shall be liable for all loss, cost or expense resulting from the failure of any assignment, subletting or financing caused by any material misstatement contained in any estoppel certificate supplied by Landlord.

Section 16.02  Landlord's Right of Access
-------------  --------------------------

     (a) The language "Access by Landlord . . . the Premises and" appearing in the third sentence of Section 16.02 of the lease form shall be deleted. The following shall be added at the end of such third sentence: "conducted in compliance with Addendum Section 16.02." the word "No" appearing in the last sentence of such Section 16.02 shall be amended to read "The mere." The word "not" shall be added after the word "shall" in such sentence.

     (b) In connection with any entry by Landlord pursuant to Section 16.02 of the lease form which can be made without interfering with the operation of Tenant's business in the Premises, Landlord shall make such entry in such manner as shall not interfere with Tenant's business in the Premises. In connection with any other entry by Landlord, including an entry in an emergency, Landlord shall make such entry in such manner as shall interfere as little as possible with the operation of Tenant's business in the Premises.

Section 16.05  Deposit and Financial Statements
-------------  --------------------------------

     Landlord and Tenant acknowledge and agree that Landlord currently holds a security deposit under the Current Lease in the amount of $19,993.34. In consideration of Tenant's execution of this lease, Landlord shall, within ten
(10) days after Tenant's execution and delivery of this lease, return such security deposit to Tenant.

Section 16.06  Late Payments and Deliveries
-------------  ----------------------------

     The first sentence of Section 16.06(a) of the lease form shall be amended to read, in its entirety, as follows:

          "Any amount due from either party to the other party hereunder which is not paid when due shall bear interest at the lesser of the Bank of America (Los Angeles) reference rate plus three (3) points or the maximum rate which the party to whom payment is due is then permitted to charge by the applicable usury law, accruing from the later of demand therefor or the date due until the same is fully paid.

Section 16.08  Time for Performance
-------------  --------------------

     The deletion of Section 16.08 of the lease form shall not be deemed or construed to relieve either party of any of its obligations pursuant to this lease or to extend the time for performance by either party of any obligation pursuant to this lease beyond the time periods provided in this lease. Such deletion shall be given no meaning at all by any court or other tribunal called upon to interpret or apply the provisions of this lease.

Section 16.11  Notices
-------------  -------

     (a) The second sentence of Section 16.11 of the lease form shall be deleted in its entirety. The language "to the Premises (for Tenant) or" appearing in the third sentence of such section shall be deleted. The language "as reflected on the delivery receipt" shall be added after the word "service" in such third sentence of such Section.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

     (b) Landlord and Tenant acknowledge that, at the request of Tenant, Landlord has agreed that it will not serve notices upon Tenant at the Premises. In consideration for such agreement by Landlord, Tenant hereby waives the requirement of personal service of notices pursuant to Code of Civil Procedure
Section 1161 et seq. and of any other statute or rule of law which requires
             -- ---
personal service of a notice upon Tenant as a condition to exercise by Landlord of any remedy against Tenant with respect to Tenant's obligations pursuant to this lease. Nothing herein shall be deemed or construed to relieve Landlord of the obligation to serve any notice upon Tenant; rather, the parties instead agree that any such notice shall be served upon Tenant at its address for notice by any means permitted pursuant to Section 16.11 of the lease form. Any such notice served upon Tenant at such address in any manner specified in Section
16.11 of the lease form shall be deemed effective upon the date determined pursuant to such Section, notwithstanding any statute or rule of law which specifies a later effective date for such service. Moreover, any statute or rule of law which extends the time for response or action by Tenant as the result of service of a notice other than by personal service shall not apply to notices served pursuant to this subsection (b).

     (c) The provisions of subsection (b) above shall also extend to the service of any complaint and/or summons for breach of this lease or for recovery of possession of the Premises on account of such breach by Tenant. Similarly, service of such complaint and/or summons upon Tenant or Landlord at their respective addresses specified in the applicable Fundamental Lease Provision in any manner specified in Section 16.11 of the lease form shall be effective upon the date determined pursuant to such Section, notwithstanding any statute or rule of law which specifies a later effective date for such service. Finally, any statute or rule of law which extends the time for a response by Tenant as the result of service of such complaint and/or summons other than by personal service shall not apply to a complaint and/or summons served pursuant to subsection (b) above.

Section 16.12  Brokers
-------------  -------

     The language "claiming under or through Tenant" appearing in the second sentence of Section 16.12 of the lease form shall be amended to read "with whom Tenant has dealt directly." The last sentence of such Section shall be deleted in its entirety.

Section 16.13  Waivers
-------------  -------

     The first two sentences of Section 16.13 of the lease form shall be mutual and shall extend to actions, notices and options of each of Landlord and Tenant. The words "by Landlord" appearing in the third sentence of such Section shall be deleted.

Section 16.14  Recording
-------------  ---------

     The first sentence of Section 16.14 of the lease form shall be amended to read, in its entirety, as follows:

          "Neither party shall record this lease without the prior written consent of the other."

Section 16.15  Advertising and Promotional Fund
-------------  --------------------------------

     (a) In lieu of the initial Fund contribution provided for in Section 16.15(c) of the lease form, Tenant shall hold a promotional event (the "Event") in connection with the opening of the Premises. Such Event shall:

          (i)   Have a cost as determined by Tenant;

          (ii) Be of a quality consistent with Tenant's store in the Premises but be as selected by Tenant (such as a cocktail party, dinner, fashion show, ocean cruise, golf tournament, etc.); and

          (iii) Be held during the period from thirty (30) days prior to thirty
(30) days subsequent to the opening of the Premises for business.

     If Tenant fails to hold an Event of the quality and within the time period herein specified, Tenant shall make an additional contribution to the Fund in the amount of $52,000. Such additional contribution shall be paid, as additional rent, within sixty (60) days after the opening of the Premises for business.

     (b) Landlord covenants and agrees that Landlord does not and will not derive any profit from promotional fund contributions.

     (c) Notwithstanding the provisions of Section 16.15(b) of the lease form, Tenant's annual contribution pursuant to the Fund for any year shall not exceed one hundred eight percent (108%) of Tenant's annual contribution to

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

the Fund for the immediately prior year. However, if such increases are made less frequently than annually, the maximum increase shall be eight percent (8%) for each year since the last increase.

Section 16.16  Liens
-------------  -----

     The language "or bonded as permitted by the applicable provision of the California Civil Code" shall be added after the word "record" in the second sentence of Section 16.16 of the lease form.

Section 16.17  Subordination
-------------  -------------

     Clause (b) of Section 16.17 of the lease form shall have no application with respect to this lease.

Section 16.18  Tenant's Authority
-------------  ------------------

     The first sentence of Section 16.18 of the lease form shall be amended to read, in its entirety, as follows:

          "Each individual executing this lease on behalf of a party represents and warrants that the execution and delivery of this lease on behalf of such party is duly authorized, that he or she is authorized to execute and deliver this lease on behalf of such party and that this lease is binding upon such party in accordance with its terms."

Section 16.19  Safety and Health
-------------  -----------------

     Notwithstanding anything to the contrary set forth in this lease, Landlord and Tenant acknowledge that, as a part of Tenant's Work, Tenant proposes to install an elevator to connect the two levels of the Premises (the "Elevator"). The elevator will be located in a portion of the Premises which is located over the existing Tiffany store at the Center ("Tiffany"). Notwithstanding anything to the contrary set forth herein, Landlord and Tenant agree that:

     (a) The ability of Tenant to install and operate such elevator on economically feasible terms is a condition to the continued effectiveness of this lease.

     (b) As promptly as practicable, and in any event within fifteen (15) days after Tenant's execution and delivery of this lease, Tenant shall deliver to Landlord a conceptual plan showing the location of the Elevator in relation to the Tiffany store and any required alterations to the Tiffany store to accommodate the Elevator. Landlord shall promptly present such conceptual plan to Tiffany with a request for approval by Tiffany of the location of the Elevator and any required alterations to the Tiffany store. Thereafter. Landlord and Tenant shall reasonably cooperate as necessary to obtain such approvals by Tiffany, including supplying by Tenant of any information reasonably requested by Tiffany.

     (c) If (i) Tenant is unable to obtain any required governmental approval for the installation of such elevator, (ii) the cost of such installation shall exceed $110,000, or (iii) the operator of Tiffany shall refuse to permit any alteration of Tiffany required to accommodate the installation of the elevator or shall require any financial accommodation from Tenant, then, in any such event, Tenant shall have the option to terminate this lease. For the purposes of clause (iii) of this subsection, Tenant shall be responsible, both as to performance and payment of the costs thereof, to make any alterations to the Tiffany store required to accommodate the Elevator. The cost of such alterations shall be counted toward the cost of the Elevator but shall not be deemed a "financial accommodation" to Tiffany.

     (d) Tenant's option to terminate this lease pursuant to subsection (b) shall be exercised, if at all, by written notice to Landlord given between (A) the thirtieth (30th) day following delivery to Landlord of the conceptual plan provided for in subsection (b) above and (B) the sixtieth (60th) day following delivery of such conceptual plan if (x) Tenant is unable by the date of Tenant's notice to obtain any required governmental approval for the Elevator, (y) Tenant reasonably determines that the cost of the Elevator will exceed $110,000 and/or
(z) Landlord and Tenant are unable to obtain the required approval of Tiffany. If such option is not exercised in such manner and within such time period, such option shall lapse and thereafter not be exercisable by Tenant. If Tenant is entitled to exercise such option and timely and properly exercises such option, then clauses (i) through (iv) of Addendum Section 2.02(f) shall apply and Tenant shall promptly surrender possession of the Premises to Landlord, if possession shall previously have been tendered to Tenant. Pending any termination of this lease pursuant to this Section, each party shall diligently perform its respective obligations pursuant to this lease.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

Section 16.21  Non-Disclosure of Lease Terms
-------------  -----------------------------

     The word "attorneys" shall be added before the word "independent" in the fourth sentence of Section 16.21 of the lease form. The words ", franchisee, licensee or concessionaire" shall be added after the word "assignee" in the same sentence of such Section. The following shall be added at the end of such
Section:

          "Landlord and Tenant may each also disclose the terms hereof to their respective parents, subsidiaries, affiliates and partners and to those officers, directors and employees of such persons and entities involved in administering this lease, performing the obligations of a party hereunder or otherwise having a reasonable need to know such terms."

Section 16.23  Force Majeure
-------------  -------------

     Notwithstanding the provisions of Section 16.23 of the lease form, such Section shall apply with respect to delays of the types specified therein in the performance of Tenant's Work, which delays shall operate to extend the time period set forth in Addendum Section 2.02(c). For the purposes of this Section and Section 16.23 of the lease form, delays which shall extend the time period set forth in Addendum Section 2.02(c) shall be limited to any actual (i) industry-wide delay or failure to perform by either party affecting all similar works of construction in the Costa Mesa, California area or in the Center, due to strikes, lockouts or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, (ii) delays due to the failure of Tenant to secure building permits and approvals (including the failure to obtain a temporary certificate of occupancy) within the same time periods that normally prevailed for obtaining such permits and approvals in June 1998, and because of delays in completing its space plan, construction documents or tenant improvements due to changes in building and related codes, or the interpretation thereof, but if, and only if, the failure to secure said permits and approvals, and such changes in codes or interpretations thereof are (x) industry-wide, affecting all similar works of construction in Costa Mesa, California, or Center-wide, or (y) are unique to the Center and not caused by Tenant's unique design of the Premises, (iii) delays due to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion which affect the Center and or the Premises, and (iv) or any industry-wide or Center-wide causes beyond the reasonable control of Tenant, or any of its contractors or other representatives. The inability of Tenant to obtain, install or construct products, materials or equipment to complete its plans or to obtain necessary building permits or approvals which are attributable to a unique design of Tenant and not typical of a high fashion retail tenant for similar space shall not constitute a force majeure delay and shall not delay the Rent Commencement Date. Nothing herein shall be deemed to limit the effect of subsections (a) or (c) of Section 16.23 of the lease form.

Section 16.26  No Option
-------------  ---------

     (a) The first sentence of Section 16.26 of the lease form shall have no application with respect to this lease.

     (b)  The items to be delivered by Tenant to Landlord pursuant to Section
16.26 of the lease form prior to Landlord's delivery of the Premises to Tenant shall be limited to the following:

          (i) Six (6) copies of this lease, executed and initialed by Tenant and without change from the form previously agreed upon by Landlord and Tenant.

          (ii) Tenant's insurance certificate(s) required pursuant to Article VIII of the lease form.

          (iii) Documentary evidence meeting the requirements of Addendum
Section 16.18.

          (iv) The financial statements required pursuant to Section 16.05(b) of the lease form.

          (v) The clean-up deposit required pursuant to Section 17.04(e) of the lease form.

Section 16.28  Termination
-------------  -----------

     Notwithstanding anything to the contrary contained in Section 16.28 of the lease form:

     (a) Upon the expiration or any earlier termination of this lease, any overpayments by Tenant pursuant to this lease shall be credited against any amounts due from Tenant to Landlord hereunder, and any balance shall be refunded to Tenant, without interest, within thirty (30) days after such expiration or termination.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

     (b) Landlord's right to remove and discard items of Tenant remaining in the Premises upon surrender of the Premises to Landlord shall be subject to the limitations upon Tenant's obligation to remove items from the Premises set forth in Addendum Section 7.02.

Section 16.30  Accord and Satisfaction
-------------  -----------------------

     (a) The language "Tenant or" appearing in Section 16.30(a) of the lease form shall be deleted. The word "alteration" appearing in such Section shall also be deleted. The language "or notation written . . . by the maker thereof" shall also be deleted.

     (b) The language "nor shall any endorsement . . . accord and satisfaction" appearing in the first sentence of Section 16.30(b) of the lease form shall be deleted.

Section 16.31  Financing
-------------  ---------

     (a) Tenant's obligation pursuant to the first sentence of Section 16.31 of the lease form shall also be subject to the condition that any such amendment shall not decrease Tenant's rights pursuant to this lease in other than immaterial ways.

     (b) The provisions of the second sentence of such Section shall not preclude Tenant from challenging any amendment which has an effect prohibited by the first sentence of such Section, and shall apply only after the resolution of any such challenge.

Section 17.01  Landlord's Work
-------------  ---------------

     (a) The language "Except as otherwise provided in this lease," shall be added at the beginning of each sentence of Section 17.01 of the lease form.

     (b) Except as specifically provided in this lease, Landlord shall have no obligation, either as to performance or payment of the costs thereof, to remodel or renovate the Premises for tenant's use thereof. All such matters shall be the sole responsibility of Tenant pursuant to Article XVII of the lease form and Addendum Section 17.02.

Section 17.02-17.04  Tenant's Work
-------------------  -------------

     In consideration for Landlord's execution of this Lease, Tenant agrees to completely remodel, renovate and redecorate the Premises, including new wall and floor coverings, a new ceiling, new fixtures and erection of a new Premises storefront ("Tenant's Work"). Tenant's Work shall be in accordance with the following:

     (a) Tenant's Work shall be designed and constructed in accordance with all applicable requirements of all governmental authorities having jurisdiction and all applicable requirements of this lease and Exhibits "C," "E" and "F" hereto. Without limiting the generality of the foregoing, Tenant's obligation to comply with applicable governmental requirements shall include but not be limited to
(1) construction and equipping of any bathroom(s) required in the Premises and
(ii) compliance of Tenant's Work with the Americans With Disabilities Act, Chapter 31A of the California Code of Regulations, the latest version of the Uniform Building Code adopted by the City of Costa Mesa and all regulations and other governmental pronouncements issued thereunder. In no event shall Tenant commence construction of Tenant's Work until and unless working drawings with respect to such work prepared by Tenant are submitted to and approved by Landlord. Moreover, Tenant's Work shall include the construction of a "flagship" quality store in the Premises with materials and design comparable in quality to Tenant's stores in New York City, New York and the Forum Shops in Las Vegas, Nevada.

     (b) Tenant shall be solely responsible, for both performance and payment of costs, for the design and construction of Tenant's Work.

     (c) Design and construction of Tenant's Work shall be in accordance with the following schedule:

          (i) The PDM shall be scheduled to be held on or before June 15, 1998, and all submissions of Tenant pursuant to Section 17.02 of the lease form shall be made at or prior to the PDM. The PDM may be held by conference telephone call after the last of the submissions required by such Section.

          (ii) All design work with respect to Tenant's Work shall be completed and all required approvals with respect thereto shall be obtained on or before the Lease Commencement Date.


                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

          (iii) Tenant's Work shall be commenced promptly following the Lease Commencement Date and after Tenant obtains the last required approvals thereof, shall be diligently pursued and shall be completed as promptly as practicable following commencement thereof and in any event by the Rent Commencement Date.

     (d) By its signature hereto, Landlord agrees that Landlord will not require Tenant to replace the existing ventilating and air conditioning system in the Premises as a part of Tenant's Work. Tenant shall, however, as a part of Tenant's Work, make all changes, additions or replacements to such system required for:

          (i) Such system to comply with all applicable governmental requirements; and

          (ii) Accommodation of such system to changes in the configuration (including the interior configuration) of the Premises effected by Tenant.

     (e) So long as Tenant retains, as Tenant's general contractor for Tenant's Work, Fisher Construction or another general contractor from Landlord's approved list, Tenant shall not be required to comply with part F of Section I of Exhibit "E" to this lease.

Section 18.01  Supplemental Storage Areas
-------------  --------------------------

     In the event that, as of the termination of the Current Lease, Tenant holds and occupies any storage area(s) at the Center pursuant to supplemental storage area addenda to the Current Lease, (i) such supplemental storage area addenda shall terminate as of the date that Tenant opens for business in the Premises and (ii) as a part of Tenant's relocation from and surrender of the Current Premises pursuant to Addendum Section 2.04, Tenant shall vacate and surrender to Tenant any storage area(s) occupied by Tenant pursuant to such addenda. Such vacation and surrender shall be in accordance with Section 16.28 of the Current Lease, except that such vacation and surrender shall be accomplished by the date that Tenant opens for business in the Premises.

Section 19.01  Approval by Landlord's Lender
-------------  -----------------------------

     Landlord has advised Tenant that, due to the size of the Premises, this lease is subject to the approval of Landlord's lender with respect to the Center (the "Lender"). In connection with such approval, Landlord and Tenant agree as follows:

     (a) Promptly following the last execution of this lease, Landlord shall submit the same to the Lender for written approval. Landlord shall use reasonable efforts to obtain the approval of Lender to this lease, and for that purpose, Section 16.31 of the lease form shall apply.

     (b) Promptly upon receipt of written approval of this lease by Lender, Landlord shall furnish a copy of such approval to Tenant.

     (c)  If the Lender declines to approve this lease, after utilization of
Section 16.31 of the lease form if possible, Landlord shall promptly so notify Tenant in writing.

     (d) In the event of such notice pursuant to subsection (c) above, the following shall pertain:

          (i) This lease shall terminate upon the date of Tenant's receipt of Landlord's notice.

          (ii) Each party shall bear its own costs and fees incurred in the preparation and negotiation of this lease and in performing its respective obligations hereunder through the date of termination. Notwithstanding the foregoing, Landlord shall reimburse Tenant for up to $25,000 of out-of-pocket costs incurred by Tenant with respect to design and construction of the Premises. Such reimbursement shall be made, by delivery of Landlord's check, within ten (10) days after the last to occur of (i) termination of this lease pursuant to this Section or (ii) delivery to Landlord of documentary evidence reasonably satisfactory to Landlord as to the out-of-pocket costs incurred by Tenant with respect to such design and construction.

          (iii) Neither party shall have any further rights or obligations pursuant to this lease.

          (iv) The Current Lease shall remain in full force and effect in accordance with its terms.

     Pending any termination of this lease pursuant to this Section, each party shall diligently pursue its respective obligations pursuant to this lease.

                                                          LANDLORD'S    TENANT'S
                                                           INITIALS     INITIALS
                                                          ----------    --------
                                                            J.E.S.         DD
                                                            H.T.S.

Section 20.01  Interpretation
-------------  --------------

     This Addendum is attached to and forms a part of a certain lease of even date between Landlord and Tenant. In the event of any inconsistency between the provisions of this Addendum and any other provision of the lease, the provisions of this Addendum shall control.

ST. JOHN KNITS, INC., a California corporation       SOUTH COAST PLAZA, a California partnership

By:     /s/ DAN DEMILLE                              By   C.J. Segerstrom & Sons, a California general
    ------------------------------------------            partnership, General Partner
Title:  Dan DeMille, its V.P.
        --------------------------------------            By    /s/ HENRY T. SEGERSTROM
                                                             -----------------------------------------
                                                                                               Manager
By:
    ------------------------------------------            By    /s/ JEANETTE E. SEGERSTROM
                                                             -----------------------------------------
                                                                                               Manager
Title:
        --------------------------------------
                    "Tenant"                                              "Landlord"

Dated:           June 9                 , 1998       Dated:           June 10                   , 1998
        --------------------------------                    ------------------------------------

                      [MAP OF SECOND LEVEL LEASING PLAN]

                                   EXHIBIT A

                              SPACE #2533 & #3011

                                 MAY 26, 1998

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

                                   EXHIBIT B

                               TENANT LEASE PLAN






[DIAGRAM OF SECOND LEVEL]                              [DIAGRAM OF THIRD LEVEL]




                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S         DD
                                                             H.T.S.

                          [MAP OF SOUTH COAST PLAZA]


THE SIZE AND LOCATION OF THE BUILDINGS AND RELATED STRUCTURES ARE APPROXIMATE. THE CONFIGURATION OF THE DEVELOPMENT, THE DESIGN AND LOCATION OF BUILDINGS AND RELATED STRUCTURES, PARKING, VEHICULAR ACCESS, STREETS, ROADS, ENTRANCES, COMMON AREAS AND ALL OTHER IMPROVEMENTS, AND THE IDENTITY AND LOCATION OF OTHER TENANTS, TO THE EXTENT DEPICTED, ARE SUBJECT TO CHANGE FOR ANY REASON DEEMED SUFFICIENT BY LANDLORD WITHOUT NOTICE TO TENANT.


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

                                  EXHIBIT B-1

I. LANDLORD'S WORK. The following work of construction has been performed exclusively by Landlord at its sole expense:
    A.    Common Areas

          1. Parking Areas, Roads and Sidewalks. Paved, drained, landscaped and lighted parking areas, roads, and sidewalks, together with directional signs and markers.
          2.  Utilities.
              (a) Sanitary Sewer. Connections for Tenant's lines have been provided to existing sewer mains at points determined by Landlord. Any additional connections required by Tenant will be provided by Tenant at its cost.
              (b) Domestic Water. Mains have been furnished to approved points of connection as determined by Landlord. Landlord has provided meter locations (but not meters) for Tenant. Meters shall be installed by Tenant in locations and manners directed by Landlord and in compliance with Mesa Consolidated Water District specifications.
              (c) Natural Gas. Mains have been furnished to approved points of connection as determined by Landlord. Landlord has provided meter locations (but not meters) for Tenant. Meters shall be installed by Tenant in locations and manners directed by Landlord.
              (d) Electrical Service. 120/208 volt, three phase, four wire service. Service has been sized to allow approximately 4.5 watts per square foot of Floor Area for lighting and power loads. Such wattage is an approximation only, and actual power input will be determined based upon Tenant's requirements in the Premises, but not to exceed 4.5 watts per square foot of Floor Area for lighting and power.
              (e) Telephone Service. A telephone terminal backboard with cable capacity adequate for Tenant's use has been located in a common area as determined by Landlord.
              (f) Fire Sprinkler System.  See Exhibit "E."
          3.  Interior Common Areas and Common Facilities.
              (a) Toilet Facilities. Landlord has provided public toilet facilities in common areas including furnishings, installation of toilet fixtures, painting, ventilation, soap, tissue and paper towel dispensers (or wall mounted electric hand dryer units) all in accordance with applicable building codes.
              (b) Corridors, Stairways, Escalators and Elevators. Have been installed by Landlord in locations selected by Landlord and in accordance with applicable building codes.
              (c) Truck Receiving Facilities. Have been provided as determined by Landlord.
              (d) Trash Removal Facilities. Have been provided as determined by Landlord.
              (e) Enclosed Malls and Courts. Heated, ventilated, air conditioned and lighted with architecture and landscaping treatment as determined by Landlord. Ceiling is suspended acoustic or gypsum board ceiling system. Floor finishes in the Enclosed Mall are concrete slab with decorative finishes as selected by Landlord. Interior wall areas, other than storefronts, are gypsum board with taped and floated joints, painted. A neutral strip above the storefront line has been installed as selected by Landlord. Fire sprinklers have been provided throughout the Enclosed Mall as required by applicable codes in addition to a dry standpipe system with outlets in the Enclosed Mall as required by the fire department. Low intensity lighting has been provided throughout the Enclosed Mall with electrical outlets provided for seasonal decorations, maintenance, and special promotions. A central public address and music system with speakers in the ceiling has been provided throughout the Enclosed Mall.
              (f) Central Cold Air Distribution System.  See Exhibit "E."
          4. Exterior Malls and Courts. Have been lighted, paved and drained as determined by Landlord.
     B.   Specialty Shops Building

          1.  Building Shell
              (a) Frame-Lower and Upper Mall Levels.  See Exhibit "E."
              (b) Structural Clear Heights. For maximum clear heights measured from the finished floor slab to the lowest structural member, see the design drawings pertaining to the Premises, available from Landlord's architectural department.
              (c) Roof. Roof is either insulated and built-up composition roofing or as specified by Landlord.
              (d) Exterior Building Walls. Exterior walls enclose the building shell, except at tenant storefront areas, and are of materials having a finished appearance and decorative quality as selected by Landlord.
          2.  Interior Finishes
              (a) Walls. Walls or partitions separating the Premises from common areas are either finished on both sides or exposed metal stud construction with drywall finish on the common area side only. Exposed metal studs only will be installed on the Premises side for new demising walls.
              (b) Doors. Where the Premises adjoin a common area corridor, Landlord has provided one (1) doorway (but not a door) to connect the Premises to such common area corridor. If required by applicable building codes, Landlord will provide a door for emergency exits to corridors or stairs.
              (c) Mall Access. Access to the Enclosed Mall has been provided via common area service corridors and stairways located as determined by Landlord and in accordance with applicable building codes.

                                  Exhibit C-2

          3. Neutral Strips. A vertical neutral strip has been located at the storefront line between stores; the center of said strip coincides with the lease line between such stores.

II.  TENANT'S WORK

     A. Store Interior Finish Work. All work required to complete and place the Premises in a finished condition for opening for business over and above that work performed by Landlord pursuant to Part I above shall be done by Tenant, except as provided herein or in Exhibit "E" to the contrary, and shall be at Tenant's sole expense. All such work shall be in accordance with the working drawings prepared by Tenant's architect in conformity with this Exhibit "C" and Exhibit "E" and approved by Landlord as provided in Article XVII of the lease. Said store interior finish work shall include, but shall not be limited to, the following:

          1. Ventilating and Air Conditioning. All air conditioning equipment required within the Premises including insulated and non-insulated duct work, zone terminal units, temperature controls, air diffusers, air grilles and other air distribution specialties connected to Landlord's central variable volume single duct conditioned air distribution system. Controls shall be electronic controls as specified by Landlord for power and control to both the zone terminal control system and the building fire alarm systems (see Exhibit "E"). If Tenant's ceiling covers over the existing or new zone system junction boxes, then hinged, swing open panels allowing free local access to these devices by Landlord's maintenance staff must be provided by Tenant. THE DESIGN FOR TENANT'S HVAC WORK SHALL BE PREPARED BY AN AIR CONDITIONING ENGINEER APPROVED BY LANDLORD. SUCH WORK SHALL BE AT TENANT'S COST AND SHALL BE UNDER A DIRECT CONTRACT BETWEEN TENANT AND SUCH ENGINEER. THE WORK PURSUANT TO SUCH CONTRACT SHALL INCLUDE PREPARATION OF ALL DRAWINGS AND ALL LOAD CALCULATIONS REQUIRED BY EXHIBIT "E." Tenant's work pursuant to this paragraph 1 and pursuant to paragraphs 9, 10, 11, 12 and 18, as applicable, shall comply with Landlord's "Standard Mechanical Installation Practices" issued by Landlord's Engineering Department (the "Standards"). Tenant or its general contractor shall be responsible to obtain the latest version of the Standards from Landlord's Engineering Department prior to commencing design of Tenant's work. In the event of any conflict between the Standards, on the one hand, and this Exhibit "C" or Exhibit "E," on the other hand, Landlord's determination shall control.
          2. Electrical Systems, Equipment and Lighting Fixtures with Lamping. Electrical power and distribution from Landlord's point of connection in electrical room to and within the Premises including electrical subpanels, conduits to Premises, outlet boxes, switch outlets, service fuses, copper wiring, disconnect switch, meter and lighting fixtures with lamping. This work includes Tenant's cost responsibility for all additional electrical service capacity required if Tenant's combined lighting and power loads exceed 4.5 watts per square foot. In no event shall Tenant's lighting and power loads exceed the limitations in applicable governmental codes. (See Landlord's Work, Section I above).
          3. Plumbing. All plumbing distribution and fixtures shall be provided by Tenant, including connection to utility and sewer mains provided by Landlord for both employee and public restroom facilities within Premises. Existing plumbing distribution and fixtures, if any, may be retained subject to design requirements and applicable code and Landlord requirements. Any removal and replacement of the existing structural slab shall be accomplished in a manner prescribed by Landlord prior to commencement of such removal.
          4.  Ceiling.  All finished ceilings.
          5. Floor Coverings. Concrete floor fill where required and all floor coverings and floor finishes, including hardwood, tile, brick, slate, marble and terrazzo. Tenant's finished floor elevation shall match the Enclosed Mall finished floor elevation.
          6.  Interior Painting.  All interior painting and decoration.
          7. Storefront Walls and Partitions with Finishes. All interior partitions and walls within the Premises, storefront finishes, walls and columns, including the wall surfacing and wall finishes required on exposed metal or wood studs erected as part of Landlord's Work.
          8.  Doors.  All doors and hardware within the Premises.
          9. Roof Openings. Roof openings, including necessary curbs and flashings to accommodate the installation of Tenant's Work. Roof openings shall be located only as directed by Landlord. Reroofing of approved roof openings will be performed by Landlord at Tenant's expense. Tenant shall not install any roof vents without Landlord's consent and shall install roof vents only in locations approved by Landlord. All roof openings and venting shall comply with the applicable provisions of the Standards.
          10. Public and Employee Toilet Rooms, Janitorial and Drinking Fountain Facilities. Furnish and install together with work customarily incidental thereto to applicable building code requirements.
          11. Mechanical Equipment. All mechanical equipment, including dumb waiters, elevators, freight elevators, conveyors and their shafts and doors located within the Premises, including all electrical, mechanical and structural work required for installation and operation of these items.
          12. Food Preparation and Combustible Materials. In the event Tenant engages in the preparation of food or baked goods, Tenant shall, at Tenant's own cost and expense: (i) install dry chemical extinguishing devices (such as Ansul) approved by the local fire insurance rating organization and Landlord's insurance carriers, and keep such devices in good working order and repair and regularly serviced under a maintenance agreement of the type required by Landlord or by such fire rating organization or carriers; (ii) keep and maintain all exhaust ducts and filters in a clean condition; (iii) place and store Tenant's garbage and refuse in closed containers which shall be kept, until collected, in a

                                  Exhibit C-3
self-contained, refrigerated area within the Premises set aside for the storage of garbage and refuse; and (iv) install grease traps if required by Landlord and/or applicable governmental authorities. In the event Tenant engages in the use, sale or storage of flammable or combustible materials, Tenant shall install and maintain chemical extinguishing devices similar to those referred to in clause (i) above. In the event gas is used in the Premises, Tenant shall install a proper gas cut-off valve. If Tenant shall fail to install any devices required by this paragraph and/or to provide for the servicing thereof, Landlord shall have the right to enter upon the Premises to provide such necessary installations and servicing and charge the cost of such installations and/or the servicing thereof to Tenant.
          13. Lower and Upper Mall Level Access. Stairs, escalators, elevators and other means of vertical transportation required by Tenant.
          14. Telephone Facilities. Conduits, cabinets and outlets within the Premises as required by the utility company supplying the service requested by Tenant and extension of conduits to central telephone backboard.
          15.  Utility Meters and Connections.
               (a) Water and Gas Meters. Shall be located within the Premises at a meter location determined by Landlord or in a common meter area outside of the Premises designated by Landlord and accessible by Tenant.
               (b) Electrical Meter. Shall be located in an electrical meter area provided by Landlord in a common area accessible by Tenant.
               (c) Utility Connection Lines. All water, electric, gas and sewer lines necessary to reach the point of connection to Landlord's utility and sewer mains.
          16. Intercom, Annunciator, Fire, Burglar, Speaker and Music Systems. Furnish and install as required by Tenant or applicable governmental requirements.
          17. Garbage and Rubbish. Storage area for dry and/or wet rubbish collection containers to be provided within the Premises readily accessible to Tenant's service corridor areas.
          18. Fire Sprinklers. Modification or extension of primary sprinkler system through the ceiling to conform to Tenant's merchandising and ceiling plans. Tenant shall, in writing, notify Landlord at least 48 hours prior to any shut-down of Landlord's fire protection system during construction by Tenant. With respect to any such shut-down, Tenant's contractor shall hire a security company from Landlord's approved list of such companies. Such security company shall be required to notify Landlord of the shut-down and the termination thereof and shall maintain a continuous fire watch during the shut-down for the Premises and any other premises which are affected by such shut-down. In addition, Tenant shall indemnify, defend and hold harmless Landlord and its partners, members, agents and employees from and against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees and costs of defense) arising out of or relating to any occurrence during such shut-down and preventable by such fire protection system but for such shutdown.
     B. Temporary Services; Storefront Barricade and Signs. Tenant shall be responsible for or shall bear the cost of all temporary or interim items relative to the construction of the Premises and the completion of Tenant's Work with respect thereto, including but not limited to the following:

          1. Temporary Services. During the construction of Tenant's Work, Tenant shall provide and pay for any new connections and meters required for water, gas and electrical services brought to such point as Landlord shall determine. Tenant shall pay for all water, gas and electrical current used during the construction of Tenant's Work at rates based upon actual usage with respect to all services required by Tenant during construction of Tenant's Work. All such charges shall be paid directly to the purveyors of such services.
          2. Storefront Barricade and Store Signage. Landlord shall erect and/or realign and remove the temporary storefront barricade for the Premises to reasonably accommodate the completion of Tenant's Work. Landlord shall also provide to Tenant a store opening sign with respect to the Premises consisting of Tenant's logo and/or trade name in Tenant's typestyle which shall be painted on or affixed to the storefront barricade for the Premises by Landlord.
Landlord shall also provide additional Tenant identification as follows: rear door signage (if the Premises have a rear door), tenant suite number installed on storefront soffit, revisions necessary on loading dock maps to indicate tenant location, insert strips for and any other changes required to illuminated directories in the Center and any directional signage provided to direct Tenant's customers to the Premises. Tenant shall pay to Landlord as additional rent, upon demand, an amount based on Landlord's current charge rate per lineal foot of the storefront of the Premises for Landlord's costs incurred in providing such storefront barricade and barricade identification. Tenant shall also pay to Landlord as additional rent, upon demand, amounts based upon Landlord's current charge rates therefor for Landlord's costs of providing the other services described herein.
     C. Store Fixturing and Merchandising. Tenant shall bear the entire expense and responsibility for providing within the Premises (whether affixed to the Premises or not) all trade fixtures and merchandise, and all other property incidental to the business to be operated by Tenant, all meeting the criteria set forth in Exhibit "E," including, but not limited to, the following:

          1. Furnishing and installation of all carpets, shelving, store fixtures, furnishings, interior decorations, graphics, exterior and interior signs, mirrors, cornices and all other fixtures, lighting and other special effects.
          2. Electrical and mechanical connection of all store merchandising fixtures and equipment with related parts, including kitchen and food service equipment and other equipment peculiar to Tenant's occupancy.

                                  Exhibit C-4

     D. PURSUANT TO CALIFORNIA HEALTH AND SAFETY CODE SECTION 25915.5, LANDLORD HEREBY NOTIFIES YOU OF THE FOLLOWING:

          1. LANDLORD HAS HAD AN ASBESTOS SURVEY PERFORMED BY THE PICKERING FIRM, WHICH WAS A RECOGNIZED ASBESTOS CONSULTING FIRM (THE "SURVEY"). THE SURVEY IS AVAILABLE FOR REVIEW AND/OR PHOTOCOPYING FROM THE CENTER'S DIRECTOR OF OPERATIONS, WHO CAN BE REACHED AT THE MANAGEMENT OFFICES, LOCATED AT 3333 BRISTOL STREET, COSTA MESA, CALIFORNIA 92626, TELEPHONE NUMBER (714) 435-2000.

          2. ACCORDING TO THE SURVEY, ASBESTOS WAS LOCATED IN PHASE I OF THE CENTER (THE SEARS TO ROBINSONS-MAY WING) AND WAS PREDOMINATELY LOCATED IN FIREPROOFING MATERIAL SPRAYED ON THE STRUCTURAL STEEL. THERE WERE ALSO A FEW PLACES IN PHASE I WHERE THE CONCRETE SLAB FIREPROOFING, SPRAY APPLIED ACOUSTICAL MATERIALS, CEILING TILES AND FLOOR TILES CONTAINED ASBESTOS. THE SPECIFIC LOCATIONS OF ASBESTOS CONTAINING MATERIALS KNOWN TO LANDLORD TO HAVE BEEN LOCATED WITHIN THE SPACE OCCUPIED BY TENANT OR THE COMMON AREA UTILIZED BY ALL TENANTS ARE DESCRIBED IN EXHIBIT "H" HERETO.

          3. GENERALLY, THE MATERIALS DESCRIBED IN EXHIBIT "H" REMAIN NON-HAZARDOUS AS LONG AS THEY ARE NOT DISTURBED. IN ORDER TO MINIMIZE THE RISK OF DISTURBING THE ASBESTOS-CONTAINING MATERIALS DESCRIBED IN EXHIBIT "H," LANDLORD HAS ADOPTED THE OPERATIONS AND MAINTENANCE PLAN SUGGESTED BY THE PICKERING FIRM (THE "O&M PLAN"). THE O&M PLAN, WHICH IS AVAILABLE FROM THE DIRECTOR OF OPERATIONS, PROVIDES THAT SPECIAL ACTION IS TO BE TAKEN BEFORE ASBESTOS CONTAINING MATERIALS ARE DISTURBED, AND ALL SUCH PRECAUTIONARY ASBESTOS WORK IS TO BE PERFORMED BY OUTSIDE CONTRACTORS WHO ARE REQUIRED TO IMPLEMENT APPROPRIATE PROCEDURES IN ORDER TO INSURE COMPLIANCE WITH THE O&M PLAN AND MINIMIZE THE RISK OF DISTURBING THE ASBESTOS-CONTAINING MATERIALS DESCRIBED IN EXHIBIT "H." IT IS IMPERATIVE THAT TENANT NOTIFY THE DIRECTOR OF OPERATIONS BEFORE COMMENCEMENT OF ANY TENANT IMPROVEMENTS, REPAIR, RENOVATION OR REMODELING ACTIVITIES THAT MIGHT DISTURB SUCH MATERIALS AND NOTIFY LANDLORD OF ANY DETERIORATION IN SUCH MATERIALS. UNTIL TENANT HAS BEEN ADVISED THAT THE NECESSARY PRECAUTIONS SET FORTH IN THE O&M PLAN HAVE BEEN COMPLETED, TENANT SHALL NOT COMMENCE ANY ACTIVITY WHICH WILL RESULT IN DRILLING, MOVING, BORING OR OTHERWISE DISTURBING THE CEILING SYSTEMS OR THE ASBESTOS CONTAINING CONSTRUCTION MATERIALS DESCRIBED IN EXHIBIT "H." LANDLORD'S RIGHT OF ENTRY PURSUANT TO SECTION 16.02 OF THE LEASE SHALL INCLUDE THE RIGHT TO ENTER AND INSPECT THE PREMISES FOR VIOLATIONS OF TENANT'S COVENANTS HEREIN. UPON ANY VIOLATION OF THE FOREGOING COVENANTS, LANDLORD SHALL BE ENTITLED TO EXERCISE ALL REMEDIES AVAILABLE TO A LANDLORD AGAINST A DEFAULTING TENANT, INCLUDING BUT NOT LIMITED TO THOSE SET FORTH IN
ARTICLE XIII OF THE LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY AGREES THAT UPON ANY SUCH VIOLATION LANDLORD MAY, AT ITS OPTION, IMMEDIATELY TERMINATE THIS LEASE. NO ACTION BY LANDLORD HEREUNDER SHALL IMPAIR THE OBLIGATIONS OF TENANT HEREUNDER.

          4. LANDLORD COMMENCED REMOVAL OF LANDLORD INSTALLED ASBESTOS-BEARING MATERIALS IN THE COMMON AREA AT THE CENTER DURING 1986, AND VOLUNTARILY ADOPTED A PROGRAM TO REMOVE ALL SUCH LANDLORD INSTALLED MATERIALS OVER A SEVERAL YEAR PERIOD. LANDLORD ELECTED THE OPTION OF REMOVAL RATHER THAN LESS EXPENSIVE ABATEMENT PROCEDURES SINCE REMOVAL AFFORDS THE GREATEST CERTAINTY FOR ELIMINATING HEALTH RISKS ASSOCIATED WITH ASBESTOS. SUBSTANTIALLY ALL ASBESTOS-BEARING MATERIALS HAVE BEEN REMOVED FROM THE ENCLOSED MALL. LANDLORD ALSO UNDERTOOK A PROGRAM OF REMOVING ASBESTOS-BEARING MATERIALS FROM TENANT PREMISES AS SUCH AREAS HAVE BECOME AVAILABLE FOR SUCH REMOVAL WORK (i.e., VACANT). LANDLORD CONTINUES TO REMOVE LANDLORD INSTALLED ASBESTOS-BEARING MATERIALS FROM TENANT OCCUPIED AREAS AND OTHER PORTIONS OF PHASE I AS THOSE AREAS BECOME AVAILABLE TO LANDLORD FOR WORK. LANDLORD PRESENTLY INTENDS TO CONTINUE ITS REMOVAL PROGRAM UNTIL ALL LANDLORD INSTALLED ASBESTOS-BEARING MATERIALS ARE REMOVED FROM PHASE 1.

          5. IN ORDER TO MINIMIZE THE POTENTIAL FOR RELEASE OF ASBESTOS FIBERS PENDING THE COMPLETION OF LANDLORD'S REMOVAL PROGRAM, LANDLORD HAS UNDERTAKEN VARIOUS PRECAUTIONS, INCLUDING MONITORING PHASE I ON A REGULAR BASIS TO VERIFY THAT

                                  Exhibit C-5

RELEASES ARE NOT OCCURRING. THE PRECAUTIONS LANDLORD IS TAKING MEET OR EXCEED ALL GOVERNMENTAL REQUIREMENTS WITH RESPECT TO ASBESTOS AND, SO FAR AS LANDLORD IS AWARE, NO RELEASES ARE IN FACT OCCURRING. ALTHOUGH LANDLORD HAS BEEN INFORMED THAT

NO ONE NEED FEAR EXPOSURE TO AIRBORNE ASBESTOS AS LONG AS THE ASBESTOS-CONTAINING MATERIALS IN PHASE I ARE NOT DISTURBED, CALIFORNIA HEALTH AND SAFETY CODE SECTION 25915.5 REQUIRES LANDLORD TO INFORM TENANT OF THE POTENTIAL HEALTH RISKS WHICH MAY RESULT FROM DISTURBANCE OF ASBESTOS-CONTAINING MATERIALS. IF A PERSON IS EXPOSED TO CERTAIN LEVELS OF ASBESTOS (WHICH LEVELS ARE THE SUBJECT OF CONSIDERABLE DEBATE) THERE IS A RISK OF CANCER AND LUNG DISEASE. BECAUSE LANDLORD DOES NOT HAVE ANY SPECIAL KNOWLEDGE OF THESE HEALTH RISKS, LANDLORD ENCOURAGES TENANT TO CONTACT ONE OF THE STATE OR FEDERAL HEALTH AGENCIES WHICH DEAL WITH ASBESTOS IF TENANT WISHES TO OBTAIN DETAILED INFORMATION ON THE POTENTIAL HEALTH RISKS.

PURSUANT TO SECTION 25915.5, "RECEIPT OF THIS NOTICE BY AN OWNER, LESSEE OR OPERATOR SHALL CONSTITUTE KNOWLEDGE THAT THE BUILDING CONTAINS ASBESTOS-
CONTAINING CONSTRUCTION MATERIALS...."  CONSEQUENTLY, SECTION 25915 REQUIRES
TENANT TO GIVE A NOTICE SIMILAR TO THIS NOTICE, WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF THIS NOTICE, TO (1) ALL OF TENANT'S EMPLOYEES WORKING WITHIN PHASE I,
(2) ANY SUBLESSEES OF TENANT'S SPACE AND (3) ANY CONTRACTORS WORKING WITHIN TENANT'S SPACE. SECTION 25915 ALSO REQUIRES TENANT TO GIVE SUCH A NOTICE TO ANY NEW EMPLOYEE, CONTRACTOR OR SUBLESSEE WITHIN FIFTEEN (15) DAYS AFTER HIRING OR SUBLEASING.

                                  Exhibit C-6
                                                         LANDLORD'S     TENANT'S
                                                          INITIALS      INITIALS
                                                         ----------     --------
                                                           J.E.S.          DD
                                                           H.T.S.

                               SOUTH COAST PLAZA

                                TENANT COLD AIR

                             ANNUAL CHARGE SCHEDULE

GENERAL

          Tenant's charge for cold air is calculated as an annual amount using the rate, expressed on a per square foot basis, shown on the Base Rate Curve Sheet attached as Schedule "A," applied against Tenant's Floor Area, with rate adjustments as provided for in Sections II and III of this Exhibit "D."

I.   CALCULATION OF ANNUAL CHARGE

     The following procedure will be used in developing the annual charge to
Tenant:

          A.  The Floor Area of the Premises, calculated in accordance with
     Section 16.04 of the lease, shall be used to determine Tenant's annual base rate per square foot taken from the Base Rate Curve Sheet attached as Schedule "A."
          B. The annual rate per square foot in effect at the Rent Commencement Date shall be the amount calculated in accordance with paragraph A above, modified to the extent, in any, provided for in Sections II and III of this Exhibit "D."
          C. The annual rate per square foot as developed in Paragraph B above shall then be multiplied by the Floor Area to develop the annual charge for cold air to the Premises. The annual charge will be divided into 12 equal installments with one such installment billed to Tenant each month. Such monthly billings may include any applicable adjustments provided for in Sections II and III below, or Landlord may separately bill Tenant for any adjustment retroactive to the event causing such adjustment.

II. CALCULATION OF ANNUAL RATE ADJUSTMENT DUE TO ADDITIONAL TENANT COLD AIR AND VENTILATION REQUIREMENTS BEYOND THE STANDARDS SET FORTH IN EXHIBIT "E"

     A.   The annual base rate per square foot shall be increased if:
          1. The air supply quantity required by Tenant exceeds 1.2 cfm per square foot of Floor Area; or
          2. The internal sensible cooling load, including heat absorbed above and below the ceiling but exclusive of roof and wall transmission and the outside air contribution to total sensible cooling load, exceeds 19.4 BTUH per square foot of Floor Area; or
          3. The amount of air exhausted to the outdoors exceeds 0.10 cfm per square foot of Floor Area; or
          4. The required and optional hours of operation for the Center as a whole are increased above 3,700 hours annually (the Base Rate Curve Sheet is based upon required hours of 10:00 a.m. to 9:00 p.m. Monday through Friday, and 10:00 a.m. to 6:00 p.m. Saturday, and optional opening hours of 6:00 p.m. to 9:00 p.m. Saturday and 11:00 a.m. to 6:00 p.m. Sunday); or
          5. A tenant's hours of operation increases the hours of operation of the Center's air conditioning and ventilation system over those hours used for the Base Rate Curve Sheet attached as Schedule "A."

     B. The adjustment to the annual base rate per square foot called for under Paragraphs A1. and A2. above shall be computed as described under Paragraphs B1. and B2. below.
          1. For each 0.10 cfm per square foot of air required by Tenant above the 1.2 cfm per square foot design criteria, the additional annual rate per square foot will be determined from the Adjusted Base Rate Curve Sheet attached as Schedule "B."
          2. The additional annual rate per square foot for added internal sensible cooling load shall be computed as follows:

     Additional      Current         [  1          Calculated Internal  ]
     Annual      =   Annual      X    -----   X   Sensible Cooling Load    -1
     Rate            Rate              19.4      -----------------------
                                                       Floor Area
     C. The adjustment to the annual base rate per square foot under Paragraph A3. above shall be computed as follows: For each additional 0.10 cfm of exhaust air per square foot above the 0.10 cfm per square foot design standard, the additional annual rate per square foot will be $0.20 (20 cents).

     Note: This annual rate adjustment is subject to escalation using the criteria set forth in Section III below.

                                  Exhibit D-1

     D. The adjustment to the annual base rate per square foot under Paragraph A4. above shall be computed as follows:

     Additional      Current         [   Required and Optional Hours     ]
     Annual       =  Annual      X         of Operation Annually      -1
     Rate            Rate               ----------------------------
                                                   3,700
     E. The adjusted annual rate per square foot shall be the sum of the above separate annual rate adjustments added to the annual base rate per square foot from Schedule "A," as escalated from time to time pursuant to Section III below.

     F. The adjustment to the annual base rate per square foot called for under paragraph A5. above shall be the sum of the above separate annual rate adjustments added to the annual base rate per square foot from Schedule "A" and computed as follows:


     Additional      Base Rate and all        [ Required, Optional and Added   ]
     Annual       =  separate annual rate  X    Hours of Operation Annually  -1
     Rate            adjustments                ----------------------------
                                                              1

III. CALCULATION OF ANNUAL RATE ADJUSTMENTS DUE TO COSTS AND EXPERIENCE

     A. Tenant's annual base rate per square foot of Floor Area shall be increased or decreased due to (1) changes in utility costs and personnel and other operating costs which are caused by escalations in the utility and other rate schedules used as the criteria for establishing Schedule "A," (2) changes based on Landlord's experience with the air conditioning system and (3) changes in Tenant's cooling load as observed from periodic audits performed by Landlord to determine if any Tenant alterations have been made which increase or decrease the cooling load in the Premises (see Section 12.04 of the lease). The Base Rate Curve set forth on Schedule "A" is based upon the consumption criteria and utility rate schedules and other operating cost schedules indicated below. Published changes in these base utility rates and changes in the other base operating cost schedules will establish the basis on which adjustments to Tenant's base rate per square foot of Floor Area will be determined as follows:

          1.   Utility Operating Cost Adjustment
               a.   Base Criteria
                    -------------
                    (1)  Utility Base Year Consumption
                         The Base Rate Curve Sheet was established on the basis of base year consumption figures calculated by Landlord's system engineers for each of the following utilities:
                         (a)  Electricity
                         (b)  Natural gas
                         (c)  Water and sewer
                         The base year consumption figures were calculated to reflect an operating year of full occupancy in the Shopping Center.

                    (2)  Utility Base Rate Schedules
                         The Base Rate Curve Sheet was established on the basis of the Southern California Edison Company, Southern California Gas Company and Mesa Consolidated Water District rate schedules identified on Schedule "A," as to electricity, natural gas and water and sewer, respectively.

               b.  Method of Calculation.  For every published change in the
                   ---------------------
electricity, natural gas and water and sewer utility rates, there shall be made a utility operating cost adjustment equal to Tenant's pro rata share of the increase or decrease in utility operating cost. The increase or decrease in utility operating cost shall be calculated by multiplying the published utility rate increase by the appropriate base year consumption figure, as defined in Paragraph A.1. above. Tenant's pro rata share of the utility operating cost increase or decrease shall be a fraction, the numerator of which shall be Tenant's Floor Area and the denominator of which shall be the aggregate Floor Area of all tenants or other occupants connected to the central cold air distribution system at the time of adjustment.

          2.   Operating and Maintenance Personnel Cost Adjustment

               a.   Base Criteria.  The Base Rate Curve Sheet was established on
                    -------------
the basis of an average per hour base labor rate for system operating and maintenance personnel calculated to reflect the average labor rate in effect in the Center area labor market for equivalent type personnel at the date indicated on Schedule `A.'

                                  Exhibit D-2

               b.  Method of Calculation.  For each ten cent ($0.10) increase or
                   ---------------------
decrease in the average base labor rate, Tenant's annual base rate per square foot of Floor Area shall be correspondingly increased or decreased to the extent of four-tenths of one cent ($0.004) per square foot of Tenant's Floor Area times the number of operating and maintenance personnel employed or under contract for the system at the time of adjustment.

          3.   Insurance and Tax Cost Adjustment

               a.   Base Criteria.  The Base Rate Curve Sheet was established on
                    -------------
the basis of the insurance and tax costs experienced as of the date indicated on Schedule `A.'

               b.   Method of Adjustment.  Any increase or decrease in the costs
                    --------------------
used in subparagraph 3a. above shall be prorated. Tenant's pro rata share of such insurance or tax costs increase or decrease shall be a fraction, the numerator of which shall be Tenant's Floor Area and the denominator of which shall be the aggregate Floor Area of all tenants or other occupants connected to the central plant cold air distribution system at the time of adjustment.

          4.  Accounting and Administrative Personnel Cost Adjustment

              a.  Base Criteria.  The Base Rate Curve Sheet was established on
                  -------------
the basis of the average accounting and administrative personnel cost experienced as of the date indicated on Schedule `A.'

              b.  Method of Calculation.  For each ten cent ($0.10) increase or
                  ---------------------
decrease in the average per hour accounting and administrative personnel costs, the annual base rate per square foot shall be correspondingly increased or decreased to the extent of two-tenths of one cent ($0.002) per square foot of Tenant's Floor Area times the number of accounting and administrative personnel employed by Landlord at the time of adjustment.

          5.  Title 24 -- Energy Code Compliance

              a.  Base Criteria.  All new tenant spaces shall comply with Title
                  -------------
24 of the California Administrative Code, as stated in Exhibit "E," Section IV, paragraph C-2.

              b.  Method of Enforcement.  At Landlord's discretion, periodic
                  ---------------------
audits shall be made to verify continuous compliance by Tenant with the requirements of Title 24. If these audits identify increases in consumption from the base criteria, then Landlord, at its discretion, may direct Tenant to modify its electrical consumption to meet the requirements of Title 24.

          B.  Experience Adjustment

In addition to the annual base rate adjustment provided in Paragraph A of this
Section III, Landlord reserves the right to increase or decrease the annual base rate per square foot from time to time by the issuance of a revised rate schedule based on Landlord's accumulated experience compiled from the operation of the central cold air distribution system, including increased costs of materials and supplies, costs incurred for governmental impositions and to meet governmental requirements, unusual or extraordinary costs in maintaining or repairing the central plant equipment and distribution system, costs experienced for purchase and installation of new equipment and renovation of existing equipment and the distribution system and costs incurred to utilize and add to the plant equipment and distribution system new technological features.

                                  Exhibit D-3

                                                         LANDLORD'S     TENANT'S
                                                          INITIALS      INITIALS
                                                         ----------     --------
                                                           J.E.S.          DD
                                                           H.T.S.

           [GRAPH OF BASE RATE CURVE SHEET @4060 HRS. - SCHEDULE A]


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

               [GRAPH OF ADJUSTED RATE CURVE SHEET - SCHEDULE B]


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

                               SOUTH COAST PLAZA

             DETAILED DESIGN CRITERIA AND STANDARDS FOR LANDLORD'S
                          WORK AND FOR TENANT'S WORK*

Table of                                                              Begins on
Contents                                                             Page Number
--------                                                             -----------
SECTION I    SPECIAL CONDITIONS FOR TENANT'S DESIGN AND CONSTRUCTION
               WORK..................................................    E-2

SECTION II   SPECIALTY SHOPS BUILDING SHELL..........................    E-4

SECTION III  CENTRAL STATION AIR HANDLING SYSTEM.....................    E-4

SECTION IV   STORE FINISHING.........................................    E-5

             A.  Architectural.......................................    E-5

             B.  Signs...............................................    E-5

             C.  Electrical..........................................    E-6

             D.  Description of Air Distribution System..............    E-7

             E.  Miscellaneous Tenant Responsibilities...............    E-8

             F.  Requirements For Tenant's Work......................    E-9

             G.  Landlord and Tenant Work Design Criteria for
                   Plumbing and Gas Fitting..........................    E-9

SECTION V    BID AND CONSTRUCTION PROCEDURES FOR TENANT'S CONTRACTOR.    E-10

_______________

* THIS EXHIBIT SETS FORTH, IN GREATER DETAIL, CERTAIN ASPECTS OF LANDLORD'S WORK AND TENANT'S WORK SET FORTH GENERALLY IN EXHIBIT "C"' AND SHOULD BE READ IN CONJUNCTION WITH EXHIBIT "C." EXHIBITS "C" AND "E" ARE INTENDED, TOGETHER WITH THE STANDARD MECHANICAL INSTALLATION PRACTICES (THE "STANDARDS") DEVELOPED BY LANDLORD'S ENGINEERING DEPARTMENT, TO SET FORTH COMPREHENSIVE STANDARDS AND CRITERIA WITH RESPECT TO TENANT'S WORK IN THE PREMISES.

                                  Exhibit E-1

I. SPECIAL CONDITIONS FOR TENANT'S DESIGN AND CONSTRUCTION WORK. This Section sets forth minimum standards of performance for Tenant's Work.

     A. Codes and Standards. All work shall comply in all respects with the following:
         1. The Uniform Building Code and/or state, county, city or other laws, codes, ordinances, and regulations, as each may apply according to rulings or determinations of governmental authorities having jurisdiction with respect to the Center.
         2. Applicable standards of the National Board of Fire Underwriters, the National Electrical Code, the American Gas Association, and the American Society of Heating, Refrigerating and Air Conditioning Engineers.
         3.  Building material manufacturers' specifications.

     B.  Drawings and Specifications.
         1.  Design Plans shall include:
             (a) Floor Plan and Merchandising Plan (1/8" or 1/4" scale) showing the outline of the Premises and the location and extent of interior partitions, sales fixtures, racks and fittings, decorative treatments, signs and displays, storage, shelving, racks or other devices, counters, and all other materials, equipment and features (other than merchandise) installed or placed in the Premises.
             (b) Reflected Ceiling Plan (1/8" or 1/4" scale) showing the outline of the sales area and the location, type, and size of lighting fixtures, air diffusers, grilles, acoustical ceiling pattern or drywall and fire sprinkler heads.
             (c) Storefront Elevations and Sections including sign design and details (minimum 1/4" scale).
             (d) Architectural cross sections and details as required (minimum 3/8" scale).
             (e)  All Interior Elevations (minimum 1/4" scale).
             (f)  Color and materials sample board.

         2. Working Drawings shall be prepared by a licensed architect (electrical and mechanical design and construction documents must be prepared by a licensed, professional engineer) and shall include drawings and specifications and bid forms of such scope as to completely delineate the construction work to be performed including:
             (a)  Electrical Calculations showing:
                  1.  Number of circuits
                  2.  Connected load of each circuit
                  3.  Number of spare circuits
             (b)  Mechanical Calculations showing:
                  1. The heating required (transmission and ventilation losses) in each space.
                  2. The ventilation supply and exhaust required for each space and the ventilation supply and exhaust provided, if any.
                  3.  The cooling load in each space.
                  4.  The total air flow in each space.
                  5. Mechanical systems shall utilize Center standard zone terminal units, control ductwork and appurtenances with no exceptions. The entire mechanical installation shall be performed in strict accordance with the guidelines presented in the "Standards." A copy thereof can be obtained from Landlord's tenant coordinator.
             (c)  Mechanical Equipment Data showing:
                  1. Temperature Control System including control diagram and specification of make.
                  2. Gas calculations as required by the gas company providing service.
             (d) Engineered electrical drawings signed by an electrical engineer showing electrical loads in the Premises and accompanied by detailed electrical and mechanical calculations demonstrating compliance with Divisions 1-4 of Title 24 of the California Administrative Code.
             (e) Any other drawings and specifications required by the current edition of the Standards or any governmental authority having jurisdiction of the Premises.

     C. Approval of Drawings, Specifications and Contractors. In this Exhibit "E" any reference to "Landlord" shall mean Landlord or Landlord's tenant or construction coordinator or other agents. The merchandising plans and working drawings and specifications shall comply with the provisions set forth in Exhibit "C" and this Exhibit "E" and shall be subject to Landlord's approval. Later additions and/or alterations must also comply with Exhibits "C" and "E" and must be approved by Landlord. Tenant shall use a tenant improvement general contractor approved prior to the start of the work by Landlord to perform all Tenant's Work. Tenant must receive Landlord's advance approval of the day when Tenant may commence work.


                                  Exhibit E-2

     D. Utilities. Tenant shall obtain and deliver to Landlord all approvals with respect to electrical, gas, water and telephone work as may be required by the utility companies supplying the services. Tenant shall obtain utility service, including meters, from the utility companies which supply service unless Landlord elects to supply service and/or meters. Landlord, an independent contractor, or an authorized utility company, as the case may be, shall have the right, subject to Landlord's prior written approval, to run utility lines, pipes, conduits or ductwork, where necessary or desirable, through plenum space (i.e., above the drop ceiling), column space, partitions, beneath the floor slab, in or through other parts of the Premises and to repair, alter, replace or remove the same, all in a manner which does not interfere unnecessarily with Tenant's use thereof.

     E. Casualty and Liability Insurance Requirements. Tenant shall cause to be carried (i) insurance against damage by fire and other casualty to the construction and improvements to be made by Tenant and (ii) insurance against injury to persons and damage to the improvements and personal property of Landlord and adjacent tenants resulting from Tenant's Work, including negligence of Tenant contractors. Such insurance shall be in the amounts and with such extended coverage and other endorsements as are required pursuant to Article VIII of the lease and shall name Landlord as an additional insured. Certificates for such insurance shall be delivered to Landlord before construction is started or contractor's equipment is moved on the site. If during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, or to the improvements and personal property of Landlord or adjacent tenants, Tenant shall repair the same at Tenant's cost.

     F. Bond. Prior to commencement of Tenant's Work in the Premises, Tenant shall furnish either documentary evidence that all funds necessary to complete Tenant's work are in an escrow account satisfactory to Landlord for disbursement only for Tenant's work or a payment bond and a performance bond, both satisfactory to Landlord, each in the amount of the construction contract, to ensure the prompt and faithful performance of Tenant's Work and payment therefor. In the event that, during the course of Tenant's Work, the amount of the construction contract is increased, the principal amounts of such bonds shall be increased to equal the increased contract amount. In the event of any increase, in the aggregate, of twenty percent (20%) or more, Tenant shall obtain and deliver to Landlord the written consent of the surety on such bonds to such increase in contract amount and the commitment of such surety that its liability on such bonds covers such increased contract amount.

     G. Landlord's Right to Perform Tenant's Work. As described in Exhibit "C," the design for Tenant's HVAC work shall be prepared by an air conditioning engineer approved by Landlord, at Tenant's cost. In addition, all HVAC construction work shall be performed by an air conditioning contractor approved by Landlord, at Tenant's cost. Such design and construction shall comply with the applicable provisions of the Standards. Landlord shall also have the right (but shall not be obligated) to perform by its own contractor or subcontractor, on behalf of and for the account of Tenant, any Tenant's Work which Landlord determines should be so performed. Generally, such work shall be work which affects any structural component, including but not limited to, the Specialty Shops Buildings Shell or the general utility systems located within the Specialty Shops Buildings Shell in which the Premises are located.

     Landlord may, at its option, by written notice given at least five (5) days prior to the commencement of such work, enter upon the Premises and perform such work and Landlord's cost of planning and performing such work shall become due and payable by Tenant as additional rent upon demand. Similarly, Landlord may, if Tenant fails to properly perform or correct any of Tenant's Work within five
(5) days after written notice from Landlord to Tenant setting forth such failure or deficiency, enter upon the Premises and perform such work and Landlord's cost of planning and performing such work shall be payable by Tenant as additional rent upon demand.

     H. Cooperation. Tenant's architects, engineers, and contractors will work in harmony with each other and with those of Landlord so as to insure proper maintenance of good labor relationships.

     I. Coordination. Tenant's Work shall be coordinated under Landlord's direction with work being done by Landlord and other tenants in the Center, so that Tenant's Work will not interfere with or delay the completion of any other construction work in the Center.

     J. Acceptance of Work; Completion of Punchlist Items. Landlord's acceptance of Tenant's Work as being complete in accordance with the approved working drawings and Exhibits "C" and "E" shall be subject to Landlord's inspection and subsequent written approval. Such inspection shall be a two phase process, as follows. At least two (2) days prior to the City's "rough work" (plumbing, electrical, framing, etc.) inspection, Tenant shall notify Landlord of the anticipated date of such inspection. Landlord shall conduct an inspection of such rough work concurrently with or within 24 hours prior to or subsequent to such City inspection. Similarly, Tenant shall give Landlord prior written notification of the anticipated completion date of Tenant's Work and shall schedule a "walk-through" concurrently with the final City inspection or within 24 hours prior to or subsequent to such final City inspection. Such final inspection by Landlord shall be prior to opening the Premises for business. The rough work inspection and the walk-through shall be attended by Tenant, Tenant's architect, Tenant's contractor and a representative of Landlord. A "punchlist" of items to be completed and/or corrected by Tenant shall be compiled with respect to the rough work inspection and the final walk-through. Tenant shall promptly correct and/or complete all items on such punchlists and failure to do so within twenty (20) days

                                  Exhibit E-3
after the relevant inspection shall permit Landlord, without notice, to correct and/or complete such items pursuant to Article VII of the lease. IN NO EVENT SHALL TENANT OPEN PRIOR TO SUCH FINAL WALK-THROUGH.

     K. Ownership of Improvements. Notwithstanding any other provision of this Exhibit "E," title to all of Tenant's Work under construction or completed and all alterations, improvements and additions thereto which are of a permanent nature and affixed to the Premises shall vest in Landlord upon expiration or any earlier termination of the lease, except trade fixtures and furniture installed by Tenant.

II. SPECIALTY SHOPS BUILDINGS SHELL. This Section sets forth detailed specifications as to the Specialty Shops Buildings Shell as constructed by Landlord and described generally in Exhibit "C."

     A.  Structure.

         1. Frame. A structural frame of steel and/or concrete with floors and roofs designed to carry the following allowable live loads per square foot:
             (a)     Lower Mall Level...................   75 pounds
             (b)     Upper Mall Levels..................   75 pounds
             (c)     Roof...............................   20 pounds
             (d)     Court and Malls....................  100 pounds

         2. Walls. The interior side of all exterior walls, interior partitions separating tenant premises from common corridors and stairs and the common area side of common corridors and stairs are AS IS as to materials and finishes and comply with applicable governmental requirements.

         3. Exterior Finishes. Wall finish of a suitable nature and of appropriate material, having a finished, high quality appearance and decorative quality as designed by Landlord's architect.

         4.  Interior Finishes.
             (a) Floors for Lower Level and Upper Level Tenant areas are concrete with existing floor finishes and elevations. Tenant's finished floor elevation shall match the adjacent Enclosed Mall finished floor elevation.
             (b) Ceilings for Tenant areas shall be exposed structural steel and/or exposed concrete on both levels.

     B.  Utilities.

         1.  Electrical.  See Exhibit "C."

         2. Water. If Tenant should require water, Tenant may be individually supplied from Tenant's meter which will be located in a common area accessible to Tenant. Tenant shall be responsible for service lines from connection with Landlord's main to the Premises. If any such water service is supplied to Tenant by means of a common line serving Tenant and other tenants and without a separate meter to measure Tenant's consumption, Tenant shall be responsible for the service line from connection with the common service line to the Premises. Tenants involved in food preparation shall be responsible for both the service line from connection with Landlord's main to the Premises and the meter at Tenant's sole expense.

         3. Gas. If Tenant should require gas, Tenant will be individually supplied from Tenant's meter which will be located in a common area approved by Landlord and accessible to Tenant. Tenant shall be responsible for the meter and service line from connection with Landlord's main to the Premises.

         4.  Telephone.  See Exhibit "C."

         5. Fire Sprinklers. A complete system of fire sprinklers has been installed throughout the Specialty Shops Buildings Shell as required by applicable code.

III. CENTRAL STATION AIR HANDLING SYSTEM. There is a central air conditioning plant and distributed air handlers which serve all areas by means of ducts. The central plant is located in a penthouse on the roof of the Center and the air handlers are at various locations on the roof of the Center. The ducts distribute air to each store.

IV. STORE FINISHING. This portion of this Exhibit shall govern the design and installation of architectural finishes, signs, mechanical, plumbing and electrical systems for store finishing. Permission for any deviations by Tenant from the provisions hereof must be obtained in writing from Landlord.

                                  Exhibit E-4

     A. Architectural. All materials and methods of construction listed herein are intended to indicate the minimum acceptable level of quality and performance. Alternate or additional materials and methods of construction are subject to the prior written approval of Landlord.

         1. Areas in the Specialty Shops Buildings, Upper and Lower Levels, accessible to customers, including but not limited to sales areas, dressing and fitting rooms, restrooms, office areas, etc.:
             (a) Ceilings shall be gypsum board or non-combustible acoustic tile suspended on an adequate concealed spline suspension system supported from hanger wires. The space above the ceiling line which is not occupied by or allotted to Landlord's Work (structural members, duct work, piping, etc.) may be used for installation of suspended ceilings, recessed lighting fixtures, and duct work. Tenant ceiling and storefront design shall be such that it meets the Building Code requirements for smoke curtain drops.
             (b) Interior. All partition walls separating tenants or tenant areas from common areas will extend to a height of twelve feet with 1" x 1" wire fabric or other security methods as approved by Landlord to structure. Finish materials on partitions separating tenants or separating tenant areas from common corridors or stairs will extend to Tenant's finished ceiling. All such partitions shall be finished with five-eighths inch (5/8") type X gypsum wallboard applied to metal studs with mechanical fasteners in such a manner that the wall, when finished on both sides, will be an approved one-hour fire resistant wall. Joints shall be taped and floated.
             (c) Partitions within the Premises shall meet fire resistance specified in the applicable building code.
             (d) Floors. Minimum standards for floor covering where required shall be resilient, vinyl tile. All raised floor areas shall be of fire resistant materials meeting applicable building code requirements or shall be serviced by sprinklers meeting applicable code requirements.
             (e)  Storefronts.  Security shall be by means of pre-finished roll-up grilles with solid inserts or glass/wood doors or sliding glass doors. The open front portion of all tenant stores having frontage on the Enclosed Mall shall not exceed 8 feet in width if the storefront width is less than 20 lineal feet and shall not exceed 10 feet in width if the storefront width is greater than 20 feet, except for multiple storefronts which will be determined on an individual basis. All storefronts shall be designed and engineered so as to avoid excessive deflection of plate glass panels. All storefront glass within sixteen inches (16") of floorline and within three (3) feet of entry doors shall be heat tempered or safety glass.
             (f) Swinging Entrance Doors must be recessed in such a manner that the door when open will not project beyond the lease line defining the Premises. Entrance doors shall have concealed door closers. No storefront or any part thereof shall project beyond the lease lines defining the Premises. All glass in all entrance doors, and all glass in door sidelights, shall be heat tempered or safety glass.
             (g) All Planters shall be self-contained with no discharge of water permitted and are subject to Landlord's approval.
             (h) Structural Members. Tenant will perform all necessary patching or repair work with respect to fireproofing on all monocoate structural members in the Premises.
             (i) Storage in both sales areas and stock areas shall be located at least 3 inches above the finished floor of tenant Premises.

         2. Areas not accessible to customers in the Specialty Shops Buildings Shell. All areas in the Specialty Shops Buildings Shell on both mall levels not accessible to customers shall have no less than the following minimum finish:
             (a)  Ceiling Finish, Painting, Floor Covering not required.
             (b) Interior Metal Stud Partitions separating tenants or separating tenant areas from common corridors or stairs shall be finished to structure subject to provisions for return air plenum, with five eighths inch (5/8") thick type X gypsum wallboard applied to metal studs with mechanical fasteners in such a manner that the wall when finished on both sides will be an approved one-hour fire resistant wall.
             (c) Interior Partitions within Premises shall meet fire resistance specified in the applicable governmental code.
             (d)  Storage shall be in accordance with 1(i) above.

     B.  Signs

         1. Introduction. It is intended by these criteria that the signs for tenant stores be developed in an imaginative and varied manner. The development of signs with various styles and materials, consistent with the design criteria set forth below, is encouraged.
         2. Administration. Landlord's written approval of Tenant prepared sign drawings and specifications is mandatory. Landlord reserves the right to reject any sign design which in its sole opinion is not compatible with the aesthetics of the Center. EXCEPTIONS TO SIGN CRITERIA WILL BE EXTREMELY RARE AND MUST BE IN WRITING SIGNED BY LANDLORD OR ITS ARCHITECT.

                                  Exhibit E-5

         3.  Criteria.  Interior Signs for Tenants in Specialty Shops
     Buildings:
             (a) All signs and identifying marks shall occur within the limits of demised Premises between the floor line and twelve-foot ceiling line except as allowed in (b) below.
             (b) Signs shall not project beyond the line of the Premises bordering common areas more than two inches (2") if less than eight feet (8') above finished floor line or more than six inches (6") if above eight feet (8').
             (c) Signs may be placed at a right angle to the storefront only inside the lease line of the Premises and only under special conditions approved by Landlord.
             (d)  The wording of signs shall be limited to the store name only.
             (e) Corporate crests, shields or insignia are acceptable. Corporate crests, shields or insignia shall not exceed eighteen inches (18") in width or height. The area of such items shall be included in the aggregate allowable area of signage.
             (f) Multiple or repetitive signs may be allowed provided the aggregate area of such signs conforms to the limitations set forth herein.
             (g)  Paper signs and stickers shall be prohibited.
             (h)  Signs shall have no moving or flashing lights.
             (i) Letters may be back-illuminated with lamps contained wholly within the depth of the letter and with maximum brightness not in excess of 100 foot lamberts. Non-illuminated letters installed entirely within the Premises may deviate from restrictions of height and area only with the prior written approval of Landlord.
             (j) Exposed neon tubing for signage will be reviewed on an individual basis only. Acceptable exposed neon tubing will be at the sole discretion of Landlord.
             (k) No exposed conduit, tubing, raceways, switches, ballast boxes or transformers will be permitted.
             (l)  Sign company names or stamps shall be concealed.
             (m) The average height of letters shall not exceed eighteen inches (18").
             (n) The signs for each facade fronting on common area (Enclosed Mall, side malls, and mall courts), shall be limited in total area by the following formula: Area* of sign (in square feet) equals foot frontage** of the Premises multiplied by 0.375.
                  * The area of a sign is defined as the area of a rectangle surrounding all of the letters of the sign. Where upper and lower case letters are used, the average height of the letters shall be used to determine the height of the rectangle.
                  ** Foot frontage of the Premises is defined as the length of the facade measured along the lease line separating the Premises from the adjacent Enclosed Mall, side malls, or mall courts.
             (o)  Working drawings must include sign design and specifications.
             (p)  "CAN" or "BOX" signs are not permitted.

     C.  Electrical

         1. Electrical System design and installation shall be state of the art and first class materials and workmanship.

         2. Tenant's Electrical Load for lighting shall be designed to comply with the most current version (as approved by Landlord) of Title 24 of the California Administrative Code. Tenant shall, prior to commencement of Tenant's Work, furnish to Landlord energy worksheets demonstrating compliance with Title 24 and signed by an engineer registered in the State of California.

         3. Materials, Products and Equipment, including all components thereof, shall be new and selected from the Underwriters Laboratories List of Approved Items and shall meet requirements of ASTM, IESE, APCEA, NEC, NEMA, CMB and other recognized standards and shall be sized in conformity with requirements of the National Electrical Code and other applicable codes, whichever is most stringent. Copper wiring will be used exclusively in all installations.

         4. Lighting Panelboards shall be the 3 phase, 4 wire distributed phasing type. Cabinets shall be constructed of code gauge steel, totally enclosed, wall mounted or free-standing.
             (a)  All breakers shall be of the bolted type.
             (b) Lighting circuits shall be 20 ampere capacity, with connected load not to exceed 70% of breaker trip rating.
             (c) Circuit breakers shall be thermal magnetic type, molded case with all two and three pole breakers of the common trip type. One spare circuit breaker of 20 ampere capacity shall be provided for every five active circuits.

                                  Exhibit E-6

          5. Magnetic Motor Starters shall be used for integral horsepower motors. Starters shall have three (3) overload elements. Combination starters, when used, shall contain AB circuit breakers or fused switches with double element fuses.

          6. Illumination. Store lighting, especially as it pertains to heat production, should be coordinated with the air conditioning design criteria set forth in Paragraph D below. Exposed fluorescent fixtures will not be permitted. No exposed surface track lighting is permitted in show windows.

          7.  Installation shall be as follows:
               (a) All work shall be installed so as to be readily accessible for operating, servicing, maintaining and repairing.
               (b) Hangers shall include all miscellaneous steel, such as channels, rods, etc., necessary for the installation of work. Hangers shall be fastened to steel, concrete or masonry, but not to piping, and the electrical work shall be installed in a manner which will not overload the building structure.
               (c) All conduits shall be concealed.
               (d) Conductors shall be in conduits, ducts, or approved raceways.
               (e) All wiring, including security, telephone and stereo systems located above the tenant drop ceiling in the return air plenum must either be in conduit or be city approved teflon wiring.
               (f) Any entry way electronic detection devices, security system or other surveillance equipment must be incorporated into the storefront design. No exposed equipment, rails, suspended or freestanding boxes, posts or columns shall be permitted.

          8.  Grounding shall be as follows:
               (a)  Conductors in conduit.
               (b)  Connections bolted or brazed.
               (c) Connections to cold water lines for each conduit system and neutrals of transformer.

          9.  Maintenance and Operation
               (a) Tenant shall maintain all electrical equipment and distribution systems within the Premises and promptly replace faulty or burned-out lamps.
               (b) Tenant shall keep the Premises adequately lighted at all times when open for business.
               (c) All 3-phase electrical systems are to be maintained in a load-balanced condition at all times.

          10. Electrical Data Tabulation. Tenant shall submit to Landlord, for information and approval, two copies of an Electrical Data Tabulation Sheet on Landlord's form, completed with required data for determination of service and feeder size.

          11. Distribution Panels shall be of the convertible type. Circuit breakers shall be thermal magnetic type, molded case, with all two or three pole breakers of the common trip type.

     D.  Description of Air Distribution System

          1. Ventilating and conditioned air for the Enclosed Mall, arcades and tenant areas will be provided from a Central Station Air Handling System. All Mall Phases are equipped with single duct, variable volume systems.

          2. Main air supply ducts will be provided by Landlord and will run throughout each floor in the ceilings within tenant areas. Extension of insulation ducts to zone terminal units and beyond to diffusers, registers and grilles shall be part of Tenant's Work. Spaces above drop ceilings in tenant areas will be utilized as return air plenums. Return air registers in tenant area ceilings, sound attenuation along with suitable free area openings in demising walls drywalled above the ceiling line to allow the air to return through other tenant areas and back to the air handling intake will be provided as part of Tenant's Work.

          3.  Tenant Mechanical Engineering Design Criteria (Tenant Area
     Criteria)
               1.  Design Conditions--Heating
                    (a) Inside dry bulb temperature:  70 degrees F
                    (b) Outside dry bulb temperature:  40 degrees F
                    (c)  Or as specified in the Standards

               2.  Design Conditions--Cooling
                    (a) Inside dry bulb temperature:  72 degrees F
                    (b) Maximum inside relative humidity:  50%
                    (c) Outside dry bulb temperature:  84 degrees F

                                  Exhibit E-7

                    (d) Outside wet bulb temperature:  68 degrees F
                    (e)  Or as specified in the Standards

               3.  Information on Supply Air Quantities
                    (a) Upper and Lower Level:  Maximum of 1.20 average CFM per square foot over total Floor Area allowed. Tenant cooling loads will be adjusted for air quantities greater than 1.20 average CFM per square foot.
                    (b) Outside Air:  Maximum of 0.1 CFM per square foot
               (included in item (a)). Tenant cooling loads will be adjusted for air quantities greater than 0.1 CFM per square foot.
                    (c) Air quantity in CFM for tenant retail and occupied areas to be calculated using sensible heat gain to space and temperature differences shown in table below:

          MALL AREA                                TEMPERATURE DIFFERENCES
          ---------                                -----------------------

          Phase I..................................................  15 TD
          Phase II.................................................  19 TD
          Phase III................................................  19 TD
          Phase IV (Nord. Wing)....................................  17 TD

          4.  Information On Supply Air Temperatures
               (a) Design cooling load conditions.
                    (1) Cold Supply.  55 degrees F Dry Bulb minimum supply air temperature.
               (b) Design heating load conditions.
                    (1) Supply Air.  55 degrees F Dry Bulb minimum supply air
               temperature.

     4. All zone terminal control systems in Phases I, II and III will be electronic direct digital controlled ("DDC") as outlined in the Standards. Connections to zone terminal controls, base building energy control system wiring loop and thermostats will be part of Tenant's Work.

     5. All zone terminal control systems in Phase IV will be DDC as outlined in the Standards and shall be electronic with a special relay network for overriding the terminal damper for smoke evacuation purposes. Controls will require 120 VAC to be furnished by the tenant at the zone terminal box control panel. In addition, low voltage wiring and connections between the smoke evacuation system will have a junction box furnished by Landlord located in or near each tenant area, at a point to be determined by Landlord.

E.  Miscellaneous Tenant Responsibilities

     1. All odor and moisture producing areas must be exhausted by special exhaust systems to atmosphere. This includes employee and public toilets, kitchens, beauty parlors and alteration rooms. Special exhaust systems shall be designed to prevent odors and/or moisture from entering the general air conditioning system and from traveling beyond the Premises. Exhaust air quantities shall not be less than required by code or the Standards.

     2. Special exhaust systems shall be provided complete by Tenant. Work by Tenant will include ductwork, fans, registers and grilles and must comply with the Standards. Ductwork will terminate outside of the building above the roof in locations approved by Landlord. Special exhaust systems shall not draw air from the ceiling return air plenums. In all cases, ductwork shall connect directly to exhaust hoods in ventilated spaces or to registers or grilles mounted in the ceiling in ventilated spaces.

     3. Any special exhaust systems will have to be compensated by additional outside air make-up in the central plant. Therefore, any exhaust air will result in additional charges in accordance with the outside air charge rate curve.

     4. Special cooling and heating systems such as required for refrigeration display cases and walk-in coolers, and for alteration room steam-pressing and blocking equipment, shall be provided complete by Tenant. Energy and equipment for heating or cooling shall be provided entirely by Tenant. Any exhaust or make-up air requirements for this service will be provided by Tenant and may not be exhausted into the return air plenum.

     5. The location of equipment serving special exhaust and make-up air systems and special heating and cooling systems shall be designated and/or approved by Landlord. Routing of ductwork serving exhaust and make-up air systems and routing of piping serving special heating and cooling systems shall be designated and/or approved by Landlord. Location and routing shall comply with the applicable provisions, if any, of the Standards.

     6. All Tenant Stores. Air conditioning exhaust or special cooling or heating systems shall be submitted to Landlord for approval in the manner provided in Section I of this Exhibit "E."

                                  Exhibit E-8

     7. Maintenance shall be routinely performed by Tenant periodically throughout the term on the mixing box and related parts of the system located in the Premises. Such maintenance shall be not less frequently than annually.

F.  Requirements for Tenant's Work

     1.  Design and Equipment Selection:
          (a) Refer to Tenant Area Criteria (Paragraph D.3 above) for the following:
               (1) Required heating and cooling design conditions.
               (2) Maximum supply air quantities provided by Landlord.
               (3) Supply air temperatures.
               (4) Supply air pressures.

     2.  Materials and Methods of Construction and Workmanship
          (a) All material shall be new and free from defects.
          (b) Installation and materials, including ductwork and fire dampers, shall meet the requirements of the City of Costa Mesa, the State of California, the Factory Insurance Association (F.I.A.), the Pacific Fire Rating Bureau, and the Standards, whichever is most stringent.
          (c) All ductwork shall be galvanized steel except ductwork for kitchen or other special equipment which shall be in accordance with applicable code requirements or the Standards.
          (d) Insulation on supply ductwork shall be no less than 1.5" thick 3/4 pound duct wrap or as specified in the Standards.
          (e) All ductwork within the Premises shall be complete with diffusers, dampers, extractors, turning vanes, hangers and specialties.
          (f) All main and branch ductwork furnished and installed by Tenant's contractor shall be designed for static pressure equal to 5" water column maximum.
          (g) Thermostats shall be electronic, with all wiring, conduits, specifications and installation to comply with applicable codes and the Standards.

     3.  Testing and Balancing
          (a) Mechanical air balancing and set up of all zone terminal units and diffusers shall be provided by Tenant. All air balancing shall be performed by a licensed air balancing company selected by Landlord and paid by Tenant. Tenant's contractor shall cooperate with and assist with DDC controller and thermostat calibration. It shall be the responsibility of Tenant's contractor to correct any deficiencies or deviations from the working drawings or Landlord's tenant design criteria which are set forth in the initial air balance report, and to pay for all additional air balance testing to verify compliance with design requirements. All air balancing, testing, reporting and corrective work required to be performed by Tenant shall be completed within 14 days following completion of Tenant's Work and shall conform to the Standards.
          (b) After completion of air balancing, a typewritten report shall be prepared by the air balancing company and three copies shall be submitted to Landlord. The report shall show actual air volume readings at all inlets and outlets to the air conditioning supply exhaust and makeup air systems. Static pressure and air volume readings shall be shown for each supply and exhaust fan. Air inlets and outlets, fans and air handling units shall be identified by manufacturer, type, model number and size. Each report shall include a summary tabulation showing the following:
               (1) Floor level and Floor Area in square feet of the Premises.
               (2) Total CFM air supplies to the Premises from the air conditioning system.
               (3) Total CFM air exhaust from the Premises.
               (4) Total CFM makeup air supplied to the Premises.
          (c) After completion of air balance work, the volume adjustment knobs or levers on all air valves and mixing boxes in the Premises shall be locked and the keys shall be turned over immediately to Landlord.
          (d) The method of performing all air balance work is subject to the prior approval of the South Coast Plaza Engineering Department.

G.  Landlord and Tenant Work Design Criteria for Plumbing and Gas Fittings.

     1. All plumbing shall be constructed in conformance with all applicable codes and ordinances.

     2. During the term of the lease, Tenant shall maintain all plumbing facilities in conformance with all ordinances. Tenant shall also maintain, including periodic flushing, Tenant's sewer line to Landlord's main.

     3. If supplementary plumbing facilities are installed, service piping for such facilities shall be concealed in accessible service chases. Water closets, urinals, lavatories, janitor sinks, and drinking fountains shall be of good standard manufacture. All urinals will require automatic electronic flush valves. If a hot water tank(s) is provided by Tenant for its domestic hot water requirements, then hot water tanks shall be less than 80 gallons capacity, shall be electric automatic, and shall have all necessary safety controls.

                                  Exhibit E-9

     4. If food is prepared on the Premises, Health Department requirements may include (a) enlargement of the sewer line from the Premises to the main sewer line and (b) installation of a grease trap in any kitchen. Such installations, and cleaning and maintenance thereof, in accordance with Landlord and Health Department requirements, shall be Tenant's sole responsibility, both as to payment of costs and performance.

V. CONSTRUCTION PROCEDURES FOR TENANT'S CONTRACTOR. When requesting bids or contracts with respect to any Tenant's Work, Tenant shall comply with the following procedures:

     A.  Procedures Regarding Bids and Contracts

          1. Each contractor shall review the plans, drawings, specifications and other descriptive material regarding Tenant's Work and direct any questions regarding these materials to Tenant's architect or Landlord's tenant coordinator prior to submitting a bid or contract proposal.

          2. Each contractor shall review the lease exhibits which pertain to Tenant's Work and become familiar with them.

          3. Each contractor shall state in his bid or contract proposal the number of days required to complete Tenant's Work.

          4. Each contractor shall state in his bid or contract proposal all items of work that deviate from the approved plans, drawings or specifications and shall set forth clearly the alternates which he proposes.

          5. Each contractor shall include in his bid or contract proposal a provision that he will guarantee that Tenant's Work shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Such contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with his contract which shall become defective within one (1) year after substantial completion of the work. The correction of such work shall include, without additional charge, all additional expenses or damages in connection with such removal or replacement of all or any part of Tenant's Work, the Specialty Shops Building shell and/or the common area improvements which may be damaged or disturbed thereby. Such warranties or guaranties as to materials or workmanship of or with respect to tenant's Work shall be contained in the contract and shall be so written that such guaranties or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Upon completion of Tenant's Work, the contractor and/or architect shall furnish to Landlord two (2) copies approved by the contractor of all warranties, guaranties and operating manuals relating to the equipment installed as a part of Tenant's Work.

     B.  Procedures Prior to Commencement of Tenant's Work

     1. Tenant's contractors will review Landlord's drawings with respect to the Center to become familiar with existing conditions relating to sewers, water lines, sprinkler lines, concrete slabs and structural members. Landlord does not warrant the accuracy of any such drawings.

     2. Tenant's contractor will visit the Premises and the Center to determine the location of existing "temporary" power and will arrange for temporary electrical service and other temporary utilities as necessary for the Premises to meet all O.S.H.A. codes. The costs of bringing such temporary services to the Premises, and the costs of such services, shall be Tenant's responsibility as provided in Section II.B of Exhibit "C." Such contractor shall review with Landlord's tenant coordinator the location of electrical and other services and be aware of the distance and requirements to bring these services to the Premises.

     3. Tenant's contractor shall submit to Landlord's tenant coordinator for approval a list of proposed subcontractors, and a bar chart progress schedule listing suppliers, major items and any key sub-items.

     4. Tenant's contractor shall hold a pre-construction meeting with Landlord's tenant coordinator to review and schedule Tenant's Work and to discuss any unusual aspects thereof or problems anticipated in connection therewith.

     5. Tenant's contractor shall select only subcontractors who have a proven history of diligently performing their work in a timely manner and producing good quality work.

     6. Tenant's contractor shall obtain and pay for all necessary permits with respect to Tenant's Work, unless otherwise instructed by Landlord.

     7. Tenant's contractor shall obtain from each subcontractor a written guaranty or warranty of the type set forth in A.5 above, covering the portion(s) of Tenant's Work for which such subcontractor is responsible.

     C.  Procedures During Construction of Tenant's Work

     1. Tenant's contractor shall do or cause to be done all demolition work such as jackhammer work, concrete saw cutting, wrecking, removal of trash and any other activities generating loud noises in a manner that does not create

                                 Exhibit E-10
noise, dust and interference with the operations of the Center. All jackhammer and similar work shall stop at 9:30 a.m. each morning, unless approval to continue past such hour is obtained in advance from Landlord's tenant coordinator.

     2. Tenant's contractor and any subcontractor participating in Tenant's Work shall obtain approval from Landlord for any space outside of the Premises within the Center, including all exterior areas, which such contractor or subcontractor desires to use for storage, handling and moving of materials and equipment, as well as for the location of any field office and/or facilities for personnel.

     3. Tenant's contractor shall maintain a clean, safe and orderly job site and shall not use the trash removal system for the Center to remove trash from the Premises. Tenant's contractor and all subcontractors participating in Tenant's Work shall remove and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from demolition or the construction of Tenant's Work and, upon completion, remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Premises or within the Center which had been brought in or created by the contractor and subcontractors performing Tenant's Work. Clean up shall also comply with all specific requirements in the Standards. If any such contractor shall neglect, refuse, or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Tenant's contractor from Landlord, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient and charge the cost thereof, after exhausting any clean-up deposits, to Tenant.

     4. If the Premises have service doors, Tenant's contractor shall arrange for all employees, tools, equipment and supervisory personnel to enter and exit the Premises through such service doors. Tenant's contractor shall be responsible to clean up any dust, dirt, or tracks which result from entry or exit through any other doors or entrances to the Center. When size and shape of materials or equipment makes impossible the use of the service doors, permission for access through other entrances will be granted by the tenant coordinator, but only prior to 10:00 A.M. Where the Premises do not have service doors, Tenant's contractor shall cause materials and major items to be delivered prior to 10:00 A.M. Tenant's contractor shall also maintain proper cleanup and dust removal during the course of the working day in accordance with the Standards.

     5. Prior to the installation of floor fill which is applied over the concrete sub-floor, a method of adhesion to the sub-floor shall be submitted for approval by Landlord's tenant coordinator. Landlord's tenant coordinator shall inspect the area to receive floor fill prior to filling and approve the method of adhesion.

     6. Tenant's contractor will be responsible for advising his subcontractor doing fire protection work of Landlord's requirements for reporting "shutdown" of Landlord's fire protection system to Landlord prior to the start of any work of this type. In addition, Tenant's contractor shall be aware of the monocoate fire protection on structural steel and shall be held responsible for the protection and repair of same. Any such shutdown shall comply with the specific requirements of the Standards.

     7. Tenant's contractor shall provide to Landlord's tenant coordinator, for informational purposes, copies of all schedules and the like with respect to tenant's Work and all significant changes thereto.

     D.  Miscellaneous Procedures

     1. Tenant's Work and all portions thereof shall be performed in a first class and workmanlike manner in conformity with the working drawings approved by Landlord. Any matters of design criteria or work which are not in conformity with the working drawings and the procedures set forth in this Exhibit "E," in Exhibit "C" and the Standards shall be promptly reported to Landlord's tenant coordinator. Upon completion of Tenant's Work, the Premises shall be in good, clean and usable condition.

     2. Tenant's contractor shall provide full time, on-the-job supervision when subcontractors or employees are working in the Premises. The supervisor for Tenant's contractor shall be responsible for conformance to all Center regulations regarding tenant construction. All Tenant's Work shall be performed by Tenant's contractor or persons or firms under subcontract to Tenant's general contractor to allow him to maintain control of the work in progress. In the case of restaurant or other tenants with a separate equipment supplier, the Tenant shall require its general contractor to supervise all trades until the completion and opening of the Premises for business and such supplier shall be a subcontractor to Tenant's general contractor.

     3. Tenant's contractor shall maintain and require all subcontractors to maintain worker's compensation insurance covering all of their respective employees and shall also carry public liability insurance, including property damage, with limits and on forms and in companies approved by Landlord, and the policies therefor shall insure Landlord and Tenant as well as the contractor. Certificates for all of the foregoing insurance shall be delivered to Landlord before construction is started or contractor's equipment is moved onto the site.

                                 Exhibit E-11

     4. Tenant's contractor shall cooperate with and coordinate scheduling of construction with Landlord's tenant coordinator to avoid interference with other construction work in and about the Center or interference with the operations of the Center and its tenants.

     5. Upon completion of Tenant's Work, Tenant's contractor or Tenant's architect shall furnish to Landlord one (1) complete set of as-built, reproducible drawings depicting the improvements constructed as Tenant's Work. As-built drawings shall clearly show by means of notes, clouding and dates all changes to the construction documents.

     E.  Approved List of Contractors

         Notwithstanding anything contained in this Exhibit "E" or elsewhere in this lease, Landlord has established an "approved list" of tenant improvement general contractors who are available for work of the same type as Tenant's Work, who have a reputation for good quality work and with whom Landlord or its affiliates have had satisfactory tenant improvement work experience. Tenant may select its general contractor for Tenant's Work from the approved list. A copy of such approved list will be furnished by Landlord's tenant coordinator upon request by Tenant. If Tenant selects a general contractor from such approved list, Landlord will waive the cash escrow and bond requirements set forth in part I.F. of this Exhibit "E."


                                 Exhibit E-12

                                                 LANDLORD'S       TENANT'S
                                                  INITIALS        INITIALS
                                                 ----------       --------
                                                   J.E.S.            DD
                                                   H.T.S.

                              [STORE FLOOR PLANS]


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

                                   EXHIBIT E

                           [DRAWING OF STORE FRONTS]


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

                                   EXHIBIT E

                   ACCELERATED BUILDING PLAN REVIEW AGREEMENT

          THIS AGREEMENT, dated ___________________, is made by the CITY OF COSTA MESA, a municipal corporation (CITY), and __________________________________ (DEVELOPER) and _____________________
(ENGINEER) in Costa Mesa, California.

                              W I T N E S S E T H

          WHEREAS, the CITY has established a procedure whereby a DEVELOPER may retain the services of a qualified independent ENGINEER to perform the building plan review normally conducted by the CITY or its private contractors; and

          WHEREAS, DEVELOPER proposes to utilize the accelerated plan review process in connection with the proposed development of property located at ___________________________ in the city of Costa Mesa; and

          WHEREAS, ENGINEER represents that he is duly licensed by the State of California, and that he shall meet all minimum qualifications and responsibilities required by CITY as hereinafter stated; and

          WHEREAS, DEVELOPER understands and agrees that no building permit shall be issued until all requirements and conditions of this agreement have been satisfied; and

          WHEREAS, ENGINEER represents that he has that degree of specialized expertise contemplated within California Government Code Section 37103 and holds all necessary licenses to practice and perform the services herein contemplated; and

          WHEREAS, no official or employee of CITY has a financial interest in the subject matter of this Agreement contemplated within the provisions of California Government Code, Sections 1090-1092; and

          WHEREAS, ENGINEER declares that he shall perform the services herein contemplated in compliance with the Federal and California Laws related to minimum hours and wages (40 U.S.C. 276A, et. seq., and California Labor Code
Section 6300, et. seq., and California Labor Code, Section 1410, et. seq.), to the extent same are applicable herein.

          NOW THEREFORE, in consideration of the mutual promises of the parties, and other good and sufficient consideration, the parties agree to the following:

I.  BUILDING PLAN REVIEW SERVICES

          A. CITY does hereby agree to accept ENGINEER to perform building plan review in accordance with the terms and conditions herein set forth.

          B. ENGINEER shall review plans for compliance with pertinent City and State regulations falling within the purview of the building official of the City of Costa Mesa.


II.  FEES FOR BUILDING PLAN REVIEW SERVICE

          A. Fees for performing the building plan review shall be negotiated between DEVELOPER and the ENGINEER and said fees shall be paid to ENGINEER by DEVELOPER. The CITY shall not be responsible to ENGINEER to any extent for the fee owed by DEVELOPER. CITY shall not be called upon to assume any liability for the direct or indirect payment of the fee owed by DEVELOPER or of any salary, wage or compensation of any person employed by ENGINEER.

          B. At the time the building permit is issued, an administrative fee equal to 25 percent of what would normally have been the plan check fee, had the plans been checked by the CITY, will be charged and collected by the CITY. This fee will be in addition to the building permit fee.


III.  LIABILITY EXPOSURE AND COVERAGE

          A. All officers, agents, employees, and subcontractors, and their agents, officers and employees who are hired by or engaged by ENGINEER in the performance of the building plan review, shall be deemed officers, agents, and employees and subcontractors of ENGINEER only and CITY shall not be liable for their acts or omissions nor responsible to them for anything whatsoever.

          B. ENGINEER and DEVELOPER shall each separately indemnify and save harmless CITY, its officers and its employees from and against any and all damages to property or injuries to, or death of any person or

                                  Exhibit F-1
persons, including property and employees of CITY, and shall defend, save harmless, and indemnify CITY, its officers and its employees from and against any and all claims, demands, liabilities, suits, actions, proceedings or judgments therefor, resulting from or arising out of their own negligent acts or omissions or the negligent acts or omissions of their respective employees or subcontractors; except that neither ENGINEER nor DEVELOPER shall hereby incur any such obligation for the negligent acts or omissions of the other.

          C. ENGINEER shall obtain and maintain the following insurance coverage:


               1. COMMERCIAL GENERAL LIABILITY coverage with policy limits of not less than $1,000,000 combined single limit per occurrence, with CITY as additional insured, and with an endorsement that the insurance provided the CITY as additional insured shall be deemed primary and noncontributing with any other insurance of CITY.
               2. PROFESSIONAL LIABILITY coverage for $ 1,000,000 with a contractual liability provision sufficient to insure Paragraph III.B. above.
               3.   WORKERS' COMPENSATION INSURANCE in statutory amount.
               4. The general and professional liability insurance shall provide continued coverage for at least 12 months following completion of construction of the project and shall not be cancelled, modified or reduced without first giving CITY thirty (30) days written notice.

          D. ENGINEER shall provide CITY certificates of insurance acceptable to the City Attorney showing the above coverage and policy endorsements prior to commencement of any plan check services.


IV.  GENERAL CONDITIONS

     A. The ENGINEER shall comply with all the provisions of the Worker's Compensation Insurance and Safety Acts of the State of California, the applicable provisions of Divisions 4 and 5 of the California Labor Code, and all amendments thereto, and regulations adopted pursuant thereto by the State Department of Labor and similar State or Federal acts or laws applicable.

     B. ENGINEER shall certify in a form and manner acceptable to CITY that the plans he has checked comply with all applicable codes, ordinances, and laws relating to the particular type of development proposed and that permits may be issued for the construction of same.

     C. If omissions or errors in the plans are discovered during the course of construction, corrections shall be made at no cost to CITY, and all work performed shall be required to comply with the codes and ordinances of CITY prior to final building inspection.

     D. DEVELOPER shall, prior to or concurrently with the building plan review by ENGINEER, contact the Planning Division, Fire Marshal, and/or Public Services Department of CITY, the Costa Mesa Sanitary District and/or the Mesa Consolidated Water District to determine any conditions or special requirements which may be administered by those departments. Failure to do so may delay issuance of building permits.

     E. The licensed architect, registered engineer, or other authorized person, entity, or corporation who prepared or supervised preparation of the project plans, specifications, and/or engineering calculations being reviewed, shall not be associated in any way with ENGINEER.


V.  RESPONSIBILITIES OF ENGINEER

     ENGINEER shall review plans for compliance with pertinent CITY and State regulations falling within the purview of the building official of the CITY. More specifically, the services to be performed by ENGINEER shall consist of but not be limited to:

     PLAN CHECK

     a.  Classify the building and verify compliance for the following:
          1)  Occupancy group
          2)  Type of construction
          3)  Location on property
          4)  Floor Area
          5)  Height and number of stories
          6)  Occupant load

                                  Exhibit F-2

     b.  Verify compliance of the building with detailed occupancy requirements.
     c. Verify compliance of the building with detailed type of construction requirements.
     d.  Verify compliance of the building with exit requirements.
     e.  Verify compliance of the building with detailed Code regulations.
     f. Verify compliance of building with engineering regulations and requirements for materials of construction.
     g. Verify compliance with California Title 24 by reviewing mechanical and electrical plan schedules and work sheets for thermal insulation.
     h. Verify compliance with California Title 25 and Section 13-144 of the Costa Mesa Municipal Ordinances by reviewing mechanical, electrical, and plumbing plans, details, calculations, and any required Acoustical Engineer's report.
     i.  Provide the following:
         1)  Coordinate with City Engineering personnel for grades determination
         2)  Provide drainage review by CITY Ordinance
         3)  Check drainage flow "Q" calculations
     j.  Review plumbing, electrical, and heating drawings.
     k. Provide for review and verification of all of the above items until all corrections are made and all data are in compliance with all codes, ordinances, and State and Federal Laws.

VI.  CERTIFICATION

     The following certification statement shall appear on each page of the drawings submitted and shall be signed and dated by the registered architect or ENGINEER:

                      ARCHITECT OR ENGINEER CERTIFICATION

I hereby certify that the work proposed to be done on these plans is in conformance with all Codes and Ordinances of the City of Costa Mesa and further, if omissions or errors are discovered, I understand that the work performed will be required to comply with the Codes and Ordinances of the City of Costa Mesa prior to final building inspection.



------------------------   --------------------    ---------------------------
Signature                  Date                    State License

VII.  PERMIT ISSUANCE

      Building permits shall be issued by CITY upon completion of all requirements specified above and upon completion of all requirements of any other affected department of CITY or other governmental agency.

VIII. ACKNOWLEDGEMENTS

      DEVELOPER and ENGINEER acknowledge that they have read and understand the above statement of conditions, requirements, and directions and agree to perform accordingly. Furthermore, they understand that no building permits shall be issued for any project until these requirements have been satisfied, and they certify that no work has been undertaken by the ENGINEER involving plan check services nor to submittal of the required certificates of insurance and prior to approval of same by the Costa Mesa City Attorney.

IX.   SIGNATURES

      A. The Director of Development Services or his designee is authorized to execute this agreement on behalf of the City of Costa Mesa when the parties meet the conditions listed herein.

      B. The DEVELOPER is defined as the fee title property owner or the tenant for which the improvements are being constructed. If the fee title property owner or tenant is a corporation or general partnership, an officer of the corporation or a general partner shall execute this agreement.

                                  Exhibit F-3

     C. If the ENGINEER is a corporation or general partnership, an officer of the corporation or a general partner shall execute this agreement.

  IN WITNESS WHEREOF the parties have signed below.



-------------------------------------   ---------------------------------------
              DEVELOPER                                ENGINEER

By                                      By
  -----------------------------------     -------------------------------------

-------------------------------------   ---------------------------------------
                 TITLE                                   TITLE
(If Developer is a corporation, officer (If Engineer is a corporation, officer
of corporation must sign; if            of corporation must sign; if
Partnership, general partner must sign) Partnership, general partner must sign)


-------------------------------------    --------------------------------------
               ADDRESS                                   ADDRESS

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------
              TELEPHONE                                  TELEPHONE

                           CITY OF COSTA MESA



                           By
                             ---------------------------
                             Assistant Development
                             Services Director/Building


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
                                  Exhibit F-4

           RULES AND REGULATIONS FOR SOUTH COAST PLAZA RETAIL CENTER
                      WHICH CONSTITUTE A PART OF THE LEASE

          1. No tenant or its agents or employees shall loiter in the Enclosed Mall areas or other common areas of the Center, nor shall they in any way obstruct the sidewalks, entry passageways, driveways, entrances and exits to the Center, and they shall use the same only as passageways to and from their respective premises. Each tenant and its employees shall comply with all regulations with respect to the common areas, including but not by way of limitation, posted speed limits, directional markings and parking stall markings. Landlord reserves the right to exclude or expel from the Center any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the rules and regulations of the Center.

          2. No doors, windows, lights and skylights that reflect or admit light into the common areas of the Center shall be covered or obstructed by any tenant, and doors leading into the common areas (other than the Enclosed Mall) from tenant premises shall not be left open by any tenant.

          3. Water closets and urinals shall not be used for any purpose other than those for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. No tenant or such tenant's agents and employees shall throw or discard cigar or cigarette butts or other substances or litter of any kind in or about the Center, except in receptacles placed therein for such purposes by Landlord or governmental authorities. All garbage, including wet garbage, refuse and trash shall be placed by each tenant in the receptacles provided by Landlord for that purpose. No tenant shall place in any trash receptacle of the Center any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

          4. All trash, refuse and waste materials shall be regularly removed from the premises of each tenant of the Center, and until removal shall be stored (a) in adequate containers, which such containers shall be located so as not to be visible to the general public shopping in the Center, and (b) so as not to constitute any health or fire hazard or nuisance to any occupant of the Center.

          5. No tenant shall place or allow anything to be placed against or near any glass doors or windows which may, in Landlord's opinion, appear unsightly from outside the Premises.

          6. No tenant shall do anything in any premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with applicable laws, rules or regulations established by any governmental body or official having jurisdiction, the regulations of the fire department or the provisions or requirements of any insurance policy on such premises or any part thereof. No tenant shall use any machinery in its premises, even though the installation may have been originally permitted, which may cause any unreasonable noise or jar, or tremor to the floors or walls, or which by its weight might injure the walls or floors of such premises or any other portion of the Center. No tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

          7. No tenant shall place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture and other property brought into any premises. Heavy objects shall stand on such platforms as are determined by Landlord to be necessary to properly distribute the weight, and each tenant shall pay the cost of any structural bracing required by Landlord to accommodate the same. Business machines and mechanical equipment belonging to any tenant which cause noise or vibration that may be transmitted to the structure of any tenant's store or to any space therein to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by such tenant, at such tenant's expense, on vibration elimination or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of any tenant's store must be acceptable to Landlord. Landlord shall not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to any building or the common areas of the Center by maintaining or moving such equipment or other property shall be repaired at the expense of the tenant causing the same.

          8. No tenant or its agents or employees shall make or permit any loud, unusual or improper noises in the Center, nor interfere in any way with other tenants or those having business with them, nor bring into nor keep within the Center any animal or bird, or any bicycle or other vehicle, except such vehicles as tenants are permitted to park in the Center parking lot, and Tenant and its agents and employees shall park only in the areas designated from time to time for employee parking generally.

          9. No tenant shall install any radio or television antenna, loudspeaker, satellite dish antenna or other device on the roof or exterior walls of such tenant's store. No tenant shall interfere with radio or television broadcasting or reception from or in the Center or elsewhere. No tenant shall install, maintain or operate upon any premises or in any common areas under the exclusive control of Landlord any vending machines or video games without Landlord's prior written consent. If any tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions concerning their installation. The location of such equipment and all call boxes shall be subject to the prior written approval of Landlord. No tenant shall engage in the sale of tickets or coupons for any lottery or other games of chance.

          10.  No portion of the Center shall be used for lodging purposes.

          11. All freight must be moved into, within and out of tenant premises only during such hours and according to such regulations as may be established from time to time by the General Manager of the Center. No person

                                  Exhibit G-1
shall use any utility area, truck and trash facility or other area reserved for use in connection with the conduct of business, except for the specific purposes for which intended.

          12. Tenants are required to observe all fire and security regulations issued by Landlord and to comply with instructions and/or directions of the security personnel for the protection of the Center. Tenant shall provide Landlord with the name and telephone number of a designated employee to represent Tenant in all matters pertaining to fire and security regulations. Access by any tenant to such tenant's premises or the Center before or after hours of operation of the Center shall be subject to clearance by the security personnel of the Center and to compliance with such procedures as may be imposed by such personnel, including presentation of identification satisfactory to such personnel.

          13. No tenant and no employee or invitee of any tenant shall go upon the roof of the Center without the prior approval of Landlord.

          14. No person shall use any roadway, walkway or mall, except as a means of egress from or ingress to any store and automobile parking area within the Center, or adjacent public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at a speed in excess of twenty (20) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No walkway or the Enclosed Mall shall be used for other than pedestrian travel.

          15. No person shall use any automobile parking area except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are customers or business invitees of the retail, service and restaurant establishments within the Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, limitations may be imposed as to the length of time for parking use. Such limitations may be made in specified areas.

          16. No person, without the prior written consent of Landlord, shall in or on any part of the common area:
          (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.
          (b) Exhibit any sign, placard, banner, notice or other written material.
          (c) Distribute any circular, booklet, handbill, placard or other material.
          (d) Solicit membership in any organization, group or association or any contribution for any purpose.
          (e) Parade, rally, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use of any of the common areas by any permittee, create a disturbance, attract attention or harass, annoy, disparage or be detrimental to the interest of any of the retail, service or restaurant establishments within the Center.
          (f) Use any common area for any purpose when none of the establishments within the Center is open for business or employment.
          (g) Throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind.
          (h) Use any sound-making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful to occupants or permittees of the Center.
          (i) Deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.
          Landlord's prior written approval with respect to any of the foregoing activities may be given or withheld in Landlord's sole discretion.

          17. Smoking or carrying lighted cigars, cigarettes or pipes in the Enclosed Mall or in any other enclosed common area of the Center is strictly forbidden.

          18. The requirements of any tenant will be attended to only upon written application to Landlord at the Management Offices of the Center, and employees of Landlord shall not perform any work or do anything outside of their regular duties except upon instructions from Landlord.

          19. Landlord may waive any one or more of these rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such rules in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rules against any or all of the tenants of the Center. No waiver of any rule or regulation by Landlord shall be effective unless in writing and signed by Landlord.

          20. Landlord reserves the right to close and keep locked any and all entrances and exit doors of the Center and gates or doors closing the parking areas thereof during such hours as Landlord may deem to be advisable for the adequate protection of the Center.

          21. Landlord reserves the right, at any time, to change or rescind any one or more of these rules and regulations or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Center, for the preservation of good order therein and for the convenience of tenants of and visitors to the Center. Any such amendments, deletions or additions to these rules and regulations shall be effective immediately upon delivery of written notice thereof to tenants.

          22. Each tenant shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority. Each tenant shall be responsible for the observance of these rules and any such rules by its employees, agents, clients, customers, invitees and guests.

                                  Exhibit G-2

          23. Landlord shall not be responsible to any tenant or to any other person for the non-observance or violation of these rules and regulations by any other tenant or other person.

          24. A copy of these rules and regulations shall be attached to and form a part of each tenant lease at the Center. Each tenant who executes a lease of space at the Center shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to its occupancy of space at the Center. In the event of any conflict between these rules and regulations, or any amendments or additions thereto, and the provisions of any tenant's lease, such lease provisions shall control.

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
                                  Exhibit G-3

                      KNOWN LOCATIONS OF ASBESTOS-BEARING
                             CONSTRUCTION MATERIALS

          Pursuant to the survey performed by The Pickering Firm, asbestos is predominately located in fire-proofing material sprayed on the structural steel supporting the roofs of the buildings comprising Phase 1. Such asbestos-bearing fire-proofing material has been located on the structural steel supporting the roof of the Enclosed Mall of Phase 1, and has also been found on the structural steel supporting the roofs of tenant premises on the second level of Phase 1.
In addition, asbestos has been found in the fire-proofing material on the structural steel supporting the roof of the service corridors on the second level of Phase 1 and in the fire-proofing material on the steel studs in the ceilings of a few service corridors and tenant premises on the first level of Phase 1. Further, products containing an asbestos ingredient have been located in a few places in Phase 1 in the concrete slab fireproofing, spray applied acoustical materials, ceiling tiles, floor tiles and the adhesives used for floor and wall coverings. Finally, products containing an asbestos ingredient have been located in Phase 1 and elsewhere in the Center in tenant installed floor tiles, demising walls and in the adhesives used for wall and floor coverings.

          With respect to asbestos-bearing fire-proofing material on the structural steel of the roof of the Enclosed Mall in Phase 1, Landlord completed removal of all such material during 1989. With respect to Landlord installed asbestos-bearing materials within tenant premises and service corridors in Phase 1 and elsewhere in the Center, Landlord is abating such materials as and when such areas become available to Landlord to conduct such abatement.

          THE FOREGOING IS SIMPLY A SUMMARY OF THE LOCATIONS KNOWN TO LANDLORD IN WHICH ASBESTOS BEARING CONSTRUCTION MATERIALS ARE PRESENT AT THE CENTER. A MORE COMPLETE DISCUSSION OF SUCH SUBJECT IS SET FORTH IN THE PICKERING REPORT, AND A COPY OF SUCH REPORT MAY BE OBTAINED FROM THE CENTER'S DIRECTOR OF OPERATIONS AT THE MANAGEMENT OFFICES OF THE CENTER. IN ADDITION, THE FOREGOING SUMMARY DOES NOT ADDRESS ASBESTOS WHICH MAY BE IN CONSTRUCTION MATERIALS INSTALLED IN TENANT OWNED BUILDINGS AT THE CENTER OR WHICH MAY BE PRESENT IN CONSTRUCTION MATERIALS INSTALLED BY TENANTS WITHIN THEIR PREMISES ELSEWHERE IN THE CENTER.

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
                                   Exhibit H

                           LEASE ESTOPPEL CERTIFICATE
                           --------------------------

Landlord: SOUTH COAST PLAZA
--------

Tenant:   ST. JOHN KNITS, INC.
------

Tenant Trade Name:  ST. JOHN KNITS
-----------------

Premises:     Suites 2533 and 3011
--------

Floor Area: 15,384 Sq. Ft.                    Lease Date:  June 5, 1998
----------

The undersigned Tenant of the above-referenced lease (the "Lease") hereby ratifies the Lease and certifies to New York State Teachers' Retirement System ( referred to as "Lender") as the beneficiary of a deed of trust encumbering the Real Property of which the premises demised under the Lease (the "Premises") is a part, as follows:

     1. That the term of the Lease commenced on _____________, ____ and the Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by the original landlord and having been accepted by the Tenant.

     2. That the Lease calls for, and the Tenant is currently paying monthly installments of, Minimum Rent of $_____________ and of additional rent of $_______________. Minimum Rent and Additional Rent commenced to accrue on the _________ day of _____________, ____. The Lease
          currently provides for percentage rent in the amount of 6% of annual sales over $15,384,000.

     3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month, there is no "free rent" or other concession under the remaining term of the Lease, except as expressly set forth in the Lease, and the rent has been paid to and including ________________, ____.

     4. That a security deposit in the amount $19,993.34 is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

     5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs, including all construction work in the Premises.

     6. That the Lease attached hereto as Exhibit "A" is a true and correct copy of the Lease and all amendments, modifications and supplements thereto. The Lease is a valid lease and in full force and effect and represents the entire agreement between the Tenant and the Landlord; that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:
          (initial one)

          [X]  not been amended, modified, supplemented, extended, renewed or
               ---
               assigned.

          [_] been amended, modified, supplemented, extended, renewed or assigned only as provided in the attached Exhibit "B."

     7.   That the Lease provides for a primary term commencing
          ___________________ and expires on the 31st day of January, 2014 and that:
          (initial one)

          [X] neither the Lease nor any of the documents listed above in Paragraph 6, (if any), contain an option for any additional term or terms.

          [_] the Lease and/or the documents listed above in Paragraph 6 contain an option for _____________ additional term(s) of _______________ lease year(s) and (each) at a rent to be determined as follows:

     8. That Landlord, except as provided in the Lease or an amendment included in Exhibit "B," has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord, except as expressly provided in the Lease or an amendment included in Exhibit "B," provided financing for, made loans or advances to, or invested in the business of Tenant.

     9. That, to the best of Tenant's knowledge, there is no apparent or likely contamination of the Real Property or the Premises by hazardous materials, and Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the Real Property or the Premises.

     10. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
                                  Exhibit I-1

     11. That this certification is made knowing that Lender is relying upon the representations herein made.


Date ______________________, ____   ST. JOHN KNITS, INC., a California
                                    corporation


                                    By
                                      ------------------------------------
                                    Typed Name:
                                               ---------------------------
                                    Title:
                                          --------------------------------
                                    Attest:
                                           -------------------------------
                                    Typed Name:
                                               ---------------------------
                                    Title:
                                          --------------------------------



                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
                                  Exhibit I-2

                       _________________________________

                               SOUTH COAST PLAZA

                       _________________________________

                                 P.O. BOX 1486
                         COSTA MESA, CALIFORNIA 92626


                                 SALES REPORT


Name of Tenant _________________________________________________________________

Sales for the Period from ____________ to _____________ (exclusive of sales tax)

Amount _______________________________

Submitted by ___________________________________________________________________
                                     (signature and title)

Date _________________________________


PLEASE MAIL THIS REPORT WITH
PERCENTAGE RENT (IF APPLICABLE) TO:
                                                          SOUTH COAST PLAZA
                                                          P.O. BOX 1486
                                                          COSTA MESA, CALIFORNIA
                                                                           92626

                                   EXHIBIT J


                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.

therefor first approved by the other Parties hereto, which approvals shall not be unreasonably withheld. Provided, however, that the foregoing obligations shall extend only to such construction as is required by the failure of a Party to rebuild its Store, and shall not extend to reconstruction of any portion of the Enclosed Mall occasioned by damage to or destruction of all or a portion of the Enclosed Mall. Nothing herein contained shall be deemed to abrogate or diminish the obligations of May set forth in paragraph 11.

10.  INDEMNIFICATION AND PUBLIC LIABILITY INSURANCE
     ----------------------------------------------

     (a) Segerstrom, Sears, May, Federated and Saks each covenants and agrees to indemnify and hold harmless the other Parties respectively, from and against any and all claims, costs, expenses (including attorneys' fees and/or court costs) and liabilities arising from or in respect of:

          (i) The death of or any accident, injury, loss or damage whatsoever caused to any Person or to the property of any Person, as shall occur in or on the Tract of such indemnifying Party and, as to Segerstrom (and to the extent provided in the last unnumbered paragraph of paragraph 3(k), Sears), Parking Structure 3, during the period from the date of this Agreement to and including the Termination Date (except to the extent such claims, costs, expenses and liabilities shall arise from or in respect of negligence or fault of the Party or Parties so indemnified, or their respective agents, employees, servants, tenants, or concessionaires);

          (ii) Any act or omission whatsoever, to the extent such act or omission involves negligence, of the indemnifying Party and/or its respective agents, servants, employees and/or tenants, or subtenants and/or the agents, servants or employees of such subtenants with respect to Tracts of such other Parties respectively, and any part or parts thereof and any improvement or improvements located thereon (including, to the extent provided in paragraph 3(k), Segerstrom and Sears with respect to Parking Structure 3); and

          (iii) Any activity undertaken by any such indemnifying Party pursuant to the provisions of paragraphs 2(b), 2(c), 3(h), 3(l), 3(m), 7, 8 and 9 hereof.

     (b) Each Party shall at all times prior to the Termination Date maintain in force and effect the following insurance covering its Tract and all Improvements located thereon and, in the case of Segerstrom, Parking Structure 3:

          (i) Comprehensive public liability insurance in the amount of at least Two Million Dollars ($2,000,000) for each occurrence, non-aggregate, resulting in personal injury to or death of one Person, and consequential damages arising therefrom, and in the amount of at least Five Million Dollars ($5,000,000) for each occurrence, non-aggregate resulting in personal injury to or the death of more than one Person and consequential damages arising therefrom;

          (ii) Comprehensive property damage liability insurance in the amount of at least One Million Dollars ($1,000,000) per occurrence, non-aggregate; and

          (iii) Insurance, in the same liability amounts set forth in causes (i) and (ii) above, covering the indemnification obligations of each Party to the other Parties contained in clauses (i),

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
10(b)                                 38

                                   EXHIBIT K

(ii) and (iii) of paragraph 10(a) above (i.e., contractual liability insurance).

     (c) All of the insurance required to be maintained by the Parties pursuant to subparagraph (b) of this paragraph 10 shall:

          (i) Be effected pursuant to a valid and enforceable policy or policies or contract or contracts of insurance issued by an insurer or insurers of recognized responsibility as to which policies all premiums thereon are paid in full and all other obligations of the policyholder thereunder are fully performed; provided, however, that nothing contained in this section (i) shall be deemed to prohibit the obtaining of policies or contracts of insurance which may cover any other property or properties real and/or personal of any Person(s), including Segerstrom, Sears, May, Federated or Saks as the case may be, in addition to the property covered pursuant to subparagraph (b) of this paragraph 10, and any other liabilities of any Person(s), including Segerstrom, Sears, May, Federated or Saks, as the case may be, in addition to the liabilities covered pursuant to subparagraph (b) of this paragraph 10, provided that there shall be allocation of premiums, reserves and coverage sufficient to satisfy all requirements of this paragraph 10 with respect to the Tract so insured;

          (ii)  Name the other Parties, respectively, as additional insureds;

          (iii) Contain a severability of interests endorsement; and

          (iv) Contain an agreement by such insurer or insurers that it shall give at least thirty (30) days' prior written notice to the other Parties (with respect to the property and liability insurance required to be carried hereunder) in the event of (A) any change in the scope or coverage provided by such insurance, (B) cancellation or non-renewal by the carrier of such insurance or (C) any reduction in the liability amount provided below the amounts of coverage required hereunder.

     (d) Each Party shall, on request and promptly after the date of receipt of the written request therefor by any Party, furnish each of the other Parties with a certificate or certificates (with an endorsement of premium payment thereon) evidencing all such insurance coverage (and any renewals thereof) required to be maintained by such Party pursuant to subparagraph (b) of this paragraph 10 and compliance with the requirements contained in clauses (ii) through (iv) of paragraph 10(c) above.

     (e) Notwithstanding anything contained to the contrary in subparagraphs
(b), (c) and (d) of this paragraph 10, the insurance required under subparagraph
(b) may be carried under any plan of self-insurance from time to time maintained by Segerstrom, Sears, May, Federated and Saks, respectively (but not by any successor or assignee of Segerstrom, Sears, May, Federated or Saks other than a wholly-owned subsidiary or a successor by merger, consolidation or transfer of substantially all assets, provided that such successor or subsidiary first covenants, in writing, to be bound by the insurance and indemnity obligations of the Party whose insurance is so provided, for the benefit of all other Parties), provided that the Party so self-insuring has, and continues to maintain, adequate reserves or resources for the risks so self-insured against and the Party so self-insuring furnishes to the other Parties hereto reasonable evidence of the adequacy of such reserves or resources. Any Party with a

                                                           LANDLORD'S   TENANT'S
                                                            INITIALS    INITIALS
                                                           ----------   --------
                                                             J.E.S.        DD
                                                             H.T.S.
10(e)                                 39

                                   EXHIBIT K